ENGINEERING, PROCUREMENT AND
                      CONSTRUCTION CONTRACT


                   dated as of August 17, 2010

                         By and Between

                      Seaboard Corporation

                               And

                       WARTSILA FINLAND OY


                               For

         106 MW GAS FIRED (108 MW HEAVY FUEL OIL FIRED)
                    BARGE-MOUNTED POWER PLANT

             TO BE LOCATED IN THE DOMINICAN REPUBLIC

                        TABLE OF CONTENTS


  TABLE OF CONTENTS                                            I
  RECITALS                                                     1
  ARTICLE I. AGREEMENT; INTERPRETATION; DEFINITIONS            1
  1.1         DOCUMENTS INCLUDED                               1
  1.2         ENTIRE AGREEMENT                                 2
  1.3         CONFLICTING PROVISIONS                           3
  1.4         RULES OF INTERPRETATION                          3
       1.4.1  TERMINOLOGY                                      3
       1.4.2  HEADINGS                                         4
       1.4.3  JOINT RESPONSIBILITY FOR DRAFTING                4
       1.4.4  OBLIGATION TO ACT IN GOOD FAITH, ETC.            4
       1.4.5  DEFINITIONS                                      4
  ARTICLE II. RESPONSIBILITIES OF OWNER                       15
  2.1         OWNER'S RESPONSIBILITIES                        15
       2.1.1  ACCESS TO JOB SITE                              15
       2.1.2  EASEMENTS                                       16
       2.1.3  CONSTRUCTION UTILITIES                          16
       2.1.4  OWNER'S REPRESENTATIVE                          16
       2.1.5  OWNER'S GOVERNMENTAL APPROVALS                  16
       2.1.6  REGISTRATION AND FINANCING REQUIREMENTS         17
       2.1.7  OPERATING PERSONNEL                             17
       2.1.8  CUSTOMS CLEARANCE                               17
       2.1.9  INTERCONNECTIONS TO THE UTILITY                 18
       2.1.10 RELEVANT INFORMATION FOR CONTRACTOR             18
       2.1.11 SPARE PARTS                                     18
       2.1.12 OTHER ITEMS OF OWNER SUPPLY                     18
       2.1.13 PAYMENT OBLIGATIONS TO CONTRACTOR               18
  2.2         HAZARDOUS MATERIALS                             18
  2.3         ITEMS REQUIRED FOR CHECK-OUT, START-UP AND
               PERFORMANCE TESTING                            18
  2.4         COMPLIANCE WITH APPLICABLE LAWS                 19
  2.5         ENGAGEMENT OF OWNER'S ENGINEER                  19
  2.6         OWNER'S SITE WORKS                              19
  2.7         LETTER OF CREDIT                                19
  ARTICLE III. RESPONSIBILITIES OF CONTRACTOR                 20
  3.1         CONTRACTOR'S GENERAL OBLIGATION TO PROVIDE
               FACILITY                                       20
  3.2         SPECIFIC OBLIGATIONS                            20
       3.2.1  HANDLING OF EQUIPMENT AND MATERIALS, ETC        20
       3.2.2  QUALITY OF EQUIPMENT AND MATERIALS, ETC         21
       3.2.3  CONSTRUCTION MEANS, METHODS, ETC                21
       3.2.4  KEY PERSONNEL                                   21
       3.2.5  MAINTENANCE OF JOB SITE                         21
       3.2.6  JOB SITE SAFETY                                 22
       3.2.7  INTERCONNECTION TO THE UTILITY                  22
       3.2.8  SPECIAL TOOLS, SPARE PARTS RECOMMENDATIONS      22

       3.2.9  TEMPORARY OPERATING PERSONNEL                   22
       3.2.10 CONTRACTOR'S PROJECT MANAGER                    22
       3.2.11 ENGINEERING AND DESIGN                          22
       3.2.12 CONSTRUCTION AND CONSTRUCTION MANAGEMENT        23
       3.2.13 PROCUREMENT                                     23
       3.2.14 CONTRACTOR'S TOOLS AND CONSTRUCTION EQUIPMENT   23
       3.2.15 TAXES AND OTHER CHARGES                         23
  3.3         RELEVANT INFORMATION; ASSISTANCE TO OWNER IN
               DEALINGS WITH UTILITY AND GOVERNMENTAL UNITS,
               ETC                                            23
  3.4         SURPLUS MATERIALS                               23
  3.5         HAZARDOUS MATERIALS                             23
  3.6         EMPLOYMENT OF LICENSED PERSONNEL AND LABOR
               RELATIONS                                      24
  3.7         COMPLIANCE WITH APPLICABLE LAWS                 24
  3.8         CONTRACTOR GOVERNMENTAL APPROVALS               24
  3.9         INSPECTION OF SITE                              25
  3.10        CONTRACTOR PERFORMANCE GUARANTY                 25
  3.11        TRANSPORTATION                                  25
  3.12        STORAGE AND RELATED MATTERS                     25
  3.13        TESTING                                         25
  3.14        JOB SITE, SHIPYARD AND OTHER ACCESS             25
  3.15        EMPLOYEE IDENTIFICATION; JOB SITE SECURITY      26
  3.16        FURTHER ASSURANCES                              26
  3.17        COOPERATION WITH OTHERS                         26
  3.18        SAFETY PRECAUTIONS                              26
  3.19        INSPECTIONS                                     26
  3.20        PAYMENT                                         26
  3.21        SURVEYOR                                        27
  ARTICLE IV. REPRESENTATIONS AND WARRANTIES                  27
  4.1         REPRESENTATIONS AND WARRANTIES OF OWNER         27
       4.1.1  DUE ORGANIZATION, POWER AND AUTHORITY           27
       4.1.2  BINDING OBLIGATION                              27
       4.1.3  NO EXISTING BREACH OR DEFAULT                   27
       4.1.4  NO PENDING LITIGATION, ETC.                     27
       4.1.5  COMPLIANCE WITH LAWS                            28
  4.2         REPRESENTATIONS AND WARRANTIES OF CONTRACTOR    28
       4.2.1  DUE ORGANIZATION, POWER AND AUTHORITY           28
       4.2.2  BINDING OBLIGATION                              28
       4.2.3  NO EXISTING BREACH OR DEFAULT                   28
       4.2.4  NO PENDING LITIGATION, ETC.                     28
       4.2.5  CONTRACTOR QUALIFIED TO PERFORM THE WORK        28
       4.2.6  PATENTS, LICENSES, FRANCHISES                   29
       4.2.7  COMPLIANCE WITH LAWS                            29
       4.2.8  THE AGREEMENT                                   29
       4.2.9  APPLICABLE LAWS AND APPLICABLE CODES AND
               STANDARDS                                      29

  ARTICLE V. CONTRACT AMOUNT AND OTHER CHARGES                29
  5.1         CONTRACT AMOUNT                                 29
  5.2         TAXES                                           30
       5.2.1  RESPONSIBILITY OF OWNER                         30
       5.2.2  RESPONSIBILITY OF OWNER                         30
  ARTICLE VI. PAYMENT TERMS                                   30
  6.1         PAYMENT OF CONTRACT AMOUNT                      30
       6.1.1  MILESTONE PAYMENT SCHEDULE; DOWN PAYMENT        30
       6.1.2  MILESTONE PAYMENTS                              30
       6.1.3  PAYMENT AT COMMERCIAL OPERATION                 31
       6.1.4  PAYMENT UPON FINAL COMPLETION                   31
       6.1.5  INTEREST                                        32
  6.2         PAYMENT DISPUTES                                32
       6.2.1  PARTIAL PAYMENT; ACCRUAL OF INTEREST            32
       6.2.2  RESOLUTION OF DISPUTES                          32
  6.3         FORM AND MANNER OF PAYMENTS                     32
  6.4         NO PAYMENT IN THE EVENT OF MATERIAL BREACH.     33
  6.5         PAYMENT NOT ACCEPTANCE                          33
  ARTICLE VII. COMMENCEMENT OF THE WORK; TERMINATION          33
  7.1         EFFECTIVE DATE                                  33
  7.2         [INTENTIONALLY OMITTED]                         33
  7.3         COMMENCEMENT OF WORK                            34
  7.4         CANCELLATION                                    34
  7.5         TERMINATION; SURVIVAL OF PROVISIONS             34
  ARTICLE VIII. DOCUMENTATION                                 34
  8.1         DELIVERY OF PRELIMINARY DESIGN DRAWINGS         34
       8.1.1  NO OWNER RESPONSE                               35
       8.1.2  COMMENT OR APPROVAL BY OWNER                    35
       8.1.3  DISAPPROVAL BY OWNER                            35
  8.2         DELIVERY OF JOB BOOKS AND OPERATING MANUALS     35
  8.3         CONTENT OF JOB BOOKS                            36
  ARTICLE IX. INSPECTION AND CORRECTION OF WORK               38
  9.1         PERIODIC INSPECTIONS                            38
  9.2         CORRECTION OF WORK                              38
       9.2.1  CORRECTION OF WORK PRIOR TO COMMERCIAL
               OPERATION                                      38
       9.2.2  CORRECTION OF WORK AFTER COMMERCIAL OPERATION   38
  9.3         OBSERVANCE OF TESTS                             39
  9.4         QUALITY ASSURANCE                               39
  ARTICLE X. COMPLETION OF THE WORK                           39
  10.1        ACTION BY OWNER AND OWNER'S ENGINEER WITH
               RESPECT TO COMPLETION CERTIFICATES             39
  10.2        TEST GUIDELINES; TEST PROCEDURES                40
  10.3        SCHEDULE, CONDUCT AND OBSERVATION OF
               PRELIMINARY TESTS                              40
  10.4        MECHANICAL COMPLETION                           40
       10.4.1 CONDITIONS FOR MECHANICAL COMPLETION            40
       10.4.2 ISSUANCE OF MECHANICAL COMPLETION CERTIFICATE   41

  10.5        PERFORMANCE TESTS                               41
       10.5.1 CONDUCT OF PERFORMANCE TESTS                    41
       10.5.2 MINIMUM PERFORMANCE STANDARDS ACHIEVED BUT
               FAILURE TO MEET ACHIEVE PERFORMANCE
               GUARANTEES                                     42
       10.5.3 MINIMUM PERFORMANCE STANDARDS NOT ACHIEVED      42
       10.5.4 ISSUANCE OF PERFORMANCE TEST COMPLETION
               CERTIFICATE                                    43
       10.5.5 DISPOSITION OF OUTPUT                           43
  10.6        COMMERCIAL OPERATION                            43
       10.6.1 CONDITIONS FOR COMMERCIAL OPERATION             43
       10.6.2 COMMERCIAL OPERATION PRIOR TO COMPLETION OF
               TESTING                                        44
       10.6.3 ISSUANCE OF COMMERCIAL OPERATION CERTIFICATE    44
  10.7        DELAYS IN COMMERCIAL OPERATION NOT DUE TO
               FAULT OF CONTRACTOR                            44
       10.7.1 DELAY IN COMPLETION OF UTILITY
               INTERCONNECTION OF LOAD                        44
       10.7.2 DELAY IN PERFORMANCE TESTS                      45
  10.8        PUNCH LIST                                      45
  10.9        SUBSTANTIAL COMPLETION                          46
       10.9.1 CONDITIONS FOR SUBSTANTIAL COMPLETION           46
       10.9.2 ISSUANCE OF SUBSTANTIAL COMPLETION CERTIFICATE  47
  10.10       FINAL COMPLETION                                47
       10.10.1CONDITIONS FOR FINAL COMPLETION                 47
       10.10.2ISSUANCE OF FINAL COMPLETION CERTIFICATE        48
  10.11       LIQUIDATED DAMAGES                              48
       10.11.1DELAY LIQUIDATED DAMAGES                        48
       10.11.2NET ELECTRICAL CAPACITY LIQUIDATED DAMAGES      48
       10.11.3NET ELECTRICAL OUTPUT LIQUIDATED DAMAGES        48
       10.11.4HEAT RATE LIQUIDATED DAMAGES                    48
       10.11.5LIQUIDATED DAMAGES NOT PENALTY                  49
       10.11.6CUMULATIVE REMEDIES                             49
  10.12       CONTRACTOR BONUSES                              49
       10.12.1EARLY COMPLETION BONUS                          49
       10.12.2ADDITIONAL EARLY COMPLETION BONUS               50
  10.13       GUARANTEED COMPLETION                           50
  ARTICLE XI. CHANGE ORDERS                                   50
  11.1        OWNER REQUESTED CHANGE ORDERS                   50
  11.2        CONTRACTOR REQUESTED CHANGE ORDERS              51
       11.2.1 CONTRACTOR CHANGE ORDER                         51
       11.2.2 CONTRACTOR PRELIMINARY NOTICE                   52
       11.2.3 CONTRACTOR FAILURE TO PROVIDE PRELIMINARY
               NOTICE                                         52
  11.3        DELAY CAUSED BY OWNER, PRE-EXISTING HAZARDOUS
               MATERIALS, SUBSURFACE CONDITIONS OR CHANGES
               IN LAW                                         52
  11.4        DISPUTES WITH RESPECT TO CHANGE ORDERS          53
  11.5        DOCUMENTATION                                   53
  11.6        EFFECT OF FORCE MAJEURE EVENT                   53
  11.7        BASIS FOR COMPENSATION FOR COSTS                53

  11.8        RECORDS AND AUDIT RIGHTS                        54
       11.8.1 CONTRACTOR RECORDS                              54
       11.8.2 GENERAL AND ADMINISTRATIVE RATES                55
  11.9        MITIGATION                                      55
  11.10       ACCORD AND SATISFACTION                         55
  11.11       ADJUSTMENT ONLY THROUGH CHANGE ORDER            55
  ARTICLE XII. SUBCONTRACTS.                                  55
  12.1        SUBCONTRACTORS                                  55
  12.2        MAJOR SPECIALTY CONSULTANTS, SUBCONTRACTORS
               AND EQUIPMENT SUPPLIERS                        55
  12.3        NO PRIVITY WITH SUBCONTRACTORS                  56
  12.4        REVIEW AND APPROVAL NOT RELIEF OF CONTRACTOR'S
               LIABILITY                                      56
  12.5        OWNER'S RIGHTS                                  56
  12.6        SUBCONTRACTS                                    56
  ARTICLE XIII. WARRANTIES                                    56
  13.1        CONTRACTOR'S WARRANTY                           56
  13.2        WARRANTY PERIOD                                 56
  13.3        CONDITIONS OF WARRANTY                          57
  13.4        REMEDY                                          57
  13.5        SUBCONTRACTOR WARRANTIES                        58
  13.6        LIMITED WARRANTY                                59
  13.7        WARRANTY BOND                                   59
  ARTICLE XIV. TITLE; RISK OF LOSS                            59
  14.1        CLEAR TITLE                                     59
  14.2        RISK OF LOSS                                    60
  14.3        CONTRACTOR'S DRAWINGS, ETC. FOR USE BY OWNER    61
       14.3.1 RIGHTS IN WORK PRODUCT                          61
       14.3.2 REUSE OF DOCUMENTS WORK PRODUCT FOR OTHER
               FACILITIES                                     61
       14.3.3 OWNER PROVIDED DOCUMENTS                        61
  ARTICLE XV. OPERATOR TRAINING                               61
  15.1        TRAINING PROGRAM                                61
  15.2        CAPABLE OPERATING PERSONNEL                     62
  15.3        RESPONSIBILITY FOR OPERATING PERSONNEL          62
  ARTICLE XVI. TERMINATION                                    62
  16.1        EVENTS OF DEFAULT BY CONTRACTOR                 62
       16.1.1 UNAUTHORIZED ASSIGNMENT                         63
       16.1.2 BREACH OF REPRESENTATION                        63
       16.1.3 VIOLATION OF APPLICABLE LAWS                    63
       16.1.4 LATE COMPLETION                                 63
       16.1.5 FAILURE OF CONTRACTOR PERFORMANCE GUARANTY      63
       16.1.6 MATERIAL DEFAULT                                63
       16.1.7 BANKRUPTCY                                      63
       16.1.8 PAYMENT SECURITY DEFAULT                        63
       16.1.8 ABANDONMENT                                     63
       16.1.9 FAILURE TO PROSECUTE THE WORK                   63
       16.1.10FAILURE TO MAINTAIN INSURANCE                   63

  16.2        OWNER'S REMEDIES AGAINST CONTRACTOR             64
  16.3        ADDITIONAL OWNER'S RIGHTS UPON CONTRACTOR
               DEFAULT                                        64
  16.4        GENERAL OBLIGATIONS                             65
       16.4.1 INVENTORY EQUIPMENT, ETC.                       65
       16.4.2 DELIVER DESIGN WORK PRODUCT AND INFORMATION     65
       16.4.3 SUPPLY PROPRIETARY COMPONENTS                   65
  16.6        EVENTS OF DEFAULT BY OWNER                      65
       16.5.1 UNAUTHORIZED ASSIGNMENT                         66
       16.5.2 BREACH OF REPRESENTATION                        66
       16.5.3 PAYMENT DEFAULT                                 66
       16.5.4 BANKRUPTCY                                      66
  16.5         PAYMENT SECURITY DEFAULT                       66
  16.6         CONTRACTOR REMEDIES                            66
       16.6.1 RIGHT OF TERMINATION AND SUSPENSION             66
       16.6.2 OWNER'S PAYMENT OBLIGATION                      67
  ARTICLE XVII. FORCE MAJEURE                                 67
  17.1        DEFINITION                                      67
  17.2        BURDEN OF PROOF                                 68
  17.3        FAILURE TO PERFORM DUE TO AN EVENT OF FORCE
               MAJEURE                                        68
       17.3.1 CONTRACTOR BREACH OF AGREEMENT                  68
       17.3.2 OWNER BREACH OF AGREEMENT                       68
  17.4        NOTICE OF FORCE MAJEURE                         68
  ARTICLE XVIII. INSURANCE                                    69
  18.1        INSURANCE                                       69
  18.2        INSURANCE CARRIED BY OWNER                      69
  18.3        RIGHT OF OWNER TO PROCURE CONTRACTOR
               INSURANCE                                      69
  18.4        POLICY TERMS AND CONDITIONS                     69
  18.5        SUBCONTRACTORS' INSURANCE                       70
  18.6        CONTRACTOR'S WAIVER                             70
  18.7        OBLIGATIONS NOT RELIEVED                        70
  ARTICLE XIX. INDEMNIFICATION                                70
  19.1        CONTRACTOR GENERAL INDEMNIFICATION              70
  19.2        ADDITIONAL CONTRACTOR INDEMNIFICATION           71
  19.3        PATENT INDEMNIFICATION                          71
  19.4        OWNER GENERAL INDEMNIFICATION                   72
  19.5        HAZARDOUS MATERIALS INDEMNIFICATION             72
       19.5.1 CONTRACTOR INDEMNIFIED PARTIES                  72
       19.5.2 OWNER INDEMNIFIED PARTIES                       72
  19.6        NOTICE                                          73
  19.7        FAILURE TO DEFEND ACTION                        73
  19.8        ENFORCEABILITY                                  73
       19.8.1 INDEMNITY, DEFENSE AND HOLD HARMLESS
               OBLIGATIONS                                    74
       19.8.2 APPLICABLE LAW                                  74
  ARTICLE XX. NON-DISCLOSURE OF INFORMATION                   74
  20.1        PROPRIETARY INFORMATION                         74
  20.2        EXCEPTIONS                                      74

  20.3        PRESS RELEASES                                  74
  20.4        EQUITABLE RELIEF                                75
  ARTICLE XXI. ASSIGNMENT; FINANCING                          75
  21.1        ASSIGNMENT                                      75
  21.2        FINANCING                                       75
       21.2.1 OWNER ASSIGNMENT TO FINANCING PARTIES;
               ASSUMPTION BY FINANCING PARTIES                75
       21.2.2 DOCUMENTS TO BE PROVIDED BY CONTRACTOR          75
       21.2.3 INFORMATION FOR FINANCING PARTIES               75
       21.2.4 RIGHT TO INSPECT                                76
       21.2.5 NOTICES TO FINANCING PARTIES                    76
       21.2.6 AMENDMENTS REQUIRED BY FINANCING PARTIES        76
  ARTICLE XXII. INDEPENDENT CONTRACTOR                        76
  22.1        INDEPENDENT CONTRACTOR                          76
  22.2        CONTRACTOR'S RESPONSIBILITIES FOR ITS
               EMPLOYEES                                      76
  22.3        RESPONSIBILITIES OF CONTRACTOR AS PRINCIPAL
               FOR ITS EMPLOYEES                              76
  ARTICLE XXIII. LIENS AND CLAIMS                             77
  ARTICLE XXIV. NOTICES AND COMMUNICATIONS                    78
  24.1        NOTICES                                         78
  24.2        EFFECTIVENESS OF NOTICES                        79
  ARTICLE XXV. DISPUTE RESOLUTION                             79
  25.1        NEGOTIATION OF DISPUTES AND DISAGREEMENTS       79
  25.2        ARBITRATION RESOLUTION                          79
       25.2.1 ARBITRATION RULES AND ARBITRATORS               79
       25.2.2 AWARD                                           80
       25.2.3 DISCOVERY                                       80
       25.2.4 JOINDER                                         80
  25.3        CONSENT TO JURISDICTION                         80
  25.4        CONTINUATION OF WORK                            81
  ARTICLE XXVI. LIMITATION OF LIABILITY                       81
  26.1        MAXIMUM LIABILITY                               81
  26.2        CONSEQUENTIAL DAMAGES                           81
  26.3        RELEASES VALID IN ALL EVENTS                    81
  26.4        SCOPE OF RELEASES                               81
  ARTICLE XXVII. DRUG AND ALCOHOL-FREE WORKPLACE              82
  ARTICLE XXVIII. PROJECT PLANNING AND CONTROL                82
  28.1        PROJECT SCHEDULE AND CPM SCHEDULE               82
       28.1.1 PROJECT SCHEDULE                                82
       28.1.2 CPM SCHEDULE SUBMISSION                         83
       28.1.3 PROGRESS UPDATES TO CPM SCHEDULE                83
       28.1.4 APPROVAL OF BASELINE CPM SCHEDULE AND UPDATES
               TO CPM SCHEDULE                                83
  28.2        PROGRESS REPORTS AND MEETINGS                   83
  28.3        PROJECT IMPLEMENTATION PLAN                     84
  28.4        RECOVERY SCHEDULE                               85

  ARTICLE XXIX. MISCELLANEOUS                                 85
  29.1        VALIDITY AND ENFORCEABILITY                     85
  29.2        GOVERNING LAW                                   86
  29.3        WAIVER                                          86
  29.4        THIRD-PARTY BENEFICIARIES                       86
  29.5        CONTRACTOR'S EMPLOYEES                          86
  29.6        FOREIGN CORRUPT PRACTICES ACT                   86
  29.7        COUNTERPARTS                                    86

       ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT


     This ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT is made and entered into as of August 17, 2010, by and between Seaboard Corporation, a company organized and existing under the laws of Delaware, with offices located at 9000 West 67 Street, Suite 300, Merriam, Kansas 66202 ("Owner"), and WARTSILA FINLAND OY, a company incorporated under the laws of Finland, with offices located at Tarhaajantie 2, FIN-65100 Vaasa, Finland ("Contractor").

                            RECITALS


     WHEREAS, Owner wishes to have constructed a gas diesel engine combined cycle barge-mounted generating power plant, including supply of land-based transformers and substation equipment (as more fully described below, the "Facility" or "Project"), with a total net capacity of 106 MW (108 MW when running on Heavy Fuel Oil) for the delivery and sale of electricity in the Dominican Republic; and

     WHEREAS, Contractor is in the business of providing  design,
engineering,   equipment  procurement,  construction,   Start-up,
testing and training services for gas diesel engine generating barge-mounted power plant projects; and

     WHEREAS, Owner wishes to contract with Contractor for the design, engineering, procurement, construction, Start-up, and testing of the aforementioned Facility and training related thereto; and

     WHEREAS, the parties desire to set forth the terms and conditions under which Contractor will provide and Owner will pay for such goods and services;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

                           ARTICLE I.

             AGREEMENT; INTERPRETATION; DEFINITIONS

     1.1 Documents Included. This Engineering, Procurement and Construction Contract between Owner and Contractor (this "Agreement"), as may be amended from time to time in accordance herewith, consists of this document and the following annexes and exhibits which are attached hereto or shall be attached hereto in accordance with the provisions of this Agreement (collectively, "Appendices"), and which are specifically made a part hereof by this reference:

          Annex A -          Technical Specification
          Annex A.1 -        Spare Parts List W 18V50DF
          Annex A.2 -        W 50 Hand Tools
          Annex A.3 -        Turbo-charger TPL 76C List of Tools

          Annex A.4 -        ME Service Tools V50DF
          Annex A.5 -        Steam Turbine Spare Parts
          Annex A.6 -        HFO Separator Tools
          Annex A.7 -        Lube Oil Separator Tools
          Annex A.8 -        Emissions Data Sheet
          Annex B -          Scope of Supply List
          Annex C -          List of Preliminary Design Drawings
          Exhibit 2.1.1 -    Facility and Job Site Map
          Exhibit 2.1.5 -    List of Governmental Approvals to be
                             Obtained
          Exhibit 2.7 -      Term Sheet ofIrrevocable Import Letter
                             of Credit
          Exhibit 3.11 -     Form of Contractor Performance Guaranty
          Exhibit 3.2.4 -    List of Key Personnel
          Exhibit 6.1.1 -    Milestone Payment Schedule
          Exhibit 6.1.2(A) - Form of Invoice
          Exhibit 6.1.2(B) - Form of Milestone Completion Certificate
          Exhibit 6.1.2(C) - Form  of  Contractor's  Intermediate
                             "Lien and Claim Waiver" Certificate
          Exhibit 6.1.2(D) - Form of Subcontractor's Intermediate
                             "Lien and Claim Waiver" Certificate
          Exhibit 6.1.4(A) - Form of Contractor's Final "Lien and
                             Claim Waiver" Certificate
          Exhibit 6.1.4(B) - Form of Subcontractor's Final  "Lien
                             and Claim Waiver" Certificate
          Exhibit 10.2 -     Performance Test Guidelines
          Exhibit 10.4.2 -   Form of Mechanical Completion Certificate
          Exhibit 10.5.4 -   Form of Performance Test Completion
                             Certificate
          Exhibit 10.6.2 -   Form of Commercial Operation Certificate
          Exhibit 10.8.2 -   Form of Substantial Completion Certificate
          Exhibit 10.10.2 -  Form of Final Completion Certificate
          Exhibit 11.1(A)    Form of Unilateral Change Order
          Exhibit 11.1(B)    Form of Mutual Change Order
          Exhibit 12.1       Approved Subcontractors
          Exhibit 13 -       Form of Warranty Bond
          Exhibit 14.1 -     Form of Bill of Sale
          Exhibit 16.6.2 -   Termination Payment Schedule
          Exhibit 18.1 -     Contractor Furnished Insurance
          Exhibit 28.1 -     Project Schedule

     1.2 Entire Agreement. Any Work (as hereinafter defined) described in this Agreement which was performed or caused to be performed by Contractor prior to the execution of this Agreement, including all such Work performed pursuant to the Letter Agreement and Side Letter, shall be deemed to have been performed under this Agreement. This Agreement sets forth the full and complete understanding of the Parties relating to the subject matter hereof as of the date first above stated, and supersedes any and all negotiations, agreements and representations made or dated prior thereto, including the Letter Agreement and Side Letter. Any payments made by Owner under the Letter Agreement and Side Letter and any Work performed  by  Contractor  under  the  Letter  Agreement and Side
Letter shall be deemed to have been made or performed, as applicable, pursuant to this Agreement and shall be governed by and subject to the terms of this Agreement. Subsequent to the date hereof, this Agreement may be supplemented, modified or otherwise amended by mutual agreement or in accordance with the terms of this Agreement. Such amendments, if any, must be in the form of a written amendment to this Agreement, and, except as set forth in unilateral Change Orders issued by Owner to Contractor hereunder, signed by authorized representatives of both Parties to this Agreement.

     1.3 Conflicting Provisions. In the event of any conflict or inconsistency between or among this document and the Appendices, such conflict shall be resolved in accordance with the following order of precedence: (a) this document; (b) Annex A; (c) Annex B;
(d) the other Appendices. Either Party, upon becoming aware of any conflict or inconsistency among any of the components of this Agreement, shall promptly notify the other Party in writing of such conflict or inconsistency. Any conflict or inconsistency
which   cannot  be  resolved  by  the  Parties  to  their  mutual
satisfaction shall be resolved in accordance with the provisions of ARTICLE XXV.

     1.4  Rules of Interpretation.

            1.4.1 Terminology. Unless otherwise required by the context in which any term appears:

               (i) Capitalized terms used in this Agreement shall have the meanings specified in this Article or defined elsewhere in this Agreement.

              (ii) The singular shall include the plural and the masculine shall include the feminine and neuter.

             (iii) References to "Articles," "Sections," "Annexes", or "Exhibits" shall be to articles, sections, annexes, or exhibits of this Agreement, and references to paragraphs or clauses shall be to separate paragraphs or clauses of the section or subsection in which the reference occurs.

              (iv) The words "herein," "hereof" and "hereunder" shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement; the words "include," "includes" or "including" shall mean "including, but not limited to;" and the words "best efforts" shall mean a level of effort which, in the exercise of reasonable judgment in the light of facts known at the time a decision is made, can be expected to accomplish the desired result at a reasonable cost, consistent with Prudent Electric Practices.

               (v) The term "day" shall mean calendar day (beginning at 12:00 a.m. and ending at 11:59 p.m.), in the location where the relevant (a) payment of funds is to be received, (b) notice is to be received, or (c) performance is to be made; and the term "business day" shall mean a weekday on which commercial banks are commonly open in the relevant location as aforesaid; provided, that in the case of (c), if performance is to be made at the Job Site and if work is normally scheduled to be conducted at the Job Site on a weekend or holiday, then such day shall be considered a business day. Whenever an event is to be performed by a particular date, or a period ends on a particular date, and the date in question falls on a weekend, or on a day which is not a business day, the event shall be performed, or the period shall end, on the next succeeding business day. The term "month" shall mean a calendar month, and the term "year" shall mean a calendar year.

              (vi) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America, consistently applied.

             (vii) All references to a particular entity shall include such entity's successors and permitted assigns.

            (viii)  All  references  herein   to   any   contract
     (including this Agreement) or other agreement shall be to such contract or other agreement as amended and supplemented or modified to the date of reference.

              (ix) The Facility will operate on dual fuel, natural gas ("NG") and heavy fuel oil ("HFO") and will have net capacity of 106 MW when running on NG and 108 MW when running on HFO. With respect to any standards set out in this document which do not distinguish NG or HFO the first Arabic numeral shall mean when running on NG and the second parenthetical standard provided shall mean when running on HFO.

            1.4.2 Headings. The titles of the articles and sections herein have been inserted as a matter of convenience of reference only, and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

            1.4.3 Joint Responsibility for Drafting. This Agreement was negotiated and prepared by both Parties with advice of counsel to the extent deemed necessary by each Party; the Parties have agreed to the wording of this Agreement; and none of the provisions hereof shall be construed against one Party on the ground that such Party is the author of this Agreement or any part thereof.

            1.4.4 Obligation to Act in Good Faith, Etc. The Parties shall act reasonably and in accordance with the principles of good faith and fair dealing in the performance of this Agreement. Unless expressly provided in this Agreement that a Party may exercise its sole discretion with respect thereto, (i) where this Agreement requires the consent, approval, or similar action by a Party, such consent or approval shall not be unreasonably delayed, and (ii) wherever this Agreement gives a Party a right to determine, require, specify or take similar action with respect to a matter, such determination, requirement, specification or similar action shall be reasonable.

            1.4.5 Definitions. For the purposes of this Agreement, the following words and terms shall have the meanings specified below (other words and abbreviations that have well-known technical or trade meanings are used in this Agreement in accordance with such recognized meanings):

     Affiliate.   A  Person  who, with  respect  to  a  specified
Person, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified.

     Agreement.   As defined in Section 1.1.

     Appendices.  As defined in Section 1.1.

     Applicable Codes and Standards. Any and all codes, standards or requirements set forth herein (including the Specifications) or in any Applicable Laws, which codes, standards and requirements shall govern Contractor's performance of the Work, as provided herein. In the event of an inconsistency or conflict between any of the Applicable Codes and Standards, the highest performance standard as contemplated therein shall govern Contractor's performance under this Agreement. In all places in this Agreement where the Contractors make a representation, or have an obligation to ensure that the Work or Facility is or will be in compliance with all Applicable Codes and Standards as relates to Emissions, any such representation or obligation shall be satisfied upon the Work or Facility meeting the Environmental Requirements.

     Applicable Laws. All laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders and interpretations of any Governmental Unit, including Governmental Approvals, Environmental Laws, laws related to health and safety and Applicable Codes and Standards set forth in Applicable Laws, as may be in effect at the time of Contractor's performance under the Agreement. In all places in this Agreement where the Contractors make a representation, or have an obligation to ensure that the Work or Facility is or will be in compliance with all Applicable Laws as relates to Emissions, any such representation or obligation shall be satisfied upon the Work or Facility meeting the Environmental Requirements.

     Arbitration Rules.  As defined in Section 25.2.

     Barge. The portion of the Facility consisting of the hull, deck and superstructure upon which the Generator Sets and required electrical and auxiliary Equipment and Materials shall be installed as further described in the Specifications.

     Base Rate.  The rate of interest defined in Section 6.1.5.

     Books and Records.  As defined in Section 11.8.1.

     Change of Law. Any of the following events, to the extent they establish requirements materially affecting the performance of the Work that are materially more restrictive or burdensome than the requirements specified in this Agreement or have a material adverse effect on Contractor's cost of and schedule for performance of the Work: (a) The enactment, adoption, promulgation, modification or repeal, after the Effective Date, of any Applicable Laws; or (b) the imposition of any material condition on the issuance or renewal of any Governmental Approval after the Effective Date; or (c) the failure to issue or renew any Governmental Approval; provided, however, that none of the following shall be a Change of Law: (i) any Applicable Laws issued, enacted or adopted before the Effective Date but which does not become effective until after the Effective Date; (ii) the general requirements contained in any Governmental Approval at the time of application or issuance to comply with future laws, ordinances, codes, rules, regulations or similar legislation, or (iii) a change in applicable withholding, income or gross receipts tax law
enacted   or   effective   after   the  Effective   Date  by  any
Governmental Unit

     Change Order. A written order issued by Owner to Contractor pursuant to ARTICLE XI hereof after the execution of this Agreement, in the form of Exhibit 11.1(A), or a written instrument signed by both Parties after the execution of this Agreement in the form of Exhibit 11.1(B), authorizing an addition, deletion or revision in the Work, any change to the Contract Amount, and/or any adjustment to the Guaranteed Commercial Operation Date, Guaranteed Substantial Completion Date, Guaranteed Final Completion Date or Project Schedule.

     Check-out. The tests and procedures identified in Part II.B of the Test Guidelines (Exhibit 10.2).

     Classification Society.  As defined in Annex A.

     Commercial Operation. Satisfaction of the conditions set forth in Section 10.6.1, as evidenced by Owner's acceptance of the Final Completion Certificate in accordance with Section 10.1.

     Commercial Operation Certificate.  The certificate issued by
Contractor,  subject  to  Owner's  acceptance,  as  provided   in
Sections 10.1 and 10.6.2, certifying that Commercial Operation has been achieved.

     Compensable Costs.  As defined in Section 11.7.

     Completion Certificate. Any of the Milestone Completion Certificates, Mechanical Completion Certificate, Performance Test Completion Certificate, Commercial Operation Certificate, Substantial Completion Certificate and Final Completion Certificate.

     Construction Equipment. The equipment, machinery, structures, scaffolding, materials, tools, supplies and systems, purchased, owned, rented or leased by Contractor or its
Subcontractors for use in accomplishing the Work, but not intended for incorporation into the Project.

     Contract Amount. The amount in Euros payable to Contractor set forth in Section 5.1, as adjusted pursuant to the terms of this Agreement.

     Contractor.  Wartsila Finland Oy.

     Contractor Indemnified Parties.  As defined in Section 19.4.

     Contractor Performance Guaranty.  As defined in Section 3.10.

     Corrective Work.  As defined in Section 13.4

     CPM Schedule.  As defined in Section 28.1.2.

     Damages.  As defined in Section 19.1.

     Defect or Deficiency. Any failure, flaw, omission, fault, inadequacy, discrepancy or inefficiency in the Work or any component of the Work to conform to the requirements of this Agreement, including any breach of the warranty set forth in
Section 13.1.

     Delay Liquidated Damages.  As defined in Section 10.11.1.

     Direct Personnel Expense.  As defined in Section 11.7(i).

     Dispute.  As defined by 25.1.

     Dollar or $.  United States currency.

     Effective Date. The effective date of this Agreement, as defined in Section 7.1.

     Emissions. The air emission levels from the Engines at their stacks, the noise emission levels from the Facility, river cooling water flow, sanitary waste water after sewage treatment, boilers water blow down and the effluent emission levels in the discharge water after the oily water treatment system on the Barge in each case as determined during an Emissions Test.

     Emissions Guarantees. The guarantees that the Emissions, measured during an Emissions Test, will not exceed the limits set forth in Annex A.1.

     Emissions Tests. The tests conducted in accordance with the Test Procedures to determine the Emissions according to the terms of this Agreement.

     Engine.  A Wartsila 18V50DF engine.

     Environmental  Law.   Any  environmental  regulation,  rule,
ordinance, guidance document, or by-law of any Governmental Unit whether existing as of the date hereof, previously enforced or subsequently enacted.

     Environmental Requirements. The level of emissions set forth in Annex A.8, which are subject to the quality of fuel supplied by Owner.

     Equipment and Materials. All of the equipment, materials, machinery, apparatus, structures, supplies, parts, tools and other goods required by the terms of this Agreement to complete the Work and to be incorporated into the Facility, including the Generator Sets. Equipment and Materials shall not include any Construction Equipment.

     Euros.  The single currency of the European Union.

     Event of Contractor Default.  As defined in Section 16.1.

     Event of Owner Default.  As defined in Section 16.5.

     Extended Warranty Period.  As defined in Section 13.2.

     Facility. The complete, fully functional and operational 106 MW net pre-engineered dual fuel engine combined cycle barge-mounted generation power plant (108 MW when running on Heavy Fuel
Oil), excluding on-shore Work provided by the Owner, all as set forth in more detail in the Specifications or elsewhere in this Agreement, (and to the extent not specifically covered by the Specifications or other components of this Agreement, all other elements incidental thereto as would ordinarily be reasonably expected to be included in such an electric generation plant in accordance with the Specifications, the Scope of Work and Prudent Electric Practices), including facilities and all related systems and controls necessary to enable the Facility to fully satisfy the requirements for Final Completion as set forth herein located in Santo Domingo, Dominican Republic for the generation of electric power to the electricity grid of the Utility.

     Facility  Site.  The location of the Facility  described  in
Exhibit 2.1.1.

     Final Completion. Satisfaction of the conditions set forth in Section 10.10.1, as evidenced by Owner's acceptance of the Final Completion Certificate in accordance with Section 10.1.

     Final  Completion  Certificate.  The certificate  issued  by
Contractor,  subject  to  Owner's  acceptance,  as  provided   in
Sections 10.1 and 10.10.2, certifying that Final Completion has occurred.

     Financing Agreements. The agreement or agreements between Owner and Financing Parties respecting the financing of the Facility, as provided in ARTICLE XXI.

     Financing Parties. Any Person or Persons (and any trustee or agent acting on their behalf) providing debt or equity financing to Owner to provide funds for the development, design, construction and operation of the Facility, and any Person or Persons providing funds for refinancing or take-out of any such financing, including any indenture trustee representing such Person or Persons.

     Force Majeure.  As defined in Section 17.1.

     Gas.  Means natural gas.

     Generator Sets. The six (6) generator set units, each consisting of the assembly of an Engine, mechanical coupling and generator and the one (1) steam turbine generator set unit consisting of a steam turbine, generator, six (6) exhaust gas boilers and condenser, all of which are described in more detail in the Specifications and to be supplied and installed by Contractor on the Barge as part of the Work pursuant to this Agreement.

     Governmental Approval. Any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, or registration from, by or with any Governmental Unit required to be obtained or maintained in connection with the Project, the Job Site, the Shipyard, the performance of the Work, including the fabrication of the Equipment and Materials, construction of the Facility at the Shipyard, installation of the Facility or the ownership or operation of the Facility.

     Governmental Unit. Any national, state or local government, any political subdivision thereof, or any governmental, quasi-governmental, judicial, public or statutory instrumentality, administrative agency, authority, body or other entity having jurisdiction over the performance of the Work, the Facility or its operations (including the transmission of electricity from the Facility), or the health, safety or environmental conditions of the Facility, the Work, the Job Site, the Shipyard or otherwise over the Parties.

     Guaranteed Commercial Operation Date. The date which is 525 days after the Starting Date, subject to extension in accordance with the terms of this Agreement, by which date Contractor has committed to achieve Commercial Operation.

     Guaranteed  Final Completion Date.  The date  which  is  645 days after the Starting Date, subject to extension in accordance with the terms of this Agreement, by which date Contractor has committed to achieve Final Completion.

     Guaranteed Substantial Completion Date. The date which is 555 days after the Starting Date, subject to extension in accordance with the terms of this Agreement, by which date Contractor has committed to achieve Substantial Completion.

     Guarantor.     Contractor's   parent    company,    Wartsila
Corporation, a corporation organized and existing under the laws of Finland, with offices located at John Stenbergin ranta 2, P.O.
Box 196, FI-00531 Helsinki, Finland.

     Hazardous Materials. Any hazardous or toxic substance or hazardous or toxic waste, contaminant, or pollutant as defined in or regulated by Applicable Laws, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
section 9601 et seq., the Resource Conservation and Recovery Act, 41 U.S.C. section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. section 2601 et seq. and other applicable Environmental Laws.

     Heat Rate. The ratio of the total fuel consumed during a Heat Rate Test, based on the lower heating value of the fuel as determined according to American Society of Mechanical Engineers test methods, expressed in BTU, over the Net Electrical Capacity (expressed in kWh), such Net Electrical Capacity to be as measured at the high voltage side of the step-up transformer, during such Heat Rate Test. Fuel consumed will be measured by the flow meters, less any leakage, as provided with the Test Procedures. Test results will be adjusted to the Site Conditions from the average ambient conditions and the actual Net Electrical Capacity at the Facility during the Heat Rate Test in accordance with the Test Procedures. There will be no allowance for measurement tolerances of meters used in the Heat Rate Test.

     Heat Rate Guarantee. The guarantee that the Heat Rate of the Facility during a Heat Rate Test shall not exceed the limits set forth in Section A.O.2 of Annex A.

     Heat   Rate  Liquidated  Damages.   As  defined  in  Section
10.11.4.

     Heat   Rate  Test.   A  continuous  twelve  (12)  hour  test
conducted in accordance with the Test Procedures to determine the Heat Rate of the Facility.

     Heavy Fuel Oil or HFO.  Means heavy fuel oil.

     Hull.  As defined in Annex A.

     Indemnified Party.  As defined in Section 19.6.

     Indemnifying Party.  As defined in Section 19.6.

     Job Site. The Facility Site and staging, laydown and working areas designated for the installation and commissioning of the Facility and the conducting of the Performance Tests in Santo Domingo, Dominican Republic, as identified in Exhibit 2.1.1, including such additional areas as may, from time to time, be designated by Owner for Contractor's use hereunder.

     Key Personnel.  As defined in Section 3.2.5.

     Letter  Agreement.   The letter agreement  between  Seaboard
Corporation and Contractor dated August 15, 2009.

     Light Fuel Oil or LFO.  Means light fuel oil.

     Liquidated   Damages.    Delay   Liquidated   Damages    and
Performance Liquidated Damages.

     Maximum Heat Rate. A Heat Rate equal to one hundred and three percent (103%) of the Heat Rate Guarantee.

     Mechanical Completion. Satisfaction of the conditions set forth in Section 10.4.1, as evidenced by Owner's acceptance of the Mechanical Completion Certificate in accordance with Section
10.4.2.

     Mechanical Completion Certificate. The certificate issued by Contractor, subject to Owner's acceptance, as provided in Sections 10.1 and 10.4.2, certifying that Mechanical Completion has occurred.

     Milestones.   A designated portion of the Work as  shown  in
the Milestone Payment Schedule.

     Milestone Payment Schedule; Milestone Payments. The schedule of Milestones set forth in Exhibit 6.1.1 pursuant to which Contractor earns progress payments during the Work in accordance with the provisions of ARTICLE VI; and the payments to be made pursuant to said schedule.

     Milestone Completion Certificate. A certificate, in the form set forth in Exhibit 6.1.2(B), delivered by Contractor to Owner, certifying that a Milestone has been completed entitling Contractor to a Milestone Payment in accordance with the provisions of ARTICLE VI.

     Minimum Net Electrical Capacity. Net Electrical Capacity, as measured during a Net Electrical Capacity Test, of ninety-eight percent (98%) of the Net Electrical Capacity Guarantee (i.e., an average of NG and HFO readings, 104,178 kW (105,862
kW),  during  24  hours  or a total of 2,500,270  kWh  (2,540,677
kWh)for the 24-hour period).

     Minimum Net Electrical Output. Net Electrical Output, as measured during a Net Electrical Output Test, of ninety-eight percent (98%) of the Net Electrical Output Guarantee (i.e., an average of NG and HFO readings, 101,053 kW (102,686 kW), during 36 hours or a total of 3,637,893 kWh (3,696,686 kWh)for the 36-hour period).

     Minimum Performance Standards. Net Electrical Capacity that is equal to or greater than the Minimum Net Electrical Capacity, Net Electrical Output that is equal to or greater than the Minimum Net Electrical Output, a Heat Rate that does not exceed the Maximum Heat Rate, and Emissions that do not exceed the levels specified in the Emissions Guarantee set forth in Annex A.1.

     Minimum Performance Standards Correction Period. As defined in Section 10.5.4.

     Net   Electrical  Capacity.   The  electric  output  of  the
Facility, measured during a Net Electrical Capacity Test at the high voltage side of the step-up transformer. Test results will be adjusted to the Site Conditions from the average ambient conditions at the Facility Site during the Net Electrical Capacity Tests in accordance with the Test Procedures. There will be no allowance for measurement tolerances of meters used in the Net Electrical Capacity Tests. Net Electrical Capacity can be expressed in kW or in kWh if being expressed in reference to a specified period of time.

     Net Electrical Capacity Guarantee. The guarantee that the Net Electrical Capacity of the Facility measured during a Net Electrical Capacity Test shall be not less than an average of NG and HFO readings, 106,304 kW (108,022 kW), during twenty-four
(24)  hours (i.e., a total of 2,551,296 kWh (2,592,528  kWh)  for the 24-hour period).

     Net  Electrical Capacity Liquidated Damages.  As defined  in
Section 10.11.2.

     Net Electrical Capacity Test. A continuous twenty-four (24) hour test conducted in accordance with the Test Procedures to determine the Net Electrical Capacity of the Facility.

     Net Electrical Output. The electric output of the Facility, measured during a Net Electrical Output Test at the high voltage side of the step-up transformer. Test results will be adjusted to the Site Conditions from the average ambient conditions at the Facility Site during the Net Electrical Output Test in accordance with the Test Procedures. There will be no allowance for measurement tolerances of meters used in the Net Electrical Output Test. Net Electrical Output can be expressed in kW or in kWh if referring to a specified period of time.

     Net Electrical Output Guarantee. The guarantee that the Facility will have a Net Electrical Output of at least ninety-seven percent (97%) of an average of NG and HFO readings, 106,304 kW (108,022 kW), during 36 hours (i.e., an average 103,115 kW (104,781 kW) during 36 hours or a total of 3,712,136 kWh (3,772,128 kWh) kWH for the 36-hour period), as measured during a Net Electrical Output Test.

     Net  Electrical Output Liquidated Damages.  As set forth  in
Section 10.11.3.

     Net Electrical Output Test. A 36 hour test conducted in accordance with the Performance Test Procedures to determine the Net Electrical Output.

     Notice.  As defined in Section 25.1.

     Operating Manuals.  As defined in Section 8.2

     Owner.  Seaboard Corporation.

     Owner  Delay.   Any  delay in the performance  of  the  Work
caused by (i) failure by Owner to perform, or cause to be performed its obligations in accordance with this Agreement for any reason (other than the fault of Contractor, its Subcontractors or other parties for whom Contractor is responsible) or (ii) any action or inaction by the Utility for any reason (other than the fault of Contractor, its Subcontractors or other parties for whom Contractor is responsible).

     Owner Indemnified Parties.  As defined in Section 19.1.

     Owner's  Engineer.   The  engineering  firm  or  any   other
engineer engaged by Owner and identified to Contractor in accordance with Section 2.5.

     Owner's Representative. The individual designated by Owner pursuant to Section 2.1.4 hereof, who shall have the responsibility and authority specifically delegated to such individual by Owner and made known in writing to Contractor.

     Party.  Owner or Contractor.

     Parties.  Owner and Contractor.

     Performance   Guarantees.   The  Net   Electrical   Capacity
Guarantee,   Heat  Rate  Guarantee  and  Net  Electrical   Output
Guarantee.

     Performance  Liquidated  Damages.  Net  Electrical  Capacity
Liquidated Damages, Net Electrical Output Liquidated Damages  and
Heat Rate Liquidated Damages.

     Performance Tests. Collectively, the Net Electrical Capacity Test, the Heat Rate Test, the Net Electrical Output Test and the Emissions Tests as such tests may be modified by mutually agreement of Owner and Contractor, and "Performance Testing" shall be construed accordingly.

     Performance Test Completion Certificate. The certificate, in the form set forth in Exhibit 10.5.4, delivered by Contractor to Owner, subject to verification by Owner's Engineer and acceptance by Owner, as provided in Sections 10.1 and 10.5.4, certifying that the Performance Tests have been completed and setting forth the results thereof in such detail to reflect the performance of the Facility as tested with respect to Net
Electrical   Capacity,   Heat  Rate,   Net   Electrical   Output,
Reliability and Emissions.

     Person.  Any  individual  or  any  company,  joint  venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Unit or other entity having legal capacity, including the Parties, any Subcontractors, and their respective directors, officers, agents, employees and representatives.

     Power House.  As defined in Annex A.

     Preliminary Tests. The various tests and procedures to be performed in connection with Check-out and Start-up, as set forth in the Test Procedures.

     Primary Warranty Period.  As defined in Section 13.2.

     Project.  The meaning specified for "Facility."

     Project Implementation Plan.  As defined in Section 28.2.

     Project   Manager.   The  Project  Manager   designated   by
Contractor pursuant to Section 3.2.10.

     Project Schedule.  As defined in Section 28.1.1.

     Prudent Electric Practices. Those practices, methods, techniques, standards and equipment, generally prevailing at the time of performance of the Work, that are commonly used in prudent engineering, construction, operations and maintenance in the United States or the European Union to design, construct, operate and maintain a fully functional electric generation facility comparable to the Facility, lawfully and with the objectives of safety, dependability, efficiency, and economy.

     Punch List. The list of Work prepared jointly by Owner and Contractor in accordance with Section 10.7, which sets forth those items which remain to be completed after commencement of Commercial Operation to ensure that the Facility fully complies with the requirements of this Agreement, which shall be only those items of Work (i) that do not preclude the Facility or a system of the Facility from operating or functioning as the Facility or such system was designed and intended to operate,
(ii) the absence of which does not create any operational hazard or hazard to the Work, and (iii) the completion of which will not unreasonably interrupt or interfere with the Commercial Operation of the Facility or Applicable Laws or safety.

     Reference Heavy Fuel Oil.  As defined in Exhibit 10.2.

     Replacement Contractor.  As defined in Section 16.3.

     Shipyard. The facilities of the Subcontractor where fabrication or modification of the Barge will be conducted, including installation of the Generator Sets and required electrical and auxiliary Equipment and Materials onto the Barge. The Shipyard is, at the option of Contractor, one of Unithai, Drydocks World, ASL Marine, Keppel Singmarine, Jurong, Sanitierul Naval Constanta or Keppel Amfels, or such other shipyard as Contractor and Owner shall mutually agree upon.

     Side  Letter.   The  letter  agreement  between  Owner   and
Contractor dated May 25, 2010.

     Site  Conditions.  The stipulated conditions at the Facility
Site   for  purposes  of  Facility  design  and  calculation   of
Performance Tests as set forth in the Technical Specifications.

     Site Works.  As defined in Section 2.6.

     Specifications.   Collectively, the Technical  Specification
set forth in Annex A and the Scope of Work set forth in Annex B.

     Starting Date.  Means August 17, 2010.

     Start-up. The process of collectively starting and initially operating the aggregate of systems, subsystems, and components of each Generator Set and the Facility as a whole, including the Preliminary Test requirements of Exhibit 10.2. A necessary prerequisite of Start-up is that Check-out on individual systems, subsystems, components and auxiliaries has been satisfactorily completed. Unless otherwise stated herein, Start-up will commence at first roll of the Engines and auxiliaries and will conclude upon Mechanical Completion.

     Subcontractor. Any Person, including the entity at whose Shipyard the Barge will be fabricated or modified and any vendor, suppliers, materialmen, consultants and Subcontractors at any tier providing Equipment and Materials or services to or on behalf of Contractor in connection with the Facility (including any Person at any tier with whom any Subcontractor has further contracted any part of the Work).

     Substantial Completion. Satisfaction of the conditions set forth in Section 10.9.1, as evidenced by Owner's acceptance of the Substantial Completion Certificate in accordance with Section
10.1.

     Substantial Completion Certificate. The certificate issued by Contractor, subject to Owner's acceptance, as provided in Sections 10.1 and 10.9.2, certifying that Substantial Completion has occurred.

     Surveyor.   American  Bureau  of  Shipping  or  such   other
classification society mutually agreed upon by the Parties and hired by Contractor as a Subcontractor.

     Termination  Payment Schedule.  The schedule  set  forth  in
Exhibit 16.6.2 showing the portion of the Contract Amount payable to Contractor (before deduction of amounts already paid) in case of cancellation or termination of this Agreement in accordance with the provisions hereof.

     Test  Guidelines  (Performance Test Guidelines).   The  test
guidelines set forth in Exhibit 10.2 which will form the basis for development of the Test Procedures.

     Test Procedures.  As defined in Section 10.2.

     Utility.  Means Corporacion Dominicana de Electricidad.

     Work.  As defined in Section 3.1.

     Work Product.  As defined in Section 14.3.1.

                           ARTICLE II.

                    RESPONSIBILITIES OF OWNER

     2.1 Owner's Responsibilities. Owner recognizes and acknowledges the duty to cooperate with Contractor, and agrees not to unreasonably interfere with Contractor's agents, employees or Subcontractors during the performance of this Agreement. Without limiting the generality of the foregoing, Owner shall be responsible for the following matters to be performed within the time frames set forth herein:

            2.1.1 Access to Job Site. Furnish the Job Site, as identified (together with the Facility Site) in Exhibit 2.1.1, and assure reasonable rights of ingress and egress to and from the Job Site for Contractor and all Subcontractors, sufficient for the performance of the Work.

            This obligation shall include the duty to provide rights of way, permits, licenses and evidence of rights of use for the land, waterways and water bottoms for the areas constituting the Job Site and the approaches thereto. The Job Site shall be available prior to the estimated time of arrival of the Facility in accordance with Exhibit 28.1, as such schedule may be modified by the Parties, for all aspects of the Work. Any delay in making the Job Site available as aforesaid shall result in an adjustment to the Guaranteed Commercial Operation Date to the extent such delay affects performance of any Work that is on the critical path of the CPM Schedule and causes the Contractor to complete the Work beyond the Guaranteed Commercial Operation Date and an adjustment to the Contract Amount for any increased costs caused by such delay to the extent permitted under Section 11.2.1(i).
            Owner may designate a Job Site different than the site identified in Exhibit 2.1.1 by sending a written notice to Contractor. In such event, the alternative site designated shall constitute the Job Site as defined herein for purposes of this
Agreement.   Contractor shall
be entitled to a Change Order for such change to the extent expressly permitted by Section 11.2.1(i).

            2.1.2   Easements.    Obtain    and    pay   for  all
necessary easements for power lines, fuel lines, waters lines, waste water lines, and sewer lines, to the Job Site, required for performance of the Work.

            2.1.3 Construction Utilities. Provide construction power and construction water and two telephone lines in the vicinity of the Job Site at no additional cost to the Contractor.

            2.1.4 Owner's Representative. Designate, by written notice to Contractor, an Owner's Representative, who shall be authorized to act on behalf of Owner, with whom Contractor may consult at all reasonable times, and whose written instructions, requests, and decisions will be binding upon Owner as to all matters pertaining to this Agreement and the performance of Owner hereunder. If the Owner's Representative does not have authority to approve Change Orders, Owner shall deliver a notice to Contractor identifying such persons within Owner's organization that do have such authority. Owner may, at any time by written notice to Contractor, change Owner's Representative or, if applicable, the persons designated as having authority to approve Change Orders.

            2.1.5 Owner's Governmental Approvals. Obtain all Governmental Approvals in the Dominican Republic necessary for the construction, installation, Start-up, Performance Testing and operation of the Facility (and provide to Contractor promptly after Owner's receipt, copies of any such Governmental Approvals that affect the Work including those identified in Exhibit 2.1.5 as being Owner's responsibility). Owner shall provide reasonable cooperation and assistance to Contractor in obtaining Governmental Approvals to be obtained by Contractor under this Agreement, provided that Contractor shall be responsible for obtaining all permits, visas and authorizations which may be required for Contractor and its Subcontractors to do business and to perform Work of the type contemplated herein in the Dominican Republic and in any other country in which the Work may be performed.

            During the period ending sixty (60) days after the Effective Date, Contractor and Owner shall cooperate to identify any applicable Governmental Approvals that may be required in the Dominican Republic in connection with the Work. In the event that the Parties identify after the Effective Date additional applicable Governmental Approvals, affecting the Work, that affect the performance of the Work, the provisions of Section
11.1 shall apply

            Any failure or delay in obtaining the Governmental Approvals, including any new Governmental Approvals identified after the Effective Date, for which Owner is responsible which causes delay to Contractor's performance of the Work shall entitle Contractor to an adjustment in the Guaranteed Commercial Operation Date to the extent such delay affects performance of any Work that is on the critical path of the CPM Schedule and causes the Contractor to complete the Work beyond the Guaranteed Commercial Operation Date and an adjustment to the Contract Amount for increased costs caused by such delay to the extent permitted under Section 11.2.1(i).

            2.1.6   Registration   and   Financing  Requirements.
Arrange  and  pay   for   registration   of  the Barge  under the
appropriate  flag determined by Owner.

            2.1.7 Operating Personnel. Supply capable operating personnel for training, Start-up and the conduct of the Performance Tests and operation following Commercial Operation as listed in Annex A. Such personnel shall assist Contractor by performing normal operating and preventative maintenance duties in connection with Start-up and the performance of the Performance Tests. Such personnel will be available to Contractor, as reasonably needed, until Commercial Operation. Contractor shall be responsible for the direct supervision, with respect to operational matters, of the Owner's operating and maintenance personnel during the Start-up and Performance Tests of the Facility, provided that, notwithstanding the foregoing, such operating and maintenance personnel shall remain employees or agents of Owner and shall not be considered employees of Contractor for any reason. Any additional personnel required will be the responsibility of Contractor. The provision of personnel by Owner or its designee pursuant to this Section 2.1.7 shall not relieve Contractor of any of its obligations or liabilities under the Agreement, and nothing in this Section
2.1.7 or ARTICLE XV shall be interpreted to create a master-servant or principal-agent relationship between Contractor and any of Owner's operation or maintenance personnel.

            2.1.8 Customs Clearance. Arrange for customs clearance in the Dominican Republic for the importation of all Equipment and Materials for the performance of the Work and, subject to Section 3.2.1, pay directly all duties, taxes and other charges imposed by any Governmental Unit in the Dominical Republic and fees of customs agents/brokers required for the importation of all Equipment and Materials into the Dominican Republic as set forth in Section 5.2. Subject to Section 3.3, if any Equipment and Materials or other items of the Work fail to clear customs in the Dominican Republic within, the later of (a) seven (7) days or (b) the commencement of accrual of demurrage for the heavy lift vessel transporting the Barge, in the case of the Barge, and seven (7) days, in the case of any other item of Equipment and Materials, after application for such clearance and such failure causes delay in discharge of the Work, Contractor shall be entitled to an extension to the Guaranteed Commercial Operation Date, Guaranteed Substantial Completion Date and
Guaranteed Final Completion Date, as applicable, to the extent such delay affects performance of any Work that is on the critical path of the CPM Schedule and causes the Contractor to complete the Work beyond such applicable period set forth above and an adjustment to the Contract Amount to the extent expressly permitted under Section 11.2.1(i). For the avoidance of doubt, Owner's obligations under this Section 2.1.8, and Contractor's entitlement to a Change Order under this Section 2.1.8 shall not apply to the importation of Construction Equipment.

            2.1.9 Interconnections to the Utility. Enter into contracts and agreements with the Utility or as otherwise required for the interconnection of the Facility to the Utility's electricity grid and for receipt of electric power produced pursuant to Start-up and Performance Testing. This responsibility includes the obligation to provide, or cause others to provide, a transmission line to the land based power transformers supplied by Contractor as part of the Work.

            2.1.10 Relevant Information for Contractor. Subject to ARTICLE XX, provide or cause to be provided to Contractor information, within Owner's possession or control, reasonably requested by Contractor and necessary to enable Contractor to fulfill its obligations pursuant to this Agreement. This responsibility shall include the obligation to procure, or provide reasonable assistance to Contractor in procuring, from the Utility and any Governmental Units in the Dominican Republic any such required information as applicable.

            2.1.11 Spare Parts. Provide all spare parts for the Facility, other than commissioning spare parts to be provided by Contractor pursuant to Section 3.2.8.

            2.1.12 Other Items of Owner Supply. Provide the other items of equipment, materials and services identified in Annex B as being the responsibility of Owner.

            2.1.13  Payment  Obligations  to  Contractor.  Pay to
Contractor the Contract Amount and all other sums required to be paid by Owner pursuant to the terms of this Agreement.

     2.2 Hazardous Materials. Subject to Contractor's liability for Hazardous Materials as set forth in Sections 3.5 and 19.5.2, Owner shall be responsible, as between Owner and Contractor, for the handling, treatment, storage, removal, remediation, avoidance, or other appropriate action, with respect to any Hazardous Materials present at, on, in or under, or migrating and/or emanating to or from the Job Site which are required to be removed or remediated by applicable Environmental Law or which otherwise pose a health or safety risk to employees of Owner, Contractor or Subcontractors.

     2.3 Items Required for Check-out, Start-up and Performance Testing. Owner shall supply water, fuels, chemicals and lubricants that are required for Start-up, commissioning and the conduct of the Performance Tests in the quantities and meeting the specifications set forth in Annex B. Contractor shall provide and pay for all other fuels, chemicals and lubricants needed for the Work, including any testing at the Shipyard. Contractor shall give Owner notice at least sixty (60) days prior to Contractor's estimated date of Start-up, commissioning and the Performance Tests as to the estimated quantities of water, fuels, chemicals and lubricants that will be required. Contractor shall make facilities needed for receipt and storage of such items (other than the fuel storage tank) available at least one (1) week prior to the estimated date for commencement of Start-up. Contractor shall not be liable for any delay incurred as a result of a shortfall in the availability at the Facility of any of the items required to be delivered by Owner under this Section 2.3. Owner shall be responsible for disposing of all chemical and lubricant waste generated from Start-up and conduct of the Performance Tests.

     2.4 Compliance with Applicable Laws. Owner shall comply and shall cause all of its employees, agents and representatives to comply with Applicable Laws in connection with the performance of its obligations under this Agreement.

          Owner   agrees  to  indemnify,  defend  and  hold   the
Contractor Indemnified Parties harmless from and against all Damages attributable to any failure of Owner or any of its employees, agents or representatives to comply with Applicable Laws in connection with the performance of Owner's obligations under this Agreement.

     2.5 Engagement of Owner's Engineer. Owner may engage an Owner's Engineer to perform the duties of Owner's Engineer described in this Agreement, in which case Owner shall cause Owner's Engineer to perform such duties in accordance with the
terms of this Agreement.   Owner  shall notify Contractor of  the
identity of Owner's Engineer the name and title of the person who shall be authorized to act on behalf of Owner's Engineer and the scope of activities for which such person will serve as the
primary  contact   between  Contractor  and  Owner's Engineer  in
connection with  this Agreement.   Until  otherwise  notified  by
Owner, Contractor may liaise with any such designated Owner's Engineer within the scope of activities as so designated by Owner. If Owner does not engage an Owner's Engineer, then all references herein to Owner's Engineer shall be deemed to refer to Owner.

     2.6 Owner's Site Works. Owner shall provide or cause to be provided all materials and equipment, machinery, tools, labor, transportation, construction fuels, chemicals, construction utilities, administration and other services and items required to be performed by Owner at the Facility Site as described in Annex B ("Site Works"). It is the intent of the Parties that Owner design (excluding any redesign of the moorings that will be designed by Contractor as set forth in the Specifications) engineer, procure, construct, start-up, demonstrate, test and put into operation the Site Works. Owner shall perform all of the Site Works so as to support Contractor's obligation to perform the Work Owner's obligations under the Agreement shall include everything requisite and necessary to complete the entire Site Works so as to operate in accordance with Prudent Electrical Practices notwithstanding the fact that every item necessarily involved may not be specifically mentioned or the item mentioned is inadequate for its intended purposes; provided, however, that Contractor shall approve the sufficiency of the Site Works as they are being completed, although any such approval shall not constitute any assumption by Contractor of responsibility for the Site Works.

     2.7 Letter of Credit. In order to secure Owner's payment obligations under this Agreement, Owner shall, within eleven (11) months of the Starting Date, deliver to Contractor an Irrevocable Import Letter of Credit substantially in accordance with the terms of Exhibit 2.7 ("Letter of Credit"), duly executed by Owner in the amount of thirteen million five hundred thirty-eight thousand eight hundred Euros (_ 13,538,800) (which amount shall reduce after each Milestone Payment to never exceed the unpaid Contract Amount) to secure the obligation of Owner to pay the Contract Amount, the cost of which Letter of Credit shall be paid by Owner. In the event Contractor shall desire to have an advising bank and or a confirming bank, the fees for such will be at Contractor's expense.

                          ARTICLE III.

                 RESPONSIBILITIES OF CONTRACTOR

     3.1 Contractor's General Obligation to Provide Facility. Except as otherwise expressly set forth in ARTICLE II, Contractor shall perform or cause to be performed all obligations, duties and responsibilities of Contractor pursuant to this Agreement, including all work and services required in connection with the design, engineering, procurement, fabrication, erection, construction, Start-up, demonstration and testing of the Facility, and provide or cause to be provided all Equipment and Materials, Construction Equipment, labor, transportation, storage, construction fuels, chemicals, administration and other services and items required to complete the Facility, as set forth in the Specifications and any Corrective Work or otherwise required to achieve Mechanical Completion, Commercial Operation, Substantial Completion and Final Completion of the Project in accordance with the requirements of the Agreement, including in achieving the Minimum Performance Standards and the Performance Guarantees, all on a firm fixed price unless adjusted in accordance with the terms of this Agreement, turnkey basis and otherwise in accordance with the Agreement (the "Work"). Certain details of the Work are described in this ARTICLE III and the Specifications. It is the intent of the Parties that Contractor perform the Work and put into operation a fully functional Facility in accordance with Prudent Electrical Practices, Applicable Laws, Applicable Codes and Standards and all other terms of this Agreement. Contractor shall perform all of the Work specified in the Agreement. In addition, Contractor's performance under the Agreement shall include everything requisite and necessary to complete the entire Facility so as to operate in accordance with the Specifications, Scope of Work, final design drawings and Prudent Electrical Practices, notwithstanding the fact that every item necessarily involved may not be specifically mentioned or the description of the item mentioned may be inadequate or incomplete for its intended purposes. Details and items not indicated by the Specifications, Scope of Work or final design drawings (and items specified therein that are inadequate or incomplete for their intended purposes) shall be adequately and properly performed by
Contractor at no extra cost if such details or items are incidental to the Specifications, Scope of Work or final design drawings and can reasonably be inferred as required and necessary to complete the Work in accordance with the Specifications, Scope of Work, final design drawings and Prudent Electric Practices. The intent of the Agreement is to relieve Owner of the necessity of engaging or supplying any labor, service or material to complete the Facility unless the labor, service or material is deemed excluded from Contractor's Scope of Work according to the foregoing standard, or expressly specified in ARTICLE II of the Agreement as being furnished by Owner, not to frustrate or exclude permissible Change Orders under this Agreement.

     3.2 Specific Obligations. Without limiting the generality of the foregoing in Section 3.1 or the requirements of any other provision of this Agreement, Contractor shall:

            3.2.1   Handling  of  Equipment  and  Materials, Etc.
Provide for the handling of Equipment and Materials and Construction Equipment, including, as necessary, inspection, expediting, shipping, unloading, receiving, and providing reasonable assistance to Owner in connection with customs clearance in the Dominican Republic (but not payment of customs duties, taxes or other governmentally imposed charges or fees of customs agents/brokers associated with importation into the Dominican Republic other than those arising out of the negligence of Contractor or any failure of Contractor or any Subcontractor to perform any of its obligations hereunder in which case Contractor shall be liable
for  such  and   reimburse   Owner therefore).

            3.2.2   Quality  of  Equipment  and  Materials,  Etc.
Ensure that all Equipment and Materials incorporated into the Work shall be new (unless otherwise agreed by Contractor and Owner) and shall meet the requirements of the Specifications and all applicable Governmental Approvals. References in the Specifications to Equipment and Materials, articles or patented processes by trade name, make or catalog number, shall be regarded as establishing a standard of quality expected by Owner except that previously agreed make and model number of such Equipment and Materials, such as ABB turbochargers, Alfa Laval purifiers and Bondstrand piping, will not be changed to an equivalent type unless specifically agreed in writing by Owner. Contractor may use other equipment, material, article, or process that is equal to that named in the Specifications, subject to the prior written approval of Owner, which approval shall not be unreasonably withheld.

            3.2.3 Construction Means, Methods, Etc. Be solely responsible for all construction means, methods, techniques, sequences, procedures, safety and security programs in connection with the performance of the Work in accordance with this Agreement.

            3.2.4   Key Personnel.  Exhibit  3.2.4 sets  forth  a
list of key personnel ("Key Personnel" or "Key Persons") from Contractor's organization who will be assigned to the Work. In the event Owner believes that a Key Person assigned to the Work should be on a watch list for possible replacement, Owner may furnish a notice to Contractor setting forth the reasons for this belief. Contractor shall use reasonable commercial efforts to improve the performance of said Key Person. If said performance does not, in the good faith opinion of Owner, improve, Owner may require that Contractor replace such Key Person without additional expense to Owner. Key Personnel shall not be removed or reassigned without Owner's prior written approval. Notwithstanding, Contractor expressly retains the right to provide substitute personnel, without prior written approval, in the event that any of the Key Personnel quits or becomes incapacitated.

            3.2.5 Maintenance of Job Site. Keep the Job Site free from accumulation of waste materials, rubbish and other debris resulting from performance of the Work by depositing same in a waste receptacle which shall be removed and replaced on an as-needed basis; and, within thirty (30) days after commencement of Commercial Operation, remove from the Job Site, in conformity with Applicable Laws, all such waste materials, rubbish and other debris, as well as all Construction Equipment, and surplus material (other than surplus material acquired by Owner pursuant to Section 3.4 and other than materials and Construction Equipment necessary to complete Punch List items); and before final departure from the Job Site after completion of the Punch List items, remove all remaining waste and rubbish generated during performance of Punch List work, and all remaining materials and Construction Equipment, and leave the Job Site in neat, clean and usable condition. In the event of Contractor's failure to comply with any of the foregoing, Owner may accomplish the same; provided, however, that Contractor shall be liable for and pay to Owner all costs associated with such removal and/or restoration.

            3.2.6   Job Site Safety.  Establish reasonable safety
and security procedures, rules and regulations at the Job Site to prevent accidents and injuries, such items to be provided to Owner for prior written approval no later than thirty (30) days prior to commencement of the Work at the Job Site, and cause its employees and Subcontractors to abide by such rules and regulations and all Applicable Laws related to safety and security applicable at the Job Site. Owner's review and approval of Contractor's safety and security procedures, rules and regulations shall not in any way relieve Contractor of its responsibility regarding safety, and Owner, in reviewing and approving such procedures, rules and regulations, assumes no liability for such safety program. Contractor shall erect and maintain, as required by existing conditions and the progress of the Work, all safeguards for safety and security, including lights, barriers, fences and railings. Contractor shall maintain all accident, injury and any other records required by Applicable Law and this Agreement.

            3.2.7 Interconnection to the Utility. Coordinate with Owner respecting the design and construction for the making of the interconnection to the Utility's grid in accordance with the Specifications. Contractor shall be responsible for supervising and approving the Utility's connection of the Facility to such interconnection.

            3.2.8 Special Tools, Spare Parts Recommendations. As set forth in more detail in Annex A, provide all commissioning spare parts required for the Facility to achieve Commercial Operation and the special tools identified in Annex A of the Specifications (such list in Annex A includes all special tools necessary for the normal maintenance of the Generator Sets), make recommendations for the purchase of spare parts for maintenance and operation and keep possession of such special tools and purchased spare parts for maintenance and operation until turned over to Owner in accordance with this Agreement and as a condition of achieving Final Completion. Owner shall be entitled to purchase any commissioning spare parts that are surplus after achievement of Commercial Operation as set forth in
Section 3.4.

            3.2.9   Temporary   Operating   Personnel.    Provide
operations and maintenance personnel for Start-up and Performance
Testing, if necessary in accordance with Section 15.2.

            3.2.10  Contractor's  Project Manager.  Designate, by
written notice to Owner at or before commencement of the Work, a Project Manager who shall have full supervision over the completion of the Work and shall act as the primary point of contact with Owner regarding all matters relating to the Work, and who shall have full authority to bind Contractor. Contractor's Project Manager shall be a Key Personnel.

            3.2.11 Engineering and Design. Provide all engineering and design Work necessary for completion of the Facility in conformity with the Agreement and Annex A, including (a) preparation of (i) conceptual design and (ii) the engineering and detailed design necessary to describe the
Facility, (b) provision of specifications and criteria for the detailed design by suppliers of Equipment and Materials for incorporation into the Facility, and (c) preparation of drawings, plans, bills of material, schedules and estimates and all other engineering and design Work set forth in ARTICLE VIII or elsewhere in this Agreement. Contractor shall perform all engineering and design Work in accordance with Applicable Law and Applicable Codes and Standards, and all engineering and design Work shall be signed and stamped by design professionals licensed in accordance with Applicable Laws.

            3.2.12 Construction and Construction Management. Develop a Facility construction plan and oversee, coordinate and ensure the expeditious construction of the Facility in accordance with Annex A and the other terms and provisions of the Agreement.

            3.2.13 Procurement. Procure and pay for, in Contractor's name as an independent contractor and not as agent for Owner, all Contractor and Subcontractor labor, Equipment and Materials, manufacturing and related services for construction of and incorporation into the Facility which are required for completion of the Facility in accordance with the Agreement and are not explicitly specified to be furnished by Owner pursuant to ARTICLE II.

            3.2.14 Contractor's Tools and Construction Equipment. Furnish all Construction Equipment necessary and appropriate for the timely and safe completion of the Work in strict compliance
with this Agreement.  Notwithstanding anything to  the   contrary
contained in this Agreement, Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all Construction Equipment owned, rented or leased by Contractor or its Subcontractors for use in accomplishing the Work.

            3.2.15 Taxes and Other Charges. Pay such taxes and other charges to the extent set forth in Section 5.2.2.

     3.3  Relevant  Information; Assistance to  Owner in Dealings
with Utility and Governmental Units, Etc. Contractor shall provide to Owner information reasonably requested by Owner to enable it to fulfill its obligations under this Agreement, including such assistance as is reasonably requested by Owner in dealing with the Utility and any Governmental Unit in matters relating to the Work and the Facility (including any interconnection facilities not included as part of the Facility, Owner's customs clearance obligations pursuant to Section 2.1.8 and also including matters relating to registration and flagging of the Barge pursuant to Section 2.1.6).

     3.4 Surplus Materials. It is understood that in performing work of the scope and complexity of the Work to be performed hereunder, it is necessary and inevitable that certain surplus material be purchased. Contractor shall, as soon as it is feasible to do so, determine and advise Owner what materials are surplus. Owner shall have the right to purchase any or all such materials at a mutually agreed upon price. Should Owner elect not to purchase any or all of the surplus material, Contractor shall remove (in conformity with Applicable Laws) such material from the Job Site as soon as practicable.

     3.5 Hazardous Materials. Contractor shall not, nor shall it permit or allow any Subcontractor to, bring any Hazardous Materials on the Job Site and shall bear all responsibility and liability for such materials; provided, however, that Contractor may bring onto the Job Site such Hazardous Materials as are necessary to perform the Work so long as the same is done in compliance with Applicable Law, Applicable Codes and Standards and the requirements specified in this Agreement, and Contractor shall remain responsible and strictly liable for all such Hazardous Materials. If Contractor encounters Hazardous Materials (or materials or substances which Contractor reasonably believes to be Hazardous Materials) in or on the Job Site which Contractor reasonably believes would create a safety or health hazard for Contractor, any Subcontractor or any employee, agent or representative of either Party or which would create a health hazard for the general public or the surrounding environment if disturbed in the performance of the Work or if moved from the location at which such Hazardous Material was encountered, Contractor may suspend the performance of Work to the extent required to avoid any such safety or health hazard and until action sufficient to protect employees of Owner, Contractor and Subcontractors has been taken and shall be entitled to a Change Order to the extent permitted by Section 11.2.1(iii), provided that Contractor complies with the notice and Change Order request requirements set forth in Section 11.2 and the mitigation requirements set forth in Section 11.9. Any such suspension shall be subject to the provisions of Section 2.2. Contractor shall notify Owner immediately upon encountering any Hazardous Materials (or materials or substances which Contractor believes to be Hazardous Materials) in or on the Job Site.

     3.6 Employment of Licensed Personnel and Labor Relations. Whenever required by Applicable Laws, Applicable Codes and Standards or Prudent Electric Practices, Contractor agrees to employ licensed and qualified personnel to perform engineering, design, architectural or other professional services in the performance of the Work. Contractor shall be responsible for all labor relations matters relating to the Work and shall at all times use its efforts to maintain harmony among unions and other personnel employed in connection therewith. Contractor shall at all times use its best efforts and judgment as an experienced contractor to adopt and implement policies and practices designed to avoid work stoppages, slowdowns, disputes and strikes. Notwithstanding the foregoing, Contractor shall have the full responsibility and discretion to exercise its management rights in performing the Work subject to the terms of this Agreement. Such management rights shall include, subject to Section 3.2.3, the right to hire, discharge, promote and transfer employees; to select and remove foremen or persons at other levels of supervision; to establish and enforce reasonable standards of production; to introduce, to the extent feasible, labor saving equipment and materials; to determine the number of craftsmen necessary to perform a task, job or project; and to establish, maintain and enforce rules and regulations conducive to efficient and productive operations; provided, however that Owner shall have the right at all times to require for just cause that any personnel be removed and replaced by personnel acceptable to Owner.

     3.7 Compliance with Applicable Laws. Contractor shall comply and shall cause all Subcontractors, employees, agents and representatives to comply with all Applicable Laws in connection with the performance of Contractor's obligations under this Agreement.

     3.8 Contractor Governmental Approvals. Contractor shall obtain all Governmental Approvals required for it and its Subcontractors and their personnel to do business and to perform Work in any applicable jurisdiction, including those identified in Exhibit 2.1.5 as being Contractor's responsibility but excluding the Governmental Approvals Owner is required to obtain under Section 2.1.5. Contractor shall be responsible for all Governmental Approvals required to perform any portion of the
Work to be performed outside of the Dominican Republic. If requested by Owner, Contractor shall promptly provide to Owner copies of all such

Governmental   Approvals.    Contractor   shall   provide
information, assistance and documentation to Owner as reasonably requested in connection with the Governmental Approvals to be obtained by Owner under Section 2.1.5.

     3.9 Inspection of Site. Owner has selected the Job Site. Contractor acknowledges that prior to the execution of the Agreement, Contractor (a) has made an examination of the Job Site and the surrounding areas, drawings and Specifications and other information set forth in Annex A, and (b) has made an examination to determine the difficulties and hazards incident to the performance of the Work, in each case, to the extent necessary to perform the Work, including (i) the location of the Project, (ii) the proximity of the Job Site to adjacent facilities and
structures,  (iii)  the  conditions  of  the  ports,  roads   and
waterways in the vicinity of the Job Site, including the conditions affecting shipping and transportation, access, disposal, handling and storage of Equipment and Materials, (iv) the qualifications of all Subcontractors, (v) logistics and hazard of transportation of the Barge, (vi) qualifications of the Shipyard, (vii) the presence, if any, of Hazardous Materials and
(viii)   all   other  matters  that  might  affect   Contractor's
performance under the Agreement or the design, engineering, procurement, fabrication, erection, construction, Start-up, demonstration and testing of the Facility. Contractor has determined, based on such examination to Contractor's satisfaction that, although the Job Site is not the optimal location for a power plant of the nature for the Facility, the Job Site is adequate for the location of the Facility in accordance with Prudent Electric Practices.

     3.10 Contractor Performance Guaranty. In order to secure Contractor's performance obligations under this Agreement, Contractor shall deliver to Owner, concurrent with the execution of this Agreement, a performance guaranty, substantially in the form set forth as Exhibit 3.11 ("Contractor Performance Guaranty"), duly executed by the Guarantor.

     3.11 Transportation. Contractor shall be responsible for the transportation, shipping, receiving and marshaling of all Equipment and Materials, Construction Equipment and other items required for the Facility (including the Barge, Equipment and Materials required for construction activities). Contractor shall arrange and ensure the security of any such items while in transport or in storage off or on the Job Site.

     3.12 Storage and Related Matters. Contractor shall warehouse or otherwise store (in accordance with manufacturers' recommendations and all Applicable Laws and Applicable Codes and Standards) all Equipment and Materials and Construction Equipment required for permanent and temporary construction at the Shipyard.

     3.13 Testing. Contractor shall perform, and reperform if necessary, all of the Performance Tests in accordance with the provisions of ARTICLE X, in order to demonstrate the level of achievement by the Facility of the Minimum Performance Standards and the Performance Guarantees.

     3.14 Job Site, Shipyard and Other Access. Contractor shall provide Owner and its designees (including the Financing Parties and their independent engineer) with access to the Job Site, the Shipyard and any other location at which Work is being performed at all times and arrange for Owner's (and its designees') access
(at   reasonable  times  and  upon  reasonable  notice)
to the engineering, manufacturing and fabricating premises of Contractor and all major Subcontractors sufficient to permit Owner (or its designees) to inspect Work being performed and monitor compliance by Contractor and the Subcontractors with the terms of the Agreement. Contractor shall also supply an office room (equipped with desks, telephones, fax machines, internet connections and space for changing into coveralls) for up to six
(6) personnel of Owner at the Shipyard while Work is being performed there.

     3.15 Employee Identification; Job Site Security. Contractor shall provide a method, which shall be subject to the prior approval of Owner of checking the employees of Contractor and its Subcontractors in and out of the areas in which the Work at the Job Site is to be performed. Contractor shall be responsible that the Work is being performed in compliance with such method. Owner's review and approval of Contractor's method shall not in any way relieve Contractor of its responsibility regarding safety and security, and Owner, in reviewing and approving such method, assumes no liability for such method.

     3.16 Further Assurances. Contractor shall execute and deliver all further instruments and documents, and provide further assistance that may be necessary or that Owner may reasonably request in order to enable Contractor to complete performance of the Work or to otherwise effectuate the purposes or intent of the Agreement.

     3.17 Cooperation with Others. Contractor acknowledges that Owner, other contractors and other subcontractors or other Persons may be working at the Job Site during the performance of this Agreement and the Work or use of certain facilities may be interfered with as a result of such concurrent activities. Subject to Section 2.1.1, Contractor shall conduct its Work so as to minimize interference with work of any of the other parties at the Job Site.

     3.18 Safety Precautions. Contractor shall implement and administer for the Facility, a safety and health program consistent with similar programs conducted by other international contractors engaged in similar projects, including development of a Facility safety manual establishing Contractor and Subcontractor safety guidelines and requirements. Such manual shall be subject to Owner's prior written approval. Owner's review and approval of Contractor's safety manual shall not in any way relieve Contractor of its responsibility regarding safety, and Owner, in reviewing and approving such manual, assumes no liability for such safety manual.

     3.19 Inspections. Owner shall have the option of being present at all inspections on and off the Job Site, and Contractor shall provide reasonable advance notice of inspections that Owner has specifically identified as witness tests. If in the reasonable judgment of Owner, the progress and quality of the Work is not proceeding in accordance with the Agreement, Owner shall be entitled to bring such matters to the attention of Contractor for the purpose of remedying such Deficiencies in accordance with ARTICLE IX. Any inspections under this Section
3.19 shall be governed by Section 9.1. If Contractor at any time after the date hereof becomes aware that it requires the use of any real estate that is not included in the Job Site, Contractor shall immediately give notice thereof to Owner.

     3.20 Payment. Contractor shall timely make all payments required to be paid to Owner pursuant to the terms of this Agreement.

     3.21 Surveyor. At Contractor's cost and expense, Contractor shall enter into a subcontract with a Surveyor to inspect certain portions of the Work and verify completion thereof. The reports and certifications generated by the Surveyor shall be mutually agreed upon by the Parties and copies thereof, provided to Owner upon request and as necessary for Contractor to demonstrate achievement of a Milestone, Mechanical Completion, Commercial Operation, Substantial Completion and/or Final Completion.

                           ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of Owner. Owner makes the following representations and warranties to Contractor, each of which is true and correct on the date hereof:

            4.1.1 Due Organization, Power and Authority. Owner is a company organized, existing and in good standing under the laws of Delaware; Owner possesses all requisite power and authority to enter into and perform this Agreement, and to carry out the transactions contemplated herein; and Owner has all legal power and authority to own and use its properties and to transact the business in which it is engaged and holds or expects to obtain all franchises, licenses, and permits necessary and required therefor;

            4.1.2     Binding   Obligation.   Owner's  execution,
delivery, and performance of this Agreement have been duly authorized by, and are in accordance with, its articles of organization and other internal governing documents; this Agreement has been duly executed and delivered for it by the signatories so authorized; and this Agreement constitutes Owner's legal, valid, and binding obligation;

            4.1.3 No Existing Breach or Default. Owner is not currently in breach of, in default under, or in violation of, and the execution and delivery of this Agreement and the performance of its obligations hereunder will not constitute or result in any breach of, default under or violation of, any applicable statute, law, ordinance, decree, rule, or regulation of any Governmental Unit, or the provisions of Owner's articles of organization or other internal governing documents, or any franchise or license, or any provision of any indenture or any evidence of indebtedness or security therefor, lease, contract, license or other agreement by which it is bound, except for such breaches, defaults or violations as will not, either individually or in the aggregate, result in a material adverse effect on the ability of Owner to perform its obligations hereunder; and

            4.1.4     No Pending Litigation, Etc. No suit, claim,
action, arbitration, or legal, administrative or other proceeding is pending or, to the best knowledge of Owner, threatened against Owner that would affect the validity or enforceability of this Agreement, the ability of Owner to fulfill its commitments hereunder in any material respect, or that could result in any material adverse change in the business or financial condition of Owner. Owner has no knowledge of any violation or default with respect to, or the existence of, any order, writ, injunction or any decree of any court or any governmental department, commission, board, agency or instrumentality or any arbitration panel which may result in any such nonperformance of its obligations under this Agreement or material adverse effect on its ability to perform such obligations.

            4.1.5 Compliance With Laws. Owner has complied with all Applicable Laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or may materially affect its business operations or financial condition.

     4.2  Representations   and    Warranties    of   Contractor.
Contractor makes the following representations and warranties to Owner, each of which is true and correct on the date hereof:

            4.2.1 Due Organization, Power and Authority. Contractor is a corporation duly organized, existing and in good standing under the laws of Maryland; Contractor possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein; and Contractor has all legal power and authority to own and use its properties and to transact the business in which it is engaged and holds or expects to obtain in a timely manner all franchises, licenses, and permits required therefor;

            4.2.2     Binding Obligation.  Contractor's execution,
delivery,   and   performance  of  this  Agreement have been duly
authorized by, and are in accordance with, its articles of incorporation and by-laws; this Agreement has been duly executed and delivered for it by the signatories so authorized; and this
Agreement   constitutes  Contractor's  legal,  valid, and binding
obligation;

            4.2.3 No Existing Breach or Default. Contractor is not currently in breach of, in default under, or in violation of, and the execution and delivery of this Agreement and the performance of its obligations hereunder will not constitute or result in any breach of, default under or violation of, any applicable statute, law, ordinance, decree, rule, or regulation of any Governmental Unit, or the provisions of Contractor's articles of incorporation or by-laws, or any franchise or license, or any provision of any indenture or any evidence of indebtedness or security therefor, lease, contract, license or other agreement by which it is bound, except for such breaches, defaults or violations as will not, either individually or in the aggregate, result in a material adverse effect on the ability of Contractor to perform its obligations hereunder; and

            4.2.4 No Pending Litigation, Etc. No suit, claim, action, arbitration, or legal, administrative or other proceeding is pending or, to the best knowledge of Contractor, threatened against Contractor that could affect the validity or enforceability of this Agreement, the ability of Contractor to fulfill its commitments hereunder in any material respect, or that would result in any material adverse change in the business or financial condition of Contractor. Contractor has no knowledge of any violation or default with respect to, or the existence of, any order, writ, injunction or any decree of any court or any governmental department, commission, board, agency or instrumentality or any arbitration panel which may result in any such nonperformance of its obligations under this Agreement or material adverse effect on its ability to
perform   such obligations; and

            4.2.5     Contractor  Qualified  to Perform the Work.
Contractor has full experience and proper qualifications to perform the Work and to construct the Facility.

            4.2.6 Patents, Licenses, Franchises. Contractor owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to perform the Work, enable Owner to utilize the Facility and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

            4.2.7 Compliance with Laws. Contractor has complied with all Applicable Laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or may materially affect its business operations or financial condition or its ability to perform the Work.

            4.2.8 The Agreement. Prior to the execution of this Agreement, Contractor performed engineering and related services and developed and provided the information that formed the preliminary Specifications and the preliminary drawings set forth in Annex C. Owner has relied upon Contractor's expertise in developing and providing such information and design. Contractor hereby warrants and represents that such information, when final, will be accurate, adequate and complete to engineer, procure and construct the Project for the Contract Amount, within the required times set forth in the Project Schedule, and in accordance with all requirements of this Agreement, including Applicable Laws, Applicable Codes and Standards, the warranties set forth herein, the Minimum Performance Standards, and the Performance Guarantees. Accordingly, Contractor (i) hereby agrees that it shall have no right to claim or seek an increase in the Contract Amount or an adjustment to the Project Schedule with respect to any incomplete, inaccurate or inadequate information or requirements that may be contained or referenced in the Specifications, and (ii) hereby waives and releases Owner from and against such claims.

            4.2.9     Applicable  Laws  and  Applicable Codes and
Standards.  Contractor  warrants  that it can perform the Work at
the   Contract  Amount   and  within  the   Project  Schedule  in
accordance with Applicable Law and Applicable Codes and Standards. Contractor shall perform the Work in accordance with Applicable Laws and Applicable Codes and Standards,; provided, however, Contractor shall be entitled to a Change Order for Changes in Law to the extent allowed under Section 11.2.1(iv) provided that Contractor complies with Change Order request requirements set forth in Section 11.2 and the mitigation requirements set forth
in Section 11.9.   Without  limiting the notice requirements  set
forth  in Section 11.2,  Contractor shall promptly  notify  Owner
of  any  Changes   in   Law.   In  all  places in this  Agreement
where the Contractor makes a representation, or has an obligation to ensure that the Work or Facility is or will be in compliance with all Applicable Laws and Applicable Codes and Standards as relates to Emissions, any such representation or obligation
shall   be  satisfied   upon  the  Work  or Facility meeting  the
Environmental Requirements.

                           ARTICLE V.

                CONTRACT AMOUNT AND OTHER CHARGES

     5.1 Contract Amount. The Contract Amount shall be eighty-three million five hundred seventy-three thousand three hundred and seventy-one Euros (E83,573,371) which includes payment for parts, as described in Annexes A.1 and A.5, all of which shall be paid in accordance with ARTICLE VI and is subject to increases or decreases only by Change Order as specifically provided in this Agreement. The Contract Amount shall be complete compensation for all the Work and the obligations to be performed by Contractor under this Agreement and all costs incurred.

     5.2  Taxes.

            5.2.1     Responsibility  of  Owner.   The   Contract
Amount does not include, and Owner shall be responsible for any sales taxes, use taxes, value added taxes, real and personal property taxes and any other taxes imposed by Governmental Units in the Dominican Republic on the Facility or any components of the Work. Contractor shall, as reasonably requested by Owner, cooperate with Owner in order to minimize such taxes. All import duties, taxes and other charges imposed by any Governmental Unit in the Dominican Republic associated with the importation of the Equipment and Materials into the Dominican Republic shall also be the responsibility of Owner for direct payment to the applicable Governmental Unit and/or customs agents/brokers and are not included in the Contract Amount, subject to Section 3.2.1.

            5.2.2 Responsibility of Contractor. Contractor shall be responsible for direct payment of, and the Contract
Amount  includes,   (a)   withholding  taxes  on  Contractor   or
Subcontractor employees in the Dominican Republic, and (b) duties, taxes or other charges imposed for the importation into the
Dominican  Republic   of   (i) personal  effects of Contractor or
Subcontractor  employees  or   (ii) Construction   Equipment  for
performance  of  the Work  if  the imposition of the duty, tax or
other  charge   arises  from  the  failure  of  Contractor or its
Subcontractors to re-export the Construction Equipment after Final Completion of the Work (or any earlier termination of this Agreement) (c) any taxes based on the income or gross receipts of Contractor or its Subcontractors in the Dominican Republic,
and  (d)  all  present  and  future   taxes,   duties,   imposts,
deductions, withholdings, other charges and liabilities imposed on it by any Governmental Unit outside of the Dominican Republic.

                           ARTICLE VI.

                          PAYMENT TERMS

     6.1  Payment of Contract Amount.

            6.1.1 Milestone Payment Schedule. Exhibit 6.1.1 hereto sets forth the Milestone Payment Schedule, which is intended to cause payments to approximate the value of the Work performed by Contractor. The Down Payment shall be made on August 18, 2010, and all other Milestone Payments shall be made in accordance with the Milestones achieved under the Milestone Payment Schedule and the other terms of this Agreement. The Milestone Payment Schedule, including Milestones, shall be amended only by Change Order pursuant to this Agreement. The payments made by Owner to Contractor pursuant to the Side Letter (in the aggregate amount of One Million Six Hundred Thirty-Five Thousand Euros (1,635,000), receipt of which is hereby acknowledged by Contractor) shall be credited against the Down Payment.

            6.1.2     Milestone Payments.

               (i)  Contractor   shall  not  be  entitled  to any
     payment whatsoever for any portion of the Work relating to a particular Milestone until such Milestone is fully completed. Such invoice shall be substantially in the form of Exhibit 6.1.2(A), in the amount of such completed Milestones and shall also include amounts properly due and owing for Work performed and pursuant to a Change Order. Each invoice (other than the final invoice) shall be accompanied by (i) a Milestone Completion Certificate, substantially in the form
     of  Exhibit  6.1.2(B),  signed  by  Contractor  and,   where
     required, verified by Owner's Engineer (acting in accordance with Section 10.1), except that the invoice for Milestone No. 1 as set forth in the Milestone Payment Schedule need not be
     verified  by  Owner's  Engineer,  (ii)   all   documentation
     supporting  Contractor's  request  for  payment  as required
     under  this  Agreement,  including  invoices   and  receipts
     supporting all amounts billed for unilateral Change Orders, and (iii) a fully executed intermediate lien and claim waiver from Contractor substantially in the form of Exhibit 6.1.2(C) and from each Subcontractor whose contract for work exceeds three hundred fifty thousand Euros (350,000) in the aggregate, substantially in the form of Exhibit 6.1.2(D). Intermediate lien and claim waivers, however, shall not be required from such Subcontractors until they have performed Work, and such Subcontractors shall be required to submit additional interim lien and claim waivers only if they have performed Work not covered by a previous interim lien and claim waiver. Submission of all intermediate lien and claim waivers is a condition precedent to payment of any invoice.

              (ii)  Owner  shall  pay  the  undisputed   invoiced
     amount, five (5) business days after receipt; provided however Owner shall not be obligated to make any payment unless Contractor has supplied Owner with all documentation required hereunder. If an invoice is disputed by Owner, the procedure set forth in Section 6.2 shall apply.

             (iii) Any payment that Owner is not obligated to make under this proviso shall be made, without interest, upon satisfaction of the conditions described in such clauses with respect to such payment.

            6.1.3 Payment at Commercial Operation. Within thirty (30) Days after Commercial Operation and Owner's receipt of an invoice therefore, Owner shall, subject to its right to withhold under this Agreement, release to Contractor the remaining unpaid Contract Amount, other than 2% of the Contract Amount. Notwithstanding the foregoing, in the event pursuant to Section 10.5 Performance tests are conducted on only one fuel (i.e., HFO or NG) and the performance Tests and other conditions to achieve Commercial Operation are satisfied, then the remaining Contract Amount shall be paid, other than 175% of the sum of the value of all Punch List Work plus the value of any Work necessary to achieve Final Completion.

            6.1.4 Payment Upon Final Completion. Upon achievement of Final Completion, Contractor shall, in addition to any other requirements in this Agreement for achieving Final Completion, submit a final invoice in the form of Exhibit 6.1.2(A), together with (i) a fully executed final lien and claim waiver from Contractor substantially in the form of
Exhibit 6.1.4(A) and fully executed final lien and claim waivers from each Subcontractor substantially in the form of
Exhibit 6.1.4(B), and (ii) a statement summarizing and reconciling all previous invoices, payments and Change Orders. No later than five business days after receipt by Owner of such final invoice and all requested documentation and achieving Final Completion, Owner shall, pay Contractor the balance of the Contract Amount, including any remaining Retainage.

            6.1.5 Interest. Except where a different rate of interest is provided in this Agreement, amounts not paid by either Party to the other when due hereunder shall bear interest from the date payment was due to the date of payment at a rate per annum (the "Base Rate") equal to two percent (2%) per annum over the rate of interest announced from time to time by Citibank, N.A., at its principal office in New York, NY as its prime or base lending rate for United States commercial loans; provided that in no event shall the Base Rate exceed the maximum rate permitted by Applicable Laws.

     6.2  Payment Disputes.

            6.2.1     Partial  Payment;  Accrual of Interest.  In
case of a Dispute with respect to a portion but not all of any payment amount, Owner or Contractor shall pay the undisputed portion promptly in accordance with the provisions of this Agreement. Contractor's or Owner's acceptance of partial payment shall not be deemed to constitute a waiver of the right to receive amounts which are then in Dispute, and Contractor and Owner shall use their best efforts to resolve all disputed amounts as soon as practicable. Any amounts not paid when due (including disputed amounts which are subsequently determined to have been properly due) or any amounts paid which are subsequently determined not to have been properly due shall bear interest at the Base Rate until paid.

            6.2.2 Resolution of Disputes. Subject to Section 6.2.1, in the event of a Dispute between the Parties regarding any entitlement to any payment hereunder, either Party shall have the right to refer the Dispute for resolution in accordance with
ARTICLE XXV. Pending resolution of any such Dispute, Contractor shall continue its performance of the Work in accordance with this Agreement. Amounts determined by the dispute resolution process of ARTICLE XXV to have been properly due to any Party by any other Party shall be payable to such Party by the other Party, together with accrued interest thereon from the time payment was originally due to the date of payment, within ten
(10) days after (i) the effective date of the Parties' negotiated settlement or (ii) absent such settlement, any award issued pursuant to ARTICLE XXV.

     6.3 Form and Manner of Payments. All payments to a Party under this Agreement shall be made in United States Dollars or Euros (as specified in this Agreement) and by wire transfer of immediately available funds to the following bank accounts:

            If to Contractor:

            For payments in Euros:
            Beneficiary:  Wartsila Finland Oy
            Bank:  Nordea Bank Finland Plc

            Swift Code:  NDEAFIHH
            IBAN:  FI06 2052 3800 0032 68

            If to Owner:

            For Payment in Dollars:

            UMB Bank, n.a.
            Kansas City, Missouri
            ABA No. 101 000 695
            Credit:  Seaboard Corporation


A Party may designate from time to time a different bank or account by notice to the other Party given not less than ten (10) business days prior to the next payment date to which such payment instructions are to apply. If the date for any payment called for under this Agreement should fall on a day that is not a business day, then such payment may be made on the next succeeding business day with the same effect as if made on the date due.

     6.4 No Payment in the Event of Material Breach. Notwithstanding any other provision to the contrary, Owner shall have no obligation to make any payment to Contractor at
any   time   when  Contractor   is   in   material breach of  the
Agreement. On the payment date next following the date on which all material breaches of Contractor have been remedied, Owner shall make all payments withheld during the continuation of such material breaches, subject to the provisions of this
ARTICLE VI, less any amounts paid by Owner in an effort to remedy any such material breach or for costs incurred as a result thereof.

     6.5 Payment Not Acceptance. No making of any payment to Contractor by Owner shall constitute an acceptance of any of the Work or shall relieve Contractor of any of its obligations or liabilities with respect thereto. All payments shall be subject to correction or adjustment in subsequent payments.


                          ARTICLE VII.

              COMMENCEMENT OF THE WORK; TERMINATION

     7.1 Effective Date. This Agreement shall become effective upon the date upon execution and delivery by each of Owner and Contractor to the other Party of a counterpart of this Agreement
(the "Effective Date").

     7.2  [INTENTIONALLY OMITTED].

     7.3 Commencement of Work. Subject to the terms of the Side Letter, Contractor commenced performance of the Work on the Starting Date, and shall continue to diligently pursue the Work in accordance with this Agreement. All Work performed prior to the Starting Date (including any Work performed prior to the Effective Date pursuant to the Letter Agreement and Side Letter) shall, upon the Starting Date, be deemed to have been performed under this Agreement and shall be subject to the terms and conditions of this Agreement.

     7.4 Cancellation. Either Party may declare the Work canceled if there is an event of Force Majeure which prevents performance of all of the Work and extends for a period longer than one-hundred eighty (180) days, The Party canceling the Work shall deliver a notice of its intent to cancel the Work to the other Party. In the event of cancellation pursuant to this
Section   7.4,  Contractor  shall  be  paid  all unpaid Milestone
Payments then due and owing and the reasonable value of any Work performed by Contractor which partially goes toward completing the subsequent Milestone (the basis of determining the reasonable value being based on the pro-rata portion of the next Milestone which has been completed) prior to termination, less that portion of the Contract Amount previously paid to Contractor, plus reasonable direct close-out costs, but in no event shall Contractor be entitled to receive any amount for unabsorbed overhead, contingency, or risk. If no Work has been performed by Contractor at the time of cancellation,
Contractor shall be paid the sum of One Hundred U.S. Dollars (U.S. $100) for its undertaking to perform. Upon making the payment specified in this Section 7.4, Owner shall own the Work, in its then state, and Contractor shall convey good and marketable title to the Work, free and clear of liens, to Owner, and shall make the Work available to Owner.

     7.5 Termination; Survival of Provisions. This Agreement shall terminate upon the earlier of (i) the discharge of all obligations of both Parties under this Agreement by the complete performance thereof, (ii) the cancellation by Owner or Contractor of all the Work in accordance with Section 7.4 and the payment by Owner of the amounts due to be paid to Contractor in accordance with said Section, or (iii) termination by Owner or Contractor as permitted under ARTICLE XVI. The following provisions shall survive any termination, ARTICLE IV, XIX, XX, XXIV, XXV, XXVI and XXIX and Sections 14.1, 14.3 and 20.1 and in addition, if Owner shall have paid all undisputed amounts (if any) payable to Contractor in accordance with the provisions of the relevant cancellation (other than a cancellation pursuant to Section 20.1) or termination clauses, ARTICLE XIII and XXIII.

                          ARTICLE VIII.

                          DOCUMENTATION

     8.1 Delivery of Preliminary Design Drawings. Contractor shall deliver to Owner as they become available but no later than twenty (20) days after the Starting Date, three (3) sets of preliminary design drawings. Of these, the following shall be subject to Owner's review, comment, and approval or disapproval:

            (i)   hull outline drawing;
            (ii)  site arrangement drawing;
            (iii) engine hall layout drawing;

            (iv)  electrical one-line drawing (including
                  electrical protection); and
            (v)   flow diagrams

Owner shall provide any comments, proposed changes or written approvals or disapprovals regarding the submitted drawings to Contractor within ten (10) business days of receipt of the drawings. If Owner fails to provide comments within such period, such drawings shall be deemed acceptable to Owner. Contractor shall give Owner's comments due consideration but shall not be obligated to incorporate any such comments; provided that Contractor notifies Owner, within five (5) days after receipt from Owner, of the comments which Contractor elects not to incorporate. (Such final documents being "Design Documents").

            8.1.1 No Owner Response. If Owner fails to provide comments to such drawings, proposed changes or written approvals or disapprovals within such period, Contractor may proceed with the development of such drawings and any construction relating thereto, but Owner's lack of comments, approval or disapproval, if applicable, shall in no event constitute an approval of the matters received by Owner.

            8.1.2 Comment or Approval by Owner. Annex C sets forth the list of drawings approved by Owner as of the Effective Date. Owner's approval of any drawings shall not in any way be deemed to limit or in any way alter Contractor's responsibility to perform and complete the Work in strict accordance with the requirements of the Agreement, and in the event of discrepancy, difference or ambiguity between the terms of this Agreement and any drawings, the interpretation imposing the greater obligation upon Contractor shall control. In the event Owner's comments do not constitute a disapproval of the drawing pursuant to Section 8.1.3, Contractor shall give Owner's comments due consideration but shall not be obligated to incorporate any such comments; provided that Contractor notifies Owner, within five (5) days after receipt from Owner, of the comments which Contractor elects not to incorporate.

            8.1.3     Disapproval by Owner.  If Owner disapproves
the submitted drawings, Owner shall provide Contractor with a written statement of the reasons for such rejection within the time period required for Owner's response for disapproval of such drawings. Contractor shall provide Owner with revised and corrected drawings as soon as possible thereafter and Owner's rights with respect to the issuing of comments, proposed changes or approvals or disapprovals of such revised and corrected drawings are governed by the procedures specified above in
Section 8.1; provided that Contractor shall not be entitled to any extensions of time to the Project Schedule, an adjustment to the Contract Amount or an adjustment to any other obligations under the Agreement.

     8.2 Delivery of Job Books and Operating Manuals. Contractor shall provide operating manuals (collectively, the "Operating Manuals") to Owner in accordance with the requirements of Annex A. Contractor shall provide four (4) copies of the final and complete job books to Owner within sixty (60) days after Commercial Operation. For any early start-up of an individual unit or system, Contractor shall provide the appropriate portions of the job books containing adequate associated design and vendor information to enable proper orientation and training of capable personnel of Owner or Owner's designee to allow for a safe, efficient and effective start-up of such unit or system. The job books shall be in the English language unless otherwise described in Annex A.

     8.3 Content of Job Books. Job books shall include, at a minimum, the following (if applicable):

           (i) Engineering/Design

                 - Process Flow Diagrams

                 - P&ID's

                 - Facility Description (as-built)

                 - Equipment Location Plan

                 - Electrical one-lines

                 - Cable and Raceway Schedule

                 - Connection Report/Loop Diagrams

                 - Valve List

                 - Motor List

                 - Drawing Index

                 - Safety information

                 - Control System set points

                 - Control System access and passwords

                 - Stability Booklet

                 - Mooring Calculations

                 - Tonnage Measurements

           (ii) Purchasing & Vendor Supplied Information

                 - Vendor information for equipment purchased

                 including:

                        - Performance curves, as applicable

                        - P&ID's, as applicable

                        - Piping and electrical detail drawings
                          where applicable

                        - Recommendations and price lists for
                          operating and maintenance spare parts

                        - Operating and Maintenance
                          Information/manuals

                        - Installation instructions

                        - Equipment List

                        - Instrument List

          (iii) Project Procedures

                 - System Description

                 - As-Builts of Piping Drawings

                 - Plant Output/Test Procedure

                 - System and component Start-up and shutdown
                   procedures

           (iv) Project Governmental Approvals if required

                 - Boiler Inspection Report

                 - Soils Testing Report

            (v) Spare Parts List and Pricing Information for
                  all Equipment and Materials

           (vi) Test Protocols

          (vii) Test report on all major Equipment and Materials tested before delivery to the Facility

         (viii) Quality Control Books or Procedures

           (ix) Lists of Equipment Manufacturers

                           ARTICLE IX.

                INSPECTION AND CORRECTION OF WORK

     9.1 Periodic Inspections. Owner and its agents and representatives (including Owner's Engineer and the Financing Parties) shall have the right to inspect, at Owner's cost, the Work at the Shipyard, at the Job Site, at the factory of Contractor's Affiliates and any other location where the Work is being performed, prepared or fabricated (including any item of Equipment and Materials, design, engineering, or other service or the workmanship associated therewith), and Contractor shall, at the request of Owner, arrange for any such inspection at reasonable times (normal business hours) and upon reasonable advance notice. Owner shall inform Contractor within ten (10) days after an inspection of the Work of any Defects or Deficiencies in the Work it discovers during such inspection of the Work. Owner's, Owner's Engineer's or Financing Parties' right to conduct inspections pursuant to this Section 9.1 or elsewhere under this Agreement shall not obligate Owner, Owner's Engineer or Financing Parties to do so. Neither the exercise by Owner, Owner's Engineer or Financing Parties of any such right, nor any failure on the part of Owner, Owner's Engineer or
Financing Parties to discover or reject any Defects or Deficiencies shall be construed as an approval or acceptance of such Defect or Deficiency or a waiver of such Defect or Deficiency or any of Contractor's obligations, duties or liabilities under the Agreement. All such inspections shall be conducted in a manner that does not unreasonably interfere with the normal performance and progress of the Work. Owner and Owner's Engineer shall have general access to the Job Site, provided that each observes all safety and security regulations established by Contractor for the Job Site.

     9.2  Correction of Work.

            9.2.1 Correction of Work Prior to Commercial Operation. If, in the judgment of Owner, any work is Defective or Deficient prior to Commercial Operation, Contractor shall promptly correct, at its own expense, any Defects or Deficiencies in any part of the Work, whether by repair, replacement or otherwise, subject to Contractor's right to pursue a Dispute under ARTICLE XXV. Correction of Defects or Deficiencies included in the Punch List shall be governed by the provisions of Section 10.8, and correction of Defects or Deficiencies identified during the Primary Warranty Period or, if applicable, Extended Warranty Period, shall be governed by the provisions of
ARTICLE XIII.

            9.2.2     Correction   of   Work   After   Commercial
Operation. If, during the Primary Warranty Period (or, if applicable, the Extended Warranty Period), any Work is found to be Defective or Deficient, Contractor shall promptly respond and commence its Corrective Work to remedy such Defects and Deficiencies in accordance with Section 13.4. Correction of Defects or Deficiencies included in the Punch List shall be governed by the provisions of Section 10.7, and the duration of the Primary Warranty Period or, if applicable, Extended Warranty Period, shall be governed by the provisions of ARTICLE XIII.

     9.3  Observance of Tests.  Each of the parties identified in
Section 9.1 and Section 21.2.4 shall have the right to observe all tests of the Work and the Facility.

     9.4 Quality Assurance. Contractor shall deliver to Owner within thirty (30) days after the Starting Date a Project-specific quality assurance program for Owner's review and prior written approval that will be binding on the Contractor and its Subcontractors and will govern their performance of all components of the Work. Contractor shall promptly modify such Project-specific quality assurance program to incorporate all comments provided by Owner, if any. Owner's approval of Contractor's quality assurance program shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement. If Owner fails to provide approval within such period, such Project-specific quality assurance program shall be deemed acceptable to Owner.

                           ARTICLE X.

                     COMPLETION OF THE WORK

     10.1 Action by Owner and Owner's Engineer with respect to Completion Certificates. Upon Owner's request and exclusively for the sole benefit of Owner, Owner's Engineer shall review and accept or reject the Completion Certificates issued by Contractor. The Completion Certificates shall be accompanied by the appropriate supporting documentation identified in the Milestone Payment Schedule. Such documentation shall consist of
(i) in the case of the Milestone Completion Certificate for factory testing, a copy of the test report, and (ii) in the case of the Milestone Completion Certificate for shipment of Equipment and Materials, a copy of the bill(s) of lading. Contractor shall concurrently deliver to Owner a copy of each submittal it makes to Owner's Engineer pursuant to this Section. Within five (5) business days of receipt of any Completion Certificate (ten (10) business days in the case of the Performance Test Completion Certificate), Owner's Engineer shall deliver a notice to Contractor accepting or rejecting such Completion Certificate. If such Completion Certificate is rejected, Owner's Engineer will specifically identify its reasons for rejection of the
Certificate. If Contractor accepts the reasons for such rejection, it shall take corrective action in accordance with this Agreement and submit a new Completion Certificate to Owner's Engineer for action in accordance with the procedures set forth in this Section. If Contractor disagrees with the reasons for the rejection or if Owner's Engineer fails to act upon the Completion Certificate within the time period provided for herein (or such longer period as the Contractor and Owner's Engineer may mutually agree upon), Contractor shall promptly notify Owner's Engineer and Owner, and the Parties and Owner's Engineer shall meet to attempt to resolve the disagreement (or delay). If the disagreement cannot be resolved within five (5) business days, Contractor shall act in accordance with the instructions of Owner without prejudice to its right to submit a request for a Change Order in accordance with Section 11.2 and to receive interest in accordance with Section 6.2 on any payment deferred on account of such rejection of the Completion Certificate. Owner's Engineer's acceptance of a Completion Certificate shall be signified by Owner's Engineer's countersignature upon it. Owner's acceptance shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement. Upon receipt of a Completion Certificate verified by Owner's Engineer, Owner shall signify its acceptance thereof by countersigning the Completion Certificate. The date of issuance of a

Completion Certificate shall constitute its effective date, provided that the Completion Certificate has been accepted by Owner or, in case of a Dispute, it is ultimately determined pursuant to the provisions of ARTICLE XXV that such Certificate should have been accepted by Owner.

     10.2 Test Guidelines; Test Procedures. Test Guidelines for the conduct of Check-Out, Start-Up (including Preliminary Tests) and the Performance Tests are set forth in Exhibit 10.2 hereto. No later than sixty (60) days prior to the commencement of the Preliminary Tests, Contractor will submit to Owner and Owner's Engineer a more complete set of procedures (the "Test Procedures") for the conduct of the tests which are subject to Owner's review and approval. The Test Procedures shall be in accordance with the Test Guidelines and shall reflect the normal mode of operation of the Facility. Owner shall cause Owner's Engineer to review and respond to Contractor's draft Test Procedures within twenty (20) days of the submission, and the Parties and Owner's Engineer shall finalize the Test Procedures within five (5) days of Owner's Engineer's response.

     10.3 Schedule, Conduct and Observation of Preliminary Tests. As each Generator Set and system and subsystem of the Facility achieves Mechanical Completion, Contractor will commence the process of Check-out and Start-up of such Facility component, including performance of the relevant Preliminary Tests for such component. Contractor shall provide Owner and Owner's Engineer, at least seven (7) days in advance of the first Preliminary Test and a preliminary schedule for conduct of the Preliminary Tests. Such schedule shall be subject to adjustment and modification to deal with the dynamic process involved in Check-out and Start-up of the Facility. Contractor shall provide Owner and Owner's Engineer with each revision of the schedule for the Preliminary Tests and in any event at least twenty-four (24) hours notice of the actual commencement of the first Preliminary Test.

     10.4 Mechanical Completion.

            10.4.1 Conditions for Mechanical Completion. "Mechanical Completion" means that, with respect to the applicable system and subsystem of Equipment and Materials for the Facility or for the entire Facility, all of the following have occurred: (i) Contractor has completed all procurement, fabrication, assembly, erection, installation and pre-commissioning checks and tests of all Equipment and Materials (including all systems and components of Equipment and Materials) for such applicable system or subsystem or for the entire Facility to ensure that all such Equipment and Materials was correctly fabricated, assembled, erected and installed and is capable of being operated safely and reliably within the requirements and Specifications contained in this Agreement, including in accordance with Applicable Laws, Governmental Approvals, Prudent Electric Practices and applicable Operating Manuals, (ii) the system and subsystem of Equipment and Materials for the Facility or for the entire Facility has been mechanically completed and is ready for safe and continuous operation on Heavy Fuel Oil, Gas and LFO, as applicable, and with respect to the entire Facility, all Generator Sets operational in automatic mode from the control room, (ii) Contractor has satisfactorily completed Start-up (including all Preliminary Tests) and is ready to conduct the Performance Tests with respect to such system and subsystem of Equipment and Materials for the Facility or for the entire Facility, and (iii) Contractor has delivered to Owner a Mechanical Completion Certificate for the applicable system or subsystem or for the entire Facility in accordance with Section 10.4.2, and Owner has accepted such certificate by counter-signing such certificate, and (iv) Contractor has performed all other obligations required under the Agreement for Mechanical Completion.

            10.4.2 Issuance of Mechanical Completion Certificate. When Contractor believes that the Facility or any Generator Set has achieved Mechanical Completion, Contractor shall issue a Mechanical Completion Certificate substantially in the form of Exhibit 10.4.2. Owner's Engineer and Owner shall act upon the Mechanical Completion Certificate in accordance
with   the provisions of Section 10.1.

     10.5 Performance Tests.

            10.5.1 Conduct of Performance Tests. Contractor shall test: (i) the Facility or a portion of the Facility (so long as at least fifty percent (50%) of the Generator Sets are available for testing) on a simple cycle basis, when ready, and again on a combined cycle basis, when ready; or (ii) upon Contractor's Notice to Owner, upon only one fuel if either HFO or NG are not available, in each case, by carrying out the
Performance Tests to demonstrate the Minimum Performance Standards and the Performance Guarantees have been achieved. Contractor shall provide Owner and Owner's Engineer with at least five (5) business days' notice of the date upon which Contractor proposes to commence the Performance Tests. For good cause, Contractor may stop and may re-perform a Performance Test at any time unless otherwise provided under the Test Procedures. Contractor shall provide reasonable cooperation in meeting a request by Owner for the rescheduling of a Performance Test if necessary to allow Owner, Owner's Engineer and representatives of Financing Parties (if any) to attend a Performance Test. All Performance Tests will be conducted in accordance with the Test Procedures and in the normal Facility operating configuration. If any Performance Tests are conducted (i) on a portion of the Facility or Generator Set, rather than the Facility as a whole, or (ii) on only one fuel; such Performance Tests shall only be used to establish conditions for Commercial Operation, on a pro-rata basis, excluding the assessment or payment of Performance Liquidated Damages (10.6.1(iii)), have been fully and finally satisfied. Notwithstanding anything to the contrary, Performance Liquidated Damages shall not accessed until the
Performance Test on the entire Facility has been conducted, which Performance Liquidated Damages shall be calculated on a weighted average basis as described in Section A.O.2 of Annex A. Owner shall provide operating personnel for the conduct of each Performance Test, who shall work entirely under the supervision of Contractor as set forth in more detail in Section 2.1.7 and
ARTICLE XV. Each Party shall have the right to perform data collection for each Performance Test. The Parties shall agree on the data to be used for analysis, and the analysis will be performed by Contractor. If Owner observes any Defects or
Deficiencies in the Facility or any Generator Set during any Performance Test, Owner shall promptly notify Contractor in writing. Owner and Contractor shall cooperate in good faith in determining when or to what extent the Facility will be taken out of service in order to take corrective measures; provided, however, that Owner shall not unreasonably interfere with Contractor's preparations for and conduct of any Performance Test. Contractor shall have the right to determine the nature of any corrective measures or modifications to the Facility to be taken by Contractor; provided that, in the reasonable opinion of Owner's Engineer and Contractor, such corrective measures or modifications would not adversely affect in any material respect the operation or maintenance of the Facility after commencement of Commercial Operation. No automatic controls or safety protections may be temporarily bypassed to achieve Performance Guarantees.

            10.5.2    Minimum Performance Standards Achieved  but
Failure to Achieve Performance Guarantees. If the Facility fails to meet one or more of the Performance Guarantees in accordance with the Test Procedures by the Guaranteed Commercial Operation Date, then at Contractor's election after consultation with Owner, Contractor shall, with respect to each Performance Guarantee not achieved: (i) take all corrective action and re-perform the relevant Performance Tests expeditiously until achievement of such Performance Guarantees in accordance with the Test Procedures, provided however, if the Facility meets all Minimum Performance Standards, but such corrective actions do not result in the achievement of such Performance Guarantee within ninety (90) days after the Guaranteed Commercial Operation Date, then Contractor shall pay applicable Performance Liquidated Damages as set forth in this Section, or (ii) pay the applicable Performance Liquidated Damages for such Performance Guarantee in lieu of meeting the relevant Performance Guarantee(s). Re-performance of any individual Performance Test may require re-performance of other Performance Tests if so mandated by the Test Procedures. Contractor's liability under this Section shall be in addition to any Delay Liquidated Damages owed under this Agreement. Contractor shall not unreasonably object to Commercial Operation of the Facility or portion of the Facility while corrective actions are underway to achieve the Performance Guarantees.

            10.5.3    Minimum Performance Standards Not Achieved.
If the Facility fails to achieve all of the Minimum Performance Standards, as evidenced by the Performance Test results, by the Guaranteed Commercial Operation Date, then
(i) Commercial Operation shall not occur and (ii) the provisions of Section 10.11.1 shall apply. In addition to the foregoing, Contractor shall attempt for a period of two hundred seventy
(270) days (commencing on the date on which the Facility or component thereof was shown, through the Performance Tests, to have failed to achieve one or more of the Minimum Performance Standards) ("Minimum Performance Standards Correction Period") to correct the Work to enable the Work to achieve all of the Minimum Performance Standards and otherwise achieve Commercial Operation. If the Work has not achieved all of the Minimum Performance Standards and Commercial Operation upon the termination of the Minimum Performance Standards Correction Period, then Owner may, in its sole discretion, either (i) grant Contractor a second sixty (60) day Minimum Performance Standards Correction Period under the same terms and conditions as the first, including the application of Section 10.11.1, or (ii) take such steps to remedy Contractor Default to the extent permitted under 16.2 of this Agreement. If, on the other hand, the Work has achieved all of the Minimum Performance Standards and Commercial Operation during the Minimum Performance Standards Correction Period (or during the second sixty (60) day period, should Owner elect that option), then Contractor shall be liable to Owner for any Liquidated Damages to which Owner is entitled under this Agreement. During any Minimum Performance Standard Correction Period, Owner shall provide Contractor with access to the Facility Site sufficient to perform its curative Work under this Agreement, so long as such access does not unreasonably interfere with operation of the Project and subject to any reasonable security or safety requirements of Owner. Contractor shall provide at least one (1) week's notice to Owner if performance of the curative Work will interfere with operation of the Project, in which case Owner may place reasonable limitations on Contractor's access to the Facility Site such that performance of the Work will minimize disruption to Owner's operations and loss of revenue resulting from performance of such Work. If, with respect to any Performance Guarantees, Contractor achieves Minimum Performance Standards but does not achieve the corresponding Performance Guarantee, if any, then Contractor shall immediately pay Owner the Performance Liquidated Damages, unless otherwise mutually agreed.

            10.5.4 Issuance of Performance Test Completion Certificate. Upon completion of the last Performance Test, whether upon achievement of all the Performance Guarantees or otherwise in accordance with the provisions of Section 10.5.2, Contractor shall issue a Performance Test Completion Certificate setting forth the Minimum Performance Standards and Performance Guarantees achieved in the form of Exhibit 10.5.4. Owner's Engineer and Owner shall act upon the Performance Test Completion Certificate in accordance with the provisions of
Section 10.1.

            10.5.5 Disposition of Output. At all times when Contractor desires to conduct Start-up, Performance Tests or other operations of the Facility, any Generator Set or Facility systems in furtherance of Performance Tests or repair and maintenance, Owner shall, at no expense to Contractor, arrange for the disposition of the Facility's output of electricity in such manner as Owner shall determine. Any output of electricity, and all proceeds from the sale thereof, shall be the property of Owner.

     10.6 Commercial Operation.

            10.6.1    Conditions    for   Commercial   Operation.
"Commercial  Operation"   shall  be achieved  with respect to the
Facility or a Generator Set only when all of the following have occurred:

               (i) Mechanical Completion has been achieved (as indicated by Contractor's issuance and Owner's acceptance of the Mechanical Completion Certificate and subject to the provisions of Section 10.6.2);

              (ii) all Minimum Performance Standards have been achieved;

             (iii) all Performance Guarantees for the Work have been achieved, or in the alternative, all applicable Performance Liquidated Damages due and owing have been paid, (under the applicable Performance Tests and as indicated by Contractor's issuance and Owner's acceptance of the Performance Test Completion Certificate);

              (iv) any Delay Liquidated Damages due and owing have been paid;

               (v) The Facility or a Generator Set can be used for their intended purposes as described in the Agreement in accordance with all Applicable Laws, Applicable Codes and Standards, Governmental Approvals, and Prudent Electric Practices, and all portions of the Facility can legally, safely and reliably be placed in commercial operation;

              (vi) The Facility or Generator Set meets all of the requirements set forth in the Specifications other than
     (i) any Work which, by the terms of the Agreement, is not required to be performed until a later date, and (ii) Punch List items;

             (vii)  Contractor  has  submitted  to  Owner a final
     Punch List in accordance with Section 10.7;

            (viii) Contractor has delivered to Owner a fully executed intermediate lien and claim waiver from Contractor substantially in the form of Exhibit 6.1.2(C); and

              (ix) Contractor has delivered to Owner a certificate under Section 10.6.2 stating that the requirements under this Section 10.6.1 have been satisfied (the "Commercial Operations Certificate") and Owner has accepted such certificate by counter-signing such certificate.

            10.6.2    Commercial Operation Prior to Completion of
Testing. The Owner is not entitled to use any Generator Set before the conclusion and acceptance by Owner of the applicable Performance Tests and Commercial Operation of said Generator Set; provided, however, the foregoing restriction shall not apply if Owner is operating with Contractor's written consent pursuant to
Section 10.5.2 or otherwise. If the Owner generates electricity from any Generator Set and such electricity is exported through the outgoing feeders without the formal written consent of the Contractor or without a Commercial Operations Certificate being issued, Owner shall be regarded as having thereby accepted such Generator Set; the Contractor shall be relieved of their duty to carry out the Performance Tests with respect to such Generator
Set; the Commercial Operation Certificate shall be deemed to have been issued and accepted by Owner with respect to such Generator Set; and Owner shall pay a pro-rata amount of the remaining Contract Price, less 2% representing the milestone payment for the punch list items being completed, to Contractor, unless a Change Order shall have been agreed to, prior to the generation of electricity, in accordance with Section 11.3, providing for additional time and expense.

            10.6.3 Issuance of Commercial Operation Certificate. When commencement of Commercial Operation occurs for the Facility or a Generator Set, when running on simple cycle or combined cycle, and when running on both NG and HFO or only NG or HFO, Contractor shall issue a Commercial Operation Certificate substantially in the form of Exhibit 10.6.2. Owner's Engineer and Owner shall act upon the Commercial Operation Certificate in accordance with the provisions of Section 10.1.

     10.7  Delays  in Commercial Operation Not Due  to  Fault  of
Contractor.

            10.7.1 Delay in Completion of Utility Interconnection of Load. If, due to no fault of Contractor or its Subcontractors, the interconnection to the Utility is not operational and ready prior to the arrival of the Barge at the Job Site so as to enable Contractor to commence Start-up (and provided that Contractor is in fact ready to commence Start-up), or if Owner fails to provide a sufficient and stable load, or consumables within thirty (30) days after Contractor's notice to Owner (excluding extensions for events of Force Majeure to the extent expressly permitted under Section 17.3.2), the period of delay in completing the interconnection to the Utility or in furnishing a sufficient and stable load shall constitute Owner Delay, and Contractor shall be entitled to a Change Order adjusting the Guaranteed Commercial Operation Date on a day-for-day basis for the period of delay, and compensating Contractor for any increased costs in performing the Work caused by such delay. Notwithstanding the above, if Owner fails to provide interconnection to the Utility, sufficient and stable load, or consumables within sixty (60) days after Contractors' notice to Owner (excluding extensions for events of Force Majeure to the extent expressly permitted under
Section 17.3.2), Owner shall be regarded as having thereby accepted the respective portion of the Facility or Generator Set(s); the Contractors shall be relieved of their duty to carry out the Performance Tests; the Commercial Operation Certificate shall be deemed to have been issued and accepted by Owner; and Owner shall pay all remaining amounts of the Contract Price to Contractors unless a Change Order shall have been agreed to, prior to the occurrence of any Owner act or omission listed herein, in accordance with Section 11.3, providing for additional time and expense.

            10.7.2 Delay in Performance Tests. In the event that Contractor has achieved Mechanical Completion but, due to no fault of Contractor or its Subcontractors, Contractor is unable to conduct the Performance Tests in order to achieve Commercial Operation, Contractor shall be entitled to interest at the Base Rate on the balance of the Contract Amount for each day after fifteen (15) days that Contractor is in fact ready to commence Start-up and unable to conduct the Performance Tests due to such delay. If Owner's work delays the Performance Tests by more than sixty (60) days (excluding extensions for events of Force Majeure to the extent expressly permitted under Section 17.3.2), Contractor shall, in addition to the interest at the Base Rate of the Contract Amount, be entitled to (i) apply a degradation curve to the Performance Test results to account for the time that the Facility, or respective portions thereof, has been in use; (ii) inspect and require additional service work be performed to the Facility in preparation for testing at Owner's sole cost; and
(iii) Change Order adjusting the Guaranteed Commercial Operation Date on a day-for-day basis for the period of delay, and compensating Contractor for any increased costs in performing the Work caused by such delay, which in any case may not exceed one hundred and eighty (180) days. Notwithstanding anything to the contrary, Owner's sole recourse for any shortfall in the Performance Tests after sixty (60) days of delay shall be limited to Performance Liquidated Damages. In no event shall Owner be entitled to reject the Facility, or portion thereof, on the basis of the delayed Performance Tests nor shall Contractor be otherwise liable to the Owner for any shortfall in the Performance Tests. Notwithstanding the above, if Owner is unable to conduct all Performance Tests after one hundred and eighty
(180) days of delay, the Owner shall be regarded as having thereby accepted the respective portion of the Facility or Generator Set(s); the Contractors shall be relieved of their duty to carry out the Performance Tests; the Commercial Operation Certificate shall be deemed to have been issued and accepted by Owner; and Owner shall pay all remaining amounts of the Contract Price to Contractors, unless Contractor, in its sole discretion agrees to a Change Order prior to the occurrence of any Owner act or omission listed herein, in accordance with Section 11.3, providing for additional time and expense.

     10.8 Punch List. Within thirty (30) days after achievement of Mechanical Completion of the Facility, Contractor shall prepare a provisional Punch List (consulting with Owner in preparing the Punch List) and provide it to Owner and Owner's Engineer with an estimate of the cost and time to complete and/or correct each Punch List item. A final Punch List shall be submitted by Contractor upon achievement of Commercial
Operation.   Owner's Engineer  shall
notify Contractor within ten (10) days after receipt of each Punch List that it accepts such Punch List and estimate or shall otherwise state its reasons for disagreement therewith in
reasonable        detail;      provided,       however,      that
acceptance or rejection thereof shall not relieve Contractor of its liability to complete or correct the Punch List items. If
Owner's Engineer fails to notify Contractor that it accepts or rejects Contractor's Punch List within the time period set forth above, or fails to provide detailed reasons for its rejection, then Owner shall be deemed to have accepted Contractor's Punch List. If the Parties fail to agree on the Punch List and estimate, Contractor shall comply with the reasonable instructions of Owner with respect to the disagreed items without prejudice to its right to submit a request for a Change Order in accordance with ARTICLE XI for additional costs incurred in complying with Owner's instructions. Owner may withhold from amounts otherwise payable under Section 6.1.3 an amount equal to 175% of the estimated value of each Punch List item until Contractor has completed that item or Contractor may provide alternate security reasonably acceptable to Owner in such amount. If Contractor fails to complete all Punch List items to be completed by Contractor within ninety (90) days after the date of Substantial Completion, Owner may, in addition to any other rights that it may have under this Agreement, at law or in equity, deduct the related cost of such item from the amount withheld with respect to such item and pay the remaining amount withheld, if any, to Contractor upon achievement of Final Completion in accordance with Section 6.1.4. If Contractor has been unable to complete any Punch List item within ninety (90) days of Substantial Completion because Owner has refused to grant access for such completion, then, at Owner's option (and unless the Parties agree otherwise), Contractor shall either (i) remain at the Job Site until such access is granted (or, subject to Owner's consent, demobilize and remobilize at the Job Site), entitling Contractor to a Change Order to the extent expressly permitted by Section 11.3 with all Compensable Costs of remaining at the Job Site (or demobilization and remobilization, if applicable) and increased costs of completing the Punch List items caused by the delay (computed in accordance with Section
11.7 plus profit thereon at the rate of twelve percent (12%) to be paid by Owner, or (ii) convey and deliver to Owner the personal property required to complete the Punch List items.

     10.9 Substantial Completion.

            10.9.1    Conditions   for   Substantial  Completion.
Substantial Completion shall be achieved only when all of the following have been satisfied:

               (i)  the  Facility  shall have achieved Commercial
     Operation as evidenced by Owner's Engineer's and Owner's acceptance of the Commercial Operation Certificate;

              (ii)  the  Parties have agreed upon the final Punch
     List and estimate in accordance with Section 10.7;

             (iii) Contractor has delivered to Owner a fully executed intermediate lien and claim waiver from Contractor substantially in the form of Exhibit 6.1.2(C) and fully executed intermediate lien and claim waivers from each Subcontractor substantially in the form of Exhibit 6.1.2(D);

              (iv) Contractor has delivered to Owner a certificate under Section 10.9.2 stating that the requirements under this Section 10.9.1 have been satisfied (the "Substantial Completion Certificate") and Owner has accepted such certificate by counter-signing such certificate; and

               (v)  Contractor    has    performed    all   other
     obligations  required  under  this Agreement for Substantial
     Completion.

            10.9.2    Issuance    of    Substantial    Completion
Certificate. When Contractor believes that Substantial Completion has occurred, Contractor shall issue a Substantial Completion Certificate substantially in the form of Exhibit
10.8.2. Owner's Engineer and Owner shall act upon the Substantial Completion Certificate in accordance with the provisions of
Section 10.1.

     10.10     Final Completion.

            10.10.1   Conditions   for  Final  Completion.  Final
Completion   shall   occur  when  all  of the following have been
satisfied:

               (i)  Contractor's  obligations regarding all Punch
     List items  shall  have  been  performed  in accordance with
     Section 10.7;

              (ii)  Owner  shall have received the final Facility
     job books,  as-builts  and  other  documents  identified  in
     ARTICLE VIII or   elsewhere  in  this  Agreement  as   being
     furnished by Contractor;

             (iii) Contractor shall have paid to Owner all amounts of Liquidated Damages determined to be due and owing to Owner in accordance with the provisions of this Agreement;

              (iv) Contractor has delivered to Owner a fully executed final lien and claim waiver from Contractor substantially in the form of Exhibit 6.1.4(A) and fully executed final lien and claim waivers from each Subcontractor substantially in the form of Exhibit 6.1.4(B);

               (v) all special tools and commissioning spare parts identified in Annex A of the Specifications and all other items to be provided by Contractor to Owner hereunder shall have been delivered to Owner free and clear of all liens;

              (vi)  Substantial Completion shall have occurred;

             (vii) Contractor has delivered to Owner a certificate under Section 10.10.2 stating that the requirements under this Section 10.10.1 have been satisfied (the "Final Completion Certificate") and Owner has accepted such certificate by counter-signing such certificate; and

            (viii)  Contractor    has    performed    all   other
     obligations   required  under   this  Agreement   for  Final
     Completion.

            10.10.2 Issuance of Final Completion Certificate. When Contractor believes that Final Completion has occurred, Contractor shall issue a Final Completion Certificate substantially in the form of Exhibit 10.10.2. Owner's Engineer and Owner shall act upon the Final Completion Certificate in accordance with the provisions of Section 10.1.

     10.11     Liquidated Damages.

            10.11.1 Delay Liquidated Damages. In the event that the Facility fails to achieve Commercial Operation on or before the Guaranteed Commercial Operation Date (as extended pursuant to any provision of this Agreement), Contractor shall be liable for the payment of liquidated damages ("Delay Liquidated Damages") to Owner; (a) for delay in achieving the Guaranteed Commercial Operation Date by operating on at least a simple cycle,
in an amount equal to Fifteen  Thousand  Dollars   U.S.   Dollars
(U.S. $15,000) per day for each day of delay beginning with the 501st day through the 537th day after the Starting Date, and (b) for delay in achieving the Guaranteed Commercial Operation Date on a combined cycle, in an amount equal to (i) Twenty Thousand U.S. Dollars (U.S. $20,000) per day for each day of delay beginning with the 538th day through the 557th day of failure to achieve Commercial Operation after the Starting Date and (ii) Forty Thousand U.S. Dollars (U.S. $40,000) per day for each day of delay, after the 557th day of failure to achieve Commercial Operation until Commercial Operation is achieved, pro rata and in
relation   to   output   of   each   specific   Generator    Set.
Notwithstanding the foregoing, the Parties agree that the Delay Liquidated Damages for simple cycle and combined cycle operation shall not be assessed for the same time period.

            10.11.2     Net   Electrical   Capacity    Liquidated
Damages. If the Net Electrical Capacity of the Facility, as set forth in the Performance Test Completion Certificate issued by Contractor and accepted by Owner, is less than the Net
Electrical Capacity Guarantee, then Contractor shall pay to Owner, as liquidated damages ("Net Electrical Capacity Liquidated Damages"), an amount equal to Two Thousand U.S. Dollars (U.S. $2,000) for each kW by which the Net Electrical Capacity is less than the Net Electrical Capacity Guarantee.

            10.11.3 Net Electrical Output Liquidated Damages. If the Net Electrical Output of the Facility, as set forth in the Performance Test Completion Certificate issued by Contractor and accepted by Owner, is less than the Net Electrical Output Guarantee, then Contractor shall pay to Owner, as liquidated damages ("Net Electrical Output Liquidated Damages"), an amount equal to Fifty Thousand U.S. Dollars (U.S. $50,000) for each one tenth of one percent (0.1%) by which the Net Electrical Output (expressed in kWH) is less than the Net Electrical Output Guarantee (also expressed in kWH).

            10.11.4 Heat Rate Liquidated Damages. If the Heat Rate of the Facility, as set forth in the Performance Test Completion Certificate issued by Contractor and accepted by Owner, is greater than the Heat Rate Guarantee, then Contractor shall pay to Owner, as liquidated damages ("Heat Rate Liquidated Damages"), an amount equal to Five Thousand U.S.

Dollars (U.S. $5,000) for each BTU/kWH that the Heat Rate is greater than the Heat Rate Guarantee.

            10.11.5     Liquidated   Damages   not  Penalty.  The
Parties acknowledge, recognize and agree on the following:

               (i)  that  time  is of the essence with respect to
     achieving Commercial Operation on or before the Guaranteed Commercial Operation Date, achieving Substantial Completion on or before the Guaranteed Substantial Completion Date and achieving Final Completion on or before the Guaranteed Final Completion Date; that because of the unique nature of the Facility and the unavailability of a substitute facility, it is difficult or impossible to determine with precision the amount of Damages that would or might be incurred by Owner as a result of Contractor's failure to achieve Commercial Operation on or before the Guaranteed Commercial Operation Date;

              (ii) that a failure of the Facility to meet the Performance Guarantees will cause damage to Owner which may be difficult or impossible to determine with precision;

             (iii) that any sums which would be payable under this Section 10.11 are in the nature of liquidated damages, and not a penalty, and are fair and reasonable and such payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from such failure, and shall, without duplication, be the sole and exclusive measure of Damages with respect to any failure by Contractor to achieve Commercial Operation on or before the Guaranteed Commercial Operation Date or any failure of the Facility to meet the Performance Guarantees; and

              (iv) that the provisions for Liquidated Damages under this Section 10.11 are without prejudice to Contractor's obligation to cause the Facility to meet the Minimum Performance Standards in accordance with the Test Procedures.

            10.11.6 Cumulative Remedies. The remedies set forth in this Section 10.11 are cumulative and not exclusive of any other remedies available under this Agreement or Applicable
Laws.

      10.12        Contractor Bonuses.

          10.12.1 Early Completion Bonus. The aggregate amount of all bonuses payable by Owner to Contractor under this Section
10.12.1 shall not exceed Five Hundred Thousand U.S. Dollars (U.S. $500,000). Owner shall pay to Contractor a bonus ("Early Completion Bonus") per day for each day prior to the Guaranteed Commercial Operation Date during which Commercial Operation has occurred and during which Owner is exporting power from the Facility for revenue (a) pursuant to simple cycle operations only (and not on a combined cycle) in an amount equal to (i) $7,500 per day for each day between and inclusive of the 472nd and 491st day after the Starting Date, and (ii) $15,000 per day for each day occurring 471 days or earlier after the Starting Date; and
(b) pursuant to combined cycle operations, (i) $7,500 per day for each day between and inclusive of the 515th and 524th day after the Starting

Date; (ii) $15,000 per day for each day between and inclusive of the 495th and 514th day after the Starting Date; and (iii)
$30,000 per day for each day occurring 494 days or earlier after the Starting Date.

          10.12.2 Additional Early Completion Bonus. The aggregate amount of all bonuses payable by Owner to Contractor under this Section 10.12.2 shall not exceed Three Hundred Forty Thousand Euros (340,000). Owner shall pay to Contractor an additional bonus ("Additional Early Completion Bonus") per day for each day prior to the Guaranteed Commercial Operation Date during which Commercial Operation has occurred and during which Owner is exporting power from the Facility for revenue (a) pursuant to simple cycle operations only (and not on a combined cycle) in an amount equal to E17,000 per day for each day between and inclusive of the 482nd day after the Starting Date, and the 491st day after the Starting Date (for up to 10 days); and (b) pursuant to combined cycle operations, E17,000 per day for each day between and inclusive of the 515th and 524th day after the Starting Date (for up to 10 days).

     10.13 Guaranteed Completion. Contractor guarantees that Commercial Operation shall be achieved no later than the
Guaranteed Commercial Operation Date, as adjusted in accordance with this Agreement. Contractor guarantees that Substantial
Completion shall occur no later than the Guaranteed Substantial Completion Date, as adjusted in accordance with this Agreement. Contractor guarantees that Final Completion shall occur no later than the Guaranteed Final Completion Date, as adjusted in accordance with this Agreement.


                           ARTICLE XI.
                          CHANGE ORDERS

     11.1 Owner Requested Change Orders. Owner shall be entitled to a Change Order upon request in accordance with this Section
11.1.

            11.1.1    If Owner  desires to make any change in the
Work including upgrading Equipment and Materials or deducting items of Work, Owner shall submit to Contractor in writing a duly signed proposed Change Order, and thereafter, Owner and Contractor may informally consult concerning the estimated cost and impact on the Guaranteed Commercial Operation Date,
Guaranteed Substantial   Completion    Date,    Guaranteed  Final
Completion Date and the Contract Amount. Unless otherwise notified by Owner, Contractor shall within ten (10) Business Days of receipt of the proposed Change Order prepare, a detailed estimate meeting the requirements of Section 11.5 of the impact of such change on the Contract Amount, the Project Schedule and any other obligation or potential liability of Contractor under the Agreement, taking into account the effect of such change on the Work and other agreed upon and contemplated Change Orders.

            11.1.2    Owner  shall  review  Contractor's estimate
within ten (10) Business Days, and if Owner accepts or the Parties otherwise agree as to the Change Order and the effect, if any, upon the Contract Amount, the Guaranteed Commercial Operation Date, Guaranteed Substantial Completion Date, Guaranteed Final Completion Date or any other obligation or potential liability of Contractor under the Agreement, the Parties shall execute such Change Order in the form of Exhibit 11.1(B) reflecting such agreement.

Alternatively, Owner may determine in its sole discretion not to undertake the proposed Change Order, in which case no Change Order shall be executed. If the Parties cannot agree upon the Change Order or the effect, if any upon the Contract Amount, the Guaranteed Commercial Operation Date or any other obligation or potential liability of Contractor under the Agreement within ten
(10) Business Days of Contractor's receipt of Owner's proposed Change Order, or if Owner desires that the proposed changed Work as set forth in the proposed Change Order immediately commence without receipt of Contractor's written estimate, Owner may, by issuance of a unilateral Change Order in the form of
Exhibit 11.1(A), require Contractor to commence and perform the changed Work specified therein on a time and materials basis whereby Contractor is paid its Compensable Costs, plus profit thereon at the rate of twelve percent (12%).

     11.2 Contractor Requested Change Orders.

            11.2.1    Contractor Change Order.   Contractor shall
be entitled to a Change Order in the event that any of the following occur:

               (i) Owner Delay or other acts or omissions of Owner to perform its obligations under this Agreement, which adversely affect Contractor's actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or ability to perform any requirement under this Agreement and, with respect to Owner Delay, compensation and a time extension to the Guaranteed Commercial Operation Date, Guaranteed Substantial Completion Date and Guaranteed Final Completion Date, as applicable, to the extent expressly permitted under Section 11.3;

              (ii)  events  of  Force  Majeure   to   the  extent
     expressly permitted under Section 17.3.1;

             (iii) discovery of pre-existing Hazardous Materials at the Job Site for which Owner is responsible in accordance with Section 2.2 that adversely affect Contractor's cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or ability to perform any requirement under this Agreement, and with respect to any delays caused by such discovery of pre-existing Hazardous Materials, an adjustment to the Contract Amount and a time extension to the Project Schedule to the extent expressly permitted under Section 11.3;

              (iv) Changes in Law that adversely affect Contractor's costs (which costs shall be adequately documented and supported) of performance of the Work or ability to perform any requirement under this Agreement, and with respect to any delays caused by such Changes in Law, a time extension to the Project Schedule to the extent expressly permitted under Section 11.3; or

               (v) Subsurface conditions deviating from the assumptions set forth in the Specifications that adversely affect Contractor's cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or ability to perform any requirement under this Agreement, and with respect to any delays caused by such discovery of subsurface conditions, an adjustment to the Contract Amount and a time extension to the Project Schedule to the extent expressly permitted under Section 11.3.

              (vi)  to  the  extent   expressly   permitted under
     Sections 2.1.1 or 9.2.1.

            11.2.2    Contractor  Preliminary  Notice.   Promptly
upon becoming aware that any of the foregoing will impact the Contract Amount, the Project Schedule any other obligation or potential liability of Contractor under the Agreement, Contractor shall give preliminary notice thereof to Owner and shall within fifteen (15) days after such preliminary notice prepare and deliver to Owner a request for a Change Order which shall describe such condition or event in detail and the adjustments to the Work (including the impact of such change on the Contract Amount, the Project Schedule and any other obligation or potential liability of Contractor under the Agreement, taking into account the effect of such change on the Work and other agreed upon and contemplated Change Orders. If it is not reasonably practicable to obtain within the aforesaid period the information needed, then such period shall be extended as may be reasonable under the circumstances, and Contractor shall provide Owner with reports, no less frequently than bi-weekly, as to Contractor's best estimate of the adjustment to the Work, Guaranteed Commercial Operation Date and Contract Amount. Thereafter, the procedures set forth in Section
11.1.2 shall apply. Unless otherwise set forth herein or agreed by the Parties, adjustments to the Contract Amount shall be based on Contractor's Compensable Costs, plus profit thereon at the rate of twelve percent (12%). In connection with any Change Order issued under this Section, any other provisions of this Agreement (including the Annexes or Exhibits) affected by
the  Change  Order  shall  be   suitably adjusted.

            11.2.3    Contractor Failure  to Provide Notice.  The
Parties acknowledge that Owner will be prejudiced if Contractor fails to provide the notices and proposed Change Orders as required under this Section 11.2, and agree that such requirements are an express condition precedent necessary to any right for an adjustment in Contract Amount, the Guaranteed Commercial Operation Date, the Guaranteed Substantial Completion Date or Guaranteed Final Completion Date, Milestone Payment Schedule, any Work, any of the Minimum Performance Standards or Performance Guarantees or any other modification to any other obligation of Contractor under this Agreement. Verbal notice, shortness of time, or Owner's actual knowledge of a particular circumstance shall not waive, satisfy, discharge or otherwise excuse Contractor's strict compliance with this Section 11.2.

     11.3 Delay Caused by Owner, Pre-Existing Hazardous Materials, Subsurface Conditions or Changes in Law. Should (i) an Owner Delay event or Owner ordering a change in the Work (provided that a Change Order has been issued in accordance with Section 11.1) delay the commencement, prosecution or completion of the Work, or
(ii) the commencement, prosecution or completion of the Work be delayed as a result of Contractor's discovery of pre-existing Hazardous Materials on the Job Site, subsurface conditions deviating from the assumptions regarding such conditions set forth in this Specifications or Changes in Law, then Contractor shall, with respect to any of the above, be entitled to a Change Order for an adjustment in the Contract Amount and an extension to the Project Schedule if (i) (x) such delay affects the performance of any Work Schedule that is on the critical path of the CPM Schedule, or (y) Contractor is unable to proceed with other portions of the Work so as not to cause a delay
in   the   applicable   Guaranteed   Commercial  Operation  Date,
Guaranteed   Substantial   Completion  Date  or  Guaranteed Final
Completion Date,  and  (ii) Contractor  complies with the notice,
documentation  and  mitigation   requirements   herein.    Unless
otherwise set forth herein or agreed by the Parties, adjustments to the Contract Amount shall be for Contractor's Compensable Costs, plus profit thereon at the rate of twelve percent (12%) resulting from such delay and meeting the requirements of this
Section 11.3, and any adjustments to the Contract Amount or the Project Schedule shall be recorded in a Change Order. The Parties agree that if they execute a Change Order with respect to any change in the Scope of Work described in this Section 11.3 any delay arising out of such change in the Scope of Work and meeting the requirements of this Section 11.3 shall be included in the Change Order incorporating such change in the Scope of Work.

     11.4 Disputes with Respect to Change Orders. In the event the Parties have not reached agreement with respect to the proper adjustment to the Contract Amount, the Milestone Payment Schedule and/or the Project Schedule with respect to any event or other occurrence described in Section 11.2 or Section 11.3 within thirty (30) days of the occurrence of the event or circumstance described therein, the cost or amount of such adjustment, if any, shall be determined pursuant to the provisions of ARTICLE XXV. In the case of any Dispute as to whether any Work requested or directed by Owner is in fact a change from Contractor's existing contractual obligations under this Agreement and the proper subject of a Change Order, the matter shall be referred to dispute resolution in accordance with the provisions of ARTICLE
XXV. Pending the resolution of such Dispute, Contractor will comply with the written direction of Owner and Owner shall pay Contractor its Compensable Costs incurred as a result of complying with Owner's direction plus profit thereon at the rate of ten percent (10%) and an equitable adjustment in the Guaranteed Commercial Operation Date. If the Dispute is ultimately resolved in Owner's favor, Contractor shall repay to Owner the Compensable Costs or such portion thereof based on the resolution of the Dispute.

     11.5  Documentation.    All   claims   by   Contractor   for
adjustments to one or more of the Contract Amount, the Guaranteed
Completion  Date,   the   Milestone  Payment  Schedule,   or  the
Performance Guarantees as a result of Change Orders under ARTICLE XI and XII shall be supported by such documentation as is reasonably sufficient for Owner to determine the accuracy thereof,
including  invoices    from   Subcontractors   and   Contractor's
man-hour breakdowns.

     11.6 Effect of Force Majeure Event. In the event and to the extent that a Force Majeure event affects Contractor's ability to meet the Guaranteed Commercial Operation Date, Contractor may be entitled to a Change Order to the extent permitted by Section 17.3.1.

     11.7 Basis for Compensation for Costs.  Where the provisions of this  Agreement  provide  for  the payment or reimbursement by
Owner of Contractor's  "Compensable  Costs",  such   payment   or
reimbursement shall be for the following:

               (i)  "Direct Personnel  Expense"  for Contractor's
     employees, which  shall  consist  of  their  gross salary or
     wages (computed on the   then-current   market  rates in the
     applicable jurisdiction);

              (ii) Benefits at the rate of thirty percent (30%) of Direct Personnel Expense under item (i) above for permanent, full-time employees and at the rate of fifteen percent (15%) of Direct Personnel Expense under item (i) above for part-time and/or temporary employees;

             (iii)  Out-of-Pocket  Expenditures   for  materials,
     supplies and services of Subcontractors; and

              (iv)  General  and  administrative  costs  of   ten
     percent (10 %) of the sum of items (i), (ii) and (iii) above,

provided that, all Compensable Costs: (a) must be reasonably incurred in the proper performance of the Work, (b) must be reasonably and sufficiently documented and (c) shall include only those costs that would not have been incurred but for the change in the Work or, in the case of Change Orders under Section 11.2 or 11.3, the events or conditions for which Contractor is entitled to relief in accordance with the provisions of said Sections. Notwithstanding the foregoing, all Compensable Costs shall be exclusive of (1) fees and expenses of the Contractors' legal counsel, and any travel expenses (including transportation, lodging and food) incurred by any of the Contractors' legal counsel in conjunction with the Work, (2) any taxes, duties, levies or other impositions applicable to Contractor (except to the extent Owner bears responsibility for such taxes, duties, levies or other impositions under the terms of this Agreement),
(3) all costs incurred or paid by the Contractors to cure Defects or Deficiencies in the Work, (4) all costs incurred to participate in a Dispute resolution process pursuant to ARTICLE XXV, except to the extent provided therein, (5) any amounts paid pursuant to Contractors' indemnity obligations hereunder, and (6) all costs incurred to cure any default, by either Contractor, or any Subcontractor, of a duty or obligation under this Agreement. Contractor shall use reasonable efforts to minimize Compensable Costs and shall provide Owner with options for reducing such costs whenever possible.

     11.8 Records and Audit Rights.

            11.8.1    Contractor   Records.   Contractor    shall
maintain accurate records, books, logs, reports, receipts, and other pertinent documentation as may be necessary for proper management under this Agreement, to adequately substantiate Work Performed under any Change Order, as required under Applicable Laws or relating to this Agreement ("Books and Records") at Site. Upon reasonable notice and during regular business hours, Owner may inspect Books and Records, excluding those Books and Records that may be retained by Contractor due to proprietary information. In the event any Work is performed by Contractor on a time and material or similar basis, Contractor shall deliver to Owner a true copy of all records, books, logs and documentation that may be necessary to adequately substantiate such work for review by Owner or its authorized agents or representatives upon Owner's request during the term of this Agreement and for a period of one
(1) year after final payment under this Agreement. Contractor shall retain all such Books and Records for a minimum period of three (3) years after Final Completion of the Project, or such greater period of time as may be required under Applicable Laws. For the avoidance of doubt and notwithstanding the rights conveyed above, this Section is not intended to provide the Owner with audit rights beyond the Books and Records maintained on Site by the Contractor for proper management under this Agreement.

            11.8.2    General and Administrative Rates.  Overhead
and general  and  administrative   burden   rates   included   in
Compensable Costs are negotiated rates and shall not be subject to review or audit.

     11.9 Mitigation. Contractor shall use reasonable commercial efforts to mitigate any delay or costs resulting from the events described in Sections 11.2 and 11.3, as a condition to any adjustment to the Project Schedule or the Contract Amount.

     11.10 Accord and Satisfaction. Mutual Change Orders agreed upon by the Parties, and unilateral Change Orders entered into on a time and materials basis shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order upon the Agreement and shall be deemed to compensate Contractor fully for such change.

     11.11 Adjustment Only Through Change Order. No change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement, including any Work, shall be the basis for an adjustment for any change in the Contract Amount, the Project Schedule (including the Guaranteed Commercial Operation Date, Guaranteed Substantial Completion Date or Guaranteed Final Completion Date), any Work, the Milestone Payment Schedule, any of the Minimum Performance Standards or Performance Guarantees or any other obligations of Contractor or right of Owner under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this ARTICLE XI. Contractor shall not perform any change in the Work unless and until such change is authorized pursuant to this
ARTICLE XI, and should Contractor perform or claim to perform any changes in the Work prior to authorization by Change Order, all such costs and expenses incurred by Contractor shall be for Contractor's account

                          ARTICLE XII.

                          SUBCONTRACTS.

     12.1 Subcontractors. Owner acknowledges and agrees that Contractor intends to have portions of the Work accomplished by Subcontractors pursuant to written subcontracts between Contractor and such Subcontractors, and that such Subcontractors may have certain portions of the Work performed by lower tiered Subcontractors. All Subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective trades performing identical or substantially similar work. All contracts with Subcontractors shall be consistent with the terms or provisions of this Agreement. Contractor shall be fully responsible to Owner for the acts and omissions of Contractor's Subcontractors.

     12.2  Major   Specialty   Consultants,   Subcontractors  and
Equipment Suppliers. In connection with the purchase of any items of Equipment and Materials from any Subcontractor, Contractor shall purchase only such models of Equipment and
Materials   for incorporation into
the Facility as have attained the standard of reliability and performance required under the Agreement.

     12.3 No Privity With Subcontractors. Owner shall not be deemed by virtue of the Agreement to have any contractual obligation to or relationship with any Subcontractor. No Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement.

     12.4 Review and Approval Not Relief of Contractor's Liability. The review, approval or consent by Owner as to Contractor's entering into any subcontract with any Subcontractor shall not relieve Contractor of any of its duties, liabilities or obligations under the Agreement, and Contractor shall be liable to the same extent as if any such subcontract had not been entered into. Any inspection, review or approval by Owner permitted under the Agreement of any Work in progress by Contractor or Subcontractors shall not relieve Contractor of any duties, liabilities or obligations under the Agreement.

     12.5 Owner's Rights. Contractor shall supervise and direct the work of all Subcontractors and shall be responsible for all engineering, procurement and transportation and construction means, methods, techniques, sequences and procedures for coordinating the work of Subcontractors.

     12.6 Subcontracts. Contractor shall furnish Owner with a copy of all subcontracts within ten (10) days after Owner's request. Contractor reserves the right to redact or remove any confidential or proprietary information from subcontracts, including but not limited to trade secrets and pricing, which it may not freely divulge. Owner shall comply with any confidentially provisions which Contractor is subject to with respect to the subcontract. Notwithstanding the above, Owner's receipt and review of any subcontracts under this Section shall not relieve the Contractor of any obligations under this Agreement nor shall such action constitute a waiver of any right or duty afforded Owner under this Agreement, or approval of or acquiescence in a breach hereunder.

                          ARTICLE XIII.

                           WARRANTIES

     13.1 Contractor's Warranty. Contractor warrants that the Work, including the Equipment and Materials and other items constituting the Facility, will (a) be new (except as otherwise agreed or permitted by Owner in writing), complete, fit for the purposes specified in this Agreement (b) be free of defects in design, materials and workmanship; (c) conform to the Specifications and other requirements of this Agreement, and (d) be performed in a good and workmanlike manner.

     13.2 Warranty Period. Contractor shall have the obligation to perform Corrective Work in accordance with Section 13.4 for a period of fifteen (15) months commencing on Commercial Operation ("Primary Warranty Period"). If any Work is corrected, repaired, replaced and/or re-performed pursuant to Section 13.4 during the Primary Warranty Period, Contractor's Corrective Work obligations under Section 13.4 with respect to such Work shall be extended to the later of the expiration of the relevant Primary Warranty Period or six (6) months from the date of completion of such modification, correction, repair, replacement or re-performance ("Extended Warranty Period"); provided, however, that in no event shall the Extended Warranty Period extend beyond twenty-one (21) months after commencement of the Primary Warranty Period.

          Nothing contained in this Section 13.2 shall be construed: (a) to establish a period of limitation with respect to any other obligations in this Agreement, which shall terminate as stated in Section 7.5, or (b) as a waiver of any other rights which Owner may have under this Agreement, or at law or in equity.

     13.3 Conditions of Warranty. Contractor shall have no obligation for breach of warranty under Section 13.1 to the extent that (i) such failure to meet the warranty is caused by normal wear and tear occurring at the Facility; (ii) such failure to meet the warranty is the result of Owner's misuse or negligence or acts of God occurring after commencement of the Primary Warranty Period and not normally associated with the operation of an electric generation station such as the Facility; (iii) without Contractor's approval, spare parts other than those supplied or recommended by Contractor have been used, so as, in the reasonable judgment of the Contractor, and have adversely affected the Facility's performance or reliability; or (iv) the Facility or any relevant part thereof is installed, used or serviced by Owner or its contractors other than in conformance with Contractors' or any Subcontractor's manuals, written instructions or written technical specifications. Contractor also shall have no obligation for breach of warranty under Section 13.1 to the extent that, after commencement of the Primary Warranty Period, Owner fails to operate or maintain the Facility or the applicable Generator Sets in accordance with Prudent Electric Practices, to the extent that such failure by Owner is the cause of any Defect or damage to the Facility or the applicable Generator Sets or notify Contractor within a reasonable time after the defect becomes apparent, not to exceed thirty (30) days from the date supervisory level personnel of Owner responsible for the Facility become aware of such defect. Following Owner's request for correction of any Defects or Deficiencies, Owner shall make available to Contractor its operating and maintenance records for the Facility for the purpose of verifying compliance with the foregoing conditions of warranty and assistance in determining the causes of any failure in performance. The warranty under Section 13.1 shall also not apply to any Owner-directed changes (not mutually agreed via Change Order) in the design or construction of the Facility which Contractor reasonably disputes as not being in accordance with good workmanship or Prudent Electric Practices, provided that Contractor has notified Owner of Contractor's Dispute with the Owner-directed change at least seven (7) Business Days prior to performing any such change. Owner's warranty rights shall not be reduced by the presence of spare parts at the Facility, or the lack thereof.

     13.4  Remedy.    If the warranty set forth in Section   13.1
hereof is breached, such breach constitutes a  defect  under  the
Agreement.    If   during   the  Primary  Warranty Period (or, if
applicable, the Extended Warranty Period), any Work is Defective or Deficient, Contractor shall, upon receipt of written notice thereof from Owner, (i) correct the Defects or Deficiencies by
repair,   replacement,  other   corrective  actions  and/or   re-
performance of the applicable Work ("Corrective Work") promptly but at no cost to Owner (and at Contractor's sole cost, including
the   cost   of   such   repair,  replacement,  correction or re-
performances, any transportation, handling, shipping, replacement parts, labor and other expenses); (ii) be liable for and pay to Owner any and all damages to the Facility incurred by Owner or any Owner Affiliate directly arising out of or relating to such Defects or Deficiencies; and (iii) in any event, Contractor shall provide a service engineer to begin Corrective Work at the Facility as soon as reasonably possible after receipt by Contractor of Owner's notice. Owner shall provide Contractor with full and free access to the Project, so long as such access does not materially interfere with construction or operation of any portion of the
Project   and  subject  to  any  reasonable  security  or  safety
requirements of Owner. Any change to Equipment and Materials that would alter the Specifications may be made only with prior written approval of Owner. All costs incidental to Contractor's performance of its warranty obligations and Corrective Work,
including   the  removal,  replacement   and   reinstallation  of
Equipment and Materials necessary to gain access to any Defect or Deficiency in the Work and retesting of repaired or replaced Work (if appropriate in accordance with industry standards) shall be
borne by Contractor.  Any  duties,   taxes   or   other   charges
assessable for importation into the Dominican Republic of items required to meet Contractor's warranty obligations shall be borne by Contractor; provided however that Owner shall use reasonable efforts to minimize the cost of such charges. If, after fourteen
(14) days' notification of the breach of warranty (or, in the case of a breach which jeopardizes the performance of the Facility, three (3) business days after such notification), Contractor has not commenced a response to the correction of the breach and thereafter diligently pursued a correction, then Owner, by written notice to Contractor, may correct or cause to be corrected such breach in accordance with this Agreement, and Contractor shall be liable for all reasonable costs, charges and expenses incurred by Owner in connection with such repair or replacement and arising from or relating to such Defect and shall forthwith pay to Owner an amount equal to such costs, charges and
expenses upon receipt of invoices certified  by  Owner.   Owner's
action in correcting Defects in accordance with this Section shall not void Contractor's warranty obligations, except as set forth in Section 13.3. Subject 13.3, if during any consecutive six months during the Warranty Period any Work is repeatedly Defective or Deficient in the same manner on three (3) or more occasions and materially adversely affects commercial operation of the Facility, the Contractor shall negotiate with Owner in good faith an extension of the Extended Warranty Period for such Defective of Deficient Work. The foregoing shall not apply to the extent such reoccurring defect is a result of Owner's gross negligence, willful misconduct or failure to use authorized parts and/or to adhere in all material respects to the procedures set forth in Contractor Guidelines heretofore furnished to Owner.
The remedies set forth  in  this  Section  13.4  and  the   other
remedies of Owner set forth in this Agreement are the sole and exclusive remedies of Owner for any breach of the warranty set forth in Section 13.1.

     13.5 Subcontractor Warranties. Contractor shall, without additional cost to Owner, obtain warranties from Subcontractors that meet or exceed the requirements of this Agreement; provided, however, Contractor shall not in any way be relieved of its responsibilities and liability to Owner under this Agreement, regardless of whether such Subcontractor warranties meet the requirements of this Agreement, as Contractor shall be fully responsible and liable to Owner for its warranty and Corrective Work obligations and liability under this Agreement for all Work. All such warranties shall be deemed to run to the benefit of Owner and Contractor. Contractor shall be responsible for enforcing the warranties of all Subcontractors through the relevant Primary Warranty Period or, if applicable, the relevant Extended Warranty Period, unless Owner requests that any such warranties be assigned to it at an earlier date. Any Subcontractor warranties that are still in existence at the end of the relevant Primary Warranty Period or

Extended Warranty Period, as the case may be, shall automatically be assigned on such date to Owner. All such warranties, with duly executed instruments assigning the warranties to Owner, shall be delivered to Owner upon expiration of the Primary Warranty Period or Extended Warranty Period, as the case may be. Contractor shall provide reasonable assistance to Owner in connection with the enforcement of Owner of any Subcontractor warranty. Contractor agrees that: (i) Contractor's warranty, as provided under this ARTICLE XIII shall apply to all Work regardless of the provisions of any Subcontractor warranty, and such Subcontractor shall be in addition to, and not a limitation of, such Contractor warranty; (ii) Contractor is jointly and severally liable with such Subcontractor with respect to such Subcontractor warranty; and (iii) service of notice on Contractor that there has been a breach of a Subcontractor warranty shall be sufficient to invoke the terms of the instrument. This
Section 13.5 shall not in any way be construed to limit Contractor's liability under this Agreement for the entire Work or its obligation to enforce Subcontractor warranties.

     13.6 Limited Warranty. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE ONLY WARRANTIES BY CONTRACTOR APPLICABLE TO THE FACILITY AND ARE EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESSED OR IMPLIED INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED AGAINST DEFECTS, LATENT OR OTHERWISE. THE CONTRACTOR NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER WARRANTY OBLIGATION IN CONNECTION WITH THE FACILITY OR ANY PART THEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THIS SECTION 13.6 SHALL IN NO WAY LIMIT CONTRACTOR'S OBLIGATIONS TO COMPLY WITH ARTICLE VI AND ARTICLE X, TO COMPLY WITH, AND TO CAUSE THE FACILITY TO COMPLY WITH, ALL THE EMISSIONS GUARANTEES, TO CAUSE THE FACILITY TO ACHIEVE COMMERCIAL OPERATION AND FINAL COMPLETION AND TO PERFORM ITS OTHER OBLIGATIONS UNDER THIS AGREEMENT.

     13.7 Warranty Bond. Contractor shall deliver to Owner a Warranty Bond ("Warranty Bond") in the form of Exhibit 13, issued by an insurance company having a rating of at least "A" by Standard & Poor's in an amount equal to four million one hundred sixty-one thousand six hundred sixty-eight Euro (E4,161,668). The Warranty Bond shall be delivered to Owner at least thirty (30) days prior to the expected date of Commercial Operation of the Facility and shall be a condition to Owner's Obligation to pay all Milestone Payments due on account of and after Commercial Operation. The Warranty Bond shall have a term which extends for the entire Warranty Period.

                          ARTICLE XIV.

                       TITLE; RISK OF LOSS

     14.1 Clear Title. Contractor warrants and guarantees that legal title to and ownership of the Work (other than all calculations, as built and arrangements drawings and other drawings to be licensed to Owner in connection with the operation and maintenance of the Facility and detailed engineering drawings as set forth in Section 14.3) shall be free and clear of any and all liens, claims, security interests or other encumbrances when title thereto passes to Owner as specified herein. Subject to
Section 14.3, title to all Work, including Work Product and Equipment and Materials, provided by Contractor as part of the Facility will pass to the Owner as and to the extent payment therefore is made by the Owner in accordance with this Agreement. Contractor shall deliver to Owner an assignment and bill of sale in the form of Exhibit 14.1 within ten (10) days after receipt of such payment evidencing the conveyance of the percentage of the Work which has been paid for pursuant to the Milestone Payment Schedule, and such additional assignments, bills of sale or other documents as reasonably requested by Owner to evidence and give effect to such transfer of title.

     14.2 Risk of Loss. Notwithstanding the passage of title pursuant to Section 14.1, Contractor shall have care, custody and control of, and shall bear the risk of loss with respect to, the Facility and all Work, whether or not incorporated therein or located on or off the Job Site until Commercial Operation and without regard to any Milestone Payments made by Owner to Contractor; provided, however, that Owner shall bear the risk of loss resulting from any of the following events or causes occurring in the Dominican Republic or, with respect to matters affecting the registration of the Barge, the jurisdiction selected by Owner for the registration of the Barge, unless Contractor has been able to obtain insurance coverage for such risks and has so notified Owner:

               (i) war, hostilities (whether war is declared or not), invasion, act of foreign enemies;

              (ii)  rebellion,   revolution,    insurrection,  or
     military or usurped power, or civil war;

             (iii)  ionizing   radiations,   or  contamination by
     radioactivity from any nuclear fuel, or form any nuclear waste from the combustion of nuclear fuel, radioactive toxic explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component of such assembly except to the extent caused by the negligence or willful misconduct of Contractor or any Subcontractor; or

              (iv) riot, commotion or disorder, unless solely restricted to employees of Contractor or its Subcontractors and arising from the conduct of the Work.

      14.3  Contractor's Drawings, Etc. for Use by Owner.

            14.3.1 Rights in Work Product. All drawings, documents, and engineering and other data furnished or to be furnished by Contractor or its Subcontractors in connection with the Work, including any work done by Contractor under the Letter Agreement and Side Letter, ("hereinafter individually or collectively referred to as "Work Product") are instruments of service and shall remain Contractor's property. However, Contractor hereby grants to Owner an irrevocable, perpetual, non-exclusive and royalty-free license (assignable without Contractor's Consent to Owner's assigns and successors in interest) to retain, use, modify, damage and destroy the Work Product for any purpose in connection with the operation, maintenance, construction, repair, or completion of the Facility or the Work.

            14.3.2    Reuse of Work Product for Other Facilities.
Work Product is not intended or represented to be suitable for reuse by Owner or others on any other project or facility. Any such reuse without prior written verification or adaptation by Contractor or its Subcontractors for the specific purpose intended will be at Owner's sole risk and without liability or legal exposure to Contractor or its Subcontractors. Owner shall defend, indemnify and hold harmless Contractor and its Subcontractors against all Damages arising out of or resulting from such reuse without verification or adaptation. Any verification or adaptation of Work Product on any other project or facility or an Extension of the Facility will entitle Contractor to additional compensation at rates to be agreed upon.

            14.3.3 Owner Provided Documents. Contractor agrees that all documents (as well as any drawings, tracings, specifications, calculations, memoranda, data, notes, computer files and other materials) which are supplied by Owner or any of Owner's other consultants or contractors to Contractor under the Agreement shall remain the sole and exclusive property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any other purpose than to perform this Agreement. All such documents and other medial, including all copies thereof, shall be returned to Owner at the earlier of Final Completion or termination of the Agreement.

                           ARTICLE XV.

                        OPERATOR TRAINING

     15.1 Training Program. As part of the Work, Contractor shall provide, at no additional cost to Owner, training for Owner's operators of the Facility in accordance with the Training Program set forth in Annex A of the Specifications. The training program shall, at a minimum, consist of the following:

               (i)  instruction at the manufacturing plant of the
     Generator Set  engines  in  or  at   Contractor's   training
     facility in the United States for a group of eight (8) persons for a period of ten (10) business days; and

              (ii) instruction at the Facility conducted concurrently by one (1) mechanical engineer and one (1) electrical engineer and one (1) engineer specialized in the steam system for a period of fifteen (15) business days.

Contractor shall give Owner at least fourteen (14) days advance notice of the date when Owner's personnel must arrive at the training facility to commence training, which date shall be approximately forty-five (45) days prior to the anticipated date of Mechanical Completion. Such notice shall also confirm the location of the training facility. The costs of travel, food and lodging for Owner's personnel participating in the training at the factory or training facility shall be Owner's responsibility.

     15.2 Capable Operating Personnel. If, during the conduct of training, Contractor, in the exercise of its reasonable judgment, determines that any of Owner's operation and maintenance trainees provided pursuant to Section 2.1.7 are not capable of mastering the skills necessary to safely and effectively operate the Facility and so notifies Owner, Owner shall consider Contractor's request to remove such person from the training program, but Owner shall have absolute discretion in all such decisions. If, upon completion of the training program set forth in Annex A, Contractor, in the exercise of its reasonable judgment, determines that any of Owner's operation and maintenance personnel are not ready to effectively participate in Start-up and Performance Test operations, Contractor may request that Owner replace such person(s) with adequately trained person(s). In the event Owner is unable to supply such replacement person(s), Contractor shall, at Owner's request pursuant to a Change Order, furnish such replacement operations and maintenance personnel, at Owner's expense. Such Contractor personnel will be replaced as soon as possible with adequately trained Owner personnel, and Contractor shall assist in such additional training as needed at Owner's request pursuant to a Change Order, at Owner's expense. Nothing in this Agreement, including this
Section 15.2 or Section 2.1.7, shall be interpreted to create a master-servant or principal-agent relationship between Contractor and any of Owner's operation or maintenance personnel.

     15.3 Responsibility for Operating Personnel. Owner shall be solely responsible for the hiring of the operating and maintenance personnel of the Facility and for supervision of the operating and maintenance personnel of the Facility after Commercial Operation. Subject to the provisions of Section 15.2, Contractor will supervise operating and maintenance personnel until Commercial Operation.

                          ARTICLE XVI.

                           TERMINATION

     16.1 Events of Default by Contractor. Contractor shall be in default hereunder upon the occurrence of any one of the following events, which shall be events of default (each an "Event of Contractor Default") if not cured within ten (10) days following delivery to Contractor of a notice of such event from Owner, or, if capable of being cured but not within such ten (10) day period, if Contractor has not commenced the cure within such period and does not thereafter diligently pursue such cure or such cure shall not have been accomplished within 21 days of the occurrence of such event, provided that (i) each of the events described in Sections 16.1.1, 16.1.2, 16.1.3, 16.1.4, 16.1.5,
16.1.7, or 16.1.9 below shall be an Event of Contractor Default upon its occurrence and (ii) the event described in Section
16.1.2 below shall be an Event of Contractor Default upon its occurrence unless any proposed cure is capable of completely eliminating all material adverse economic consequences of such event:

            16.1.1    Unauthorized  Assignment.  Contractor shall
have  assigned   or  transferred  this  Agreement or any right or
interest herein except as expressly permitted by this Agreement or agreed to by Owner;

            16.1.2    Breach     of       Representation.     Any
representation made by Contractor in Section 4.2 shall have been materially false or misleading when made;

            16.1.3 Violation of Applicable Laws. Contractor shall have violated any Applicable Laws or Applicable Codes and Standards and such violation is not capable of being cured and materially jeopardizes the ability to achieve Commercial Operation;

            16.1.4 Late Completion. The Facility cannot in the reasonable judgment of Owner be expected to achieve Commercial Operation on the Guaranteed Commercial Operation Date (taking into consideration all adjustments to the Guaranteed Commercial Operation Date to which Contractor is entitled under the provisions of this Agreement) plus 150 days;

            16.1.5 Failure of Contractor Performance Guaranty. The Contractor Performance Guaranty securing Contractor's performance obligations shall have ceased to be in full force and effect or such guaranty shall have been repudiated by the Guarantor or the Guarantor shall have wrongfully failed to pay thereunder;

            16.1.6 Material Default. Contractor shall have defaulted in its performance in any material respect under any material provision of this Agreement (except to the extent specifically addressed in the other subsections of this Section 16.1);

            16.1.7 Bankruptcy. Contractor or Guarantor is insolvent or any proceeding shall have been instituted against Contractor or Guarantor seeking to adjudicate Contractor or Guarantor as a bankrupt or insolvent, or Contractor or Guarantor shall have made a general assignment for the benefit of its creditors, or a receiver shall have been appointed on account of the insolvency of Contractor or Guarantor, or Contractor or Guarantor shall have filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts and, in the case of any such proceeding instituted against Contractor or Guarantor (but not by Contractor or Guarantor), such proceeding shall not have been dismissed within sixty (60) days of such filing; or

            16.1.8 Payment Security Default. Owner fails to obtain, deliver or maintain the Letter of Credit to secure
Owner's payment obligations under this Agreement.

            16.1.9    Abandonment.   Contractor   abandons    the
Facility or ceases or suspends performance of all or a material portion of the Work;

            16.1.10 Failure to Prosecute the Work. Contractor fails to commence the Work in accordance with this Agreement; or

            16.1.11    Failure  to Maintain Insurance. Contractor
fails to  maintain   insurance   required under  this  Agreement,
including,  without   limitation,  the   Warranty  Bond  required
pursuant  to Section 13.7.

     16.2 Owner's Remedies Against Contractor.  The provisions of
ARTICLE XXV hereof notwithstanding, and without limitation to Owner's rights under ARTICLE X, if an Event of Contractor Default shall have occurred, Owner shall have the right to take such steps to overcome the Event of Contractor Default, in which case Contractor shall be liable to Owner for any and all Damages (including all attorneys' fees and arbitration expenses) incurred in connection therewith or terminate this Agreement in whole or in part by delivery of a notice of termination to Contractor, in addition to any rights and remedies that may be available at law or in equity or as provided herein.

     16.3 Additional Owner's Rights Upon Contractor Default. In the event that Owner elects to terminate this Agreement pursuant to Section 16.2 hereof and Owner notifies Contractor of its intention to take over and complete the Work, Contractor shall provide Owner with the right to continue to use any and all patented and/or proprietary information (subject to the provisions of Section 20.1) and assign to Owner all title and interests of Contractor to all Work not already owned by Owner, together with all subcontracts and other contractual agreements (including warranties) and rights thereunder as may be designated by Owner. Owner and Replacement Contractor shall be required to compensate such Subcontractors only for compensation becoming due and payable to such parties under the terms of their subcontracts with Contractor from and after the date Owner elects to succeed to the interests of Contractor in such subcontracts. All sums claimed by such Subcontractors to be due and owing for Work performed prior to such date shall constitute debts between Contractor and the affected Subcontractors, and Owner or Replacement Contractor shall in no way be liable for such sums; provided, however, that Owner may, at its election, pay any sums owed to such Subcontractors and Contractor shall reimburse Owner for such sums on demand. In the event of any termination of this Agreement, Owner may, without prejudice to any other right or remedy it may have, at its option, finish the Work by whatever method Owner may deem expedient. To the extent the costs of completing the Work after a termination pursuant to Section 16.2, including any and all Damages incurred by Owner (including compensation for additional professional services, Liquidated Damages, attorneys' fees, consultant fees and arbitration expenses, and any and all Damages for failure of performance and cost of financing or interest on such expense), exceed the unpaid balance of the Contract Amount, Contractor shall pay the difference to Owner upon demand. If the unpaid balance of the Contract Amount is less than such amount incurred by Owner, then such excess shall be paid by Owner to Contractor, but such amount shall not be paid until after Final Completion of the Project has been achieved. In addition, Owner shall be entitled to exercise any rights or remedies available to Owner under the Agreement or at law or in equity. In the case of a termination pursuant to
Section 16.2, Contractor shall not be entitled to the Termination Payment. Furthermore, Owner shall have the right to take possession of and Contractor shall make available to Owner all Construction Equipment and all components of the Work whether located at the Job Site, Shipyard or elsewhere, on the date of such termination for the purpose of completing the Work, and Owner may employ any other Person, (sometimes hereinafter referred to as "Replacement Contractor") to finish the Work in accordance with the terms of this Agreement (subject to all obligations under any and all subcontracts as may be assigned to such Replacement Contractor) by whatever method that owner may reasonably deem expedient. The Owner's right to assign a subcontract to a Replacement Contractor may be conditioned upon the Replacement Contractor's (i) not being a direct competitor of the Subcontractor and (ii) having creditworthiness at least equal to that of Contractor. Owner shall be required to mitigate reasonably the cost for completion of such Work but may make such expenditures as in Owner's sole judgment will best accomplish the timely completion of the Facility, provided Owner shall not be required or expected to mitigate any such costs by terminating, repudiating or renegotiating any agreement entered into between Contractor and any Subcontractor (including any Subcontractor that is an Affiliate of Owner). Contractor hereby irrevocably constitutes and appoints Owner as Contractor's attorney-in-fact, with full irrevocable power and authority in the place and stead of Contractor and in the name of Contractor or otherwise, from time to time in Owner's discretion, effective only if in Owner's reasonable judgment Contractor shall have failed to use its best efforts to perform its obligations upon the occurrence and during the continuation of a Contractor Event of Default for the purpose of carrying out the terms of this ARTICLE XVI or its other remedies under this Agreement, to take any action and to execute any document and instrument which Owner may deem necessary or advisable to accomplish the purposes of exercising its rights and remedies under this Agreement, including: (i) to ask, demand, enforce, sue for, recover for, receive and performance of any rights or remedies of Contractor under any Subcontract in connection with the Work; (ii) to receive, endorse and collect any drafts or other instruments or documents in connection with clause (i) above; and (iii) to file any claim or take any action or institute any proceeding which Owner may deem necessary or desirable for the enforcement of any of the rights of Owner with respect to any Work or Subcontract.

     16.4 General Obligations.  If Owner elects to terminate this
Agreement for any reason, Contractor shall, at Owner's request and at Contractor's expense, perform the following services relative to the Work so affected:

            16.4.1 Inventory Equipment, Etc. Assist Owner in preparing an inventory of all Equipment and Materials and other components of the Work in use or in storage at the Job Site and elsewhere and otherwise cooperate with Owner for the efficient transition of the Work;

            16.4.2    Deliver  Work   Product   and  Information.
Deliver to Owner all Work  Product  and other information as  may
be  reasonably  requested   by   Owner for  the completion and/or
operation  of  the Facility; and

            16.4.3 Supply Proprietary Components. Supply any proprietary components needed for the completion and operation of the Facility.

     16.5 Events of Default by Owner. Owner shall be in default hereunder upon the occurrence of any one of the following events, which shall be events of default (each an "Event of Owner
Default") if not cured within fourteen (14) days following delivery to Owner of a notice of such event or, if capable of being cured but not in such fourteen (14) day period, if Owner has not commenced the cure within such period and does not thereafter diligently pursue such cure, provided that (i) the events described in Section 16.5.4 below shall be an Event of Owner Default upon its occurrence and (ii) the event described in
Section 16.5.2 below shall be an event of Owner Default unless the proposed cure is capable of completely eliminating all material adverse economic consequences of such event:

            16.5.1    Unauthorized  Assignment.  Owner shall have
assigned or  transferred  this Agreement or any right or interest
herein except  as  expressly   permitted by this Agreement or  as
agreed  to  by Contractor;

            16.5.2    Breach       of      Representation.    Any
representation made by Owner in Section 4.1 shall have been materially false or misleading when made;

            16.5.3 Payment Default. Owner shall have failed to pay any amount payable to Contractor when due in accordance with this Agreement (provided that any amount disputed by Owner shall not be considered due until determined to be payable by Owner in accordance with the provisions of ARTICLE XXV); or

            16.5.4 Bankruptcy. Owner is insolvent or any proceeding shall have been instituted against Owner seeking to adjudicate Owner as a bankrupt or insolvent, or Owner shall have made a general assignment for the benefit of its creditors, or a receiver shall have been appointed on account of the insolvency of Owner, or Owner shall have filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts and in the case of any such proceeding instituted against Owner (but not by Owner) such proceeding shall not have been dismissed within sixty (60) days of such filing.

            16.5.5    Payment  Security Default.  Owner fails to,
deliver or  maintain   the   Letter  of  Credit to secure Owner's
payment  obtain obligations under this Agreement.

     16.6 Contractor Remedies.

            16.6.1    Right of Termination and Suspension.

               (i) The provisions of ARTICLE XXV hereof notwithstanding, if an Event of Owner Default (other than a payment default under Section 16.5.3) shall have occurred and be continuing, Contractor shall have the right to terminate this Agreement by delivery of a notice of termination to Owner, in addition to any rights and remedies that may be available at law or in equity.

              (ii)  In  the  case  of  a  payment  default  under
     Section 16.5.3 which has not been cured within the period specified in Section 16.5, Contractor shall, without prejudice to its right to interest under Section 6.2 have the right, upon notice to Owner, to suspend performance of the Work until Contractor receives such undisputed amounts. In case of any such suspension, Contractor shall be entitled to a Change Order for any costs incurred by Contractor resulting from such suspension and shall be entitled to an extension to the Project Schedule to the extent permitted under Section 11.3. Contractor may terminate this Agreement, in addition to any rights and remedies that may be available at law or in equity, upon delivery of written notice to Owner, if an event of payment default under Section 16.5.3 shall have occurred and be continuing ten (10) days after Contractor's notice of payment default by Owner.

          16.6.2 Owner's Payment Obligation. Upon termination of this Agreement by Contractor because of an Event of Owner Default, Contractor shall be entitled to retain all payments already received from Owner and, in addition, to receive from Owner (a) payment of any payments to which Contractor is entitled in accordance with this Agreement and which have not yet been paid, including all attorneys' fees and arbitration expenses, incurred in connection therewith (together with accrued interest in accordance with Section 6.2.1 if payment is overdue); and (b) payment of a portion of the Contract Amount according to the provisions of the Termination Payment Schedule set forth in
Exhibit 16.6.2 reduced by all portions of the Contract Amount already paid to Contractor or payable under (a) above (it being understood that any interest paid or that may be due shall not be deducted from such amount); provided, however, the Contractor shall mitigate Damages and the foregoing amount shall be reduced to the extent of such mitigation and other costs expected to be incurred in connection with the Work which are avoided. Payment of the foregoing amount shall be made by Owner to Contractor within thirty (30) days after receipt of Contractor's invoice therefor. Contractor shall make available to Owner all Work, and Contractor shall at the request and expense of Owner perform the obligations set forth in Section 16.4.

     16.7 Termination  of  the  Agreement   shall   not   relieve
Contractor  or  Owner   of  its  obligations  with   respect   to
confidentiality as  set forth in ARTICLE XX.

                          ARTICLE XVII.

                          FORCE MAJEURE

     17.1 Definition. For purposes of this Agreement, the term "Force Majeure" shall mean any cause or occurrence affecting the ability of a Party to perform its obligations under this Agreement, which cause or occurrence is unforeseeable and beyond the reasonable control of the Party affected and not due to an act or omission of the Party affected and which could not have been cured, remedied, avoided, offset or otherwise overcome by the exercise of reasonable diligence, including the following events to the extent they meet the foregoing requirements: acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order of any Governmental Unit; trade or economic sanction; sabotage, acts of war (declared or undeclared); blockade; embargo; insurrection; hostilities; civil unrest; riots; military or guerilla action; terrorist activity or threats of terrorist activities which, under the circumstances, would be considered a precursor to actual terrorist activity; earthquakes; volcanic eruption; landslide; typhoon; hurricane; tornado; extreme weather of substantially equivalent severity, devastating and disrupting force and violence as a typhoon, hurricane or tornado; fires; floods; explosion; riots; strikes, work stoppages, boycotts, walkouts or other labor disturbances (except as excluded in (a) below) or any other causes, whether or not of the same class or kind as those specifically named above, that are unforeseeable and not within the reasonable control of the Party affected and not due to an act or omission of the Party affected and could not have been cured, remedied, avoided, offset or otherwise overcome by the exercise of reasonable diligence. The following events are explicitly excluded from Force Majeure events and are solely the responsibility of the affected Party:
(a) any strike, work-to-rule action, go-slow or similar labor difficulty which is caused by Contractor's or its Subcontractors' violation of applicable labor agreements or Applicable Laws, directed against Contractor or its Subcontractors or their Affiliates or limited to Work at the Job Site (including any laydown areas) or any of Contractor's or its Affiliates' manufacturing facilities, (b) late delivery of Equipment and Materials or Construction Equipment (unless caused by a Force Majeure event), (c) economic hardship, (d) Change of Law (which shall be governed exclusively by Section 11.2.1(iv)), and (e) any weather event which is not specifically enumerated in the preceding sentence.

     17.2 Burden of Proof. In the event that the Parties are unable in good faith to agree that a Force Majeure event has occurred, the burden of proof as to whether a Force Majeure event has occurred shall be upon the Party claiming a Force Majeure event.

     17.3 Failure to Perform Due to an Event of Force Majeure.

            17.3.1    Contractor Breach of Agreement.  Subject to
the notice  and   other  informational  requirements set forth in
Section  17.4  and   Section  11.2 and mitigation requirements of
Section 11.9, Contractor shall not be deemed in breach of this Agreement because of any failure or delay in complying with its obligations under or pursuant to this Agreement (except its obligations to make accrued payment) to the extent such failure or delay is due to one or more events of Force Majeure. If the commencement, prosecution or completion of the Work is delayed by an event of Force Majeure, Contractor shall be entitled to an extension to the Guaranteed Commercial Operation Date, Guaranteed Substantial Completion Date and Guaranteed Final Completion Date, as applicable, to the extent that performance of such obligations is so delayed if such delay affects the performance of any Work that is on the critical path of the CPM Schedule and causes Contractor to complete the work beyond such dates as applicable. The Parties agree, to the extent reasonably possible, to eliminate the Force Majeure event or to mitigate the effects of a Force Majeure event. Any such delay will be reflected in a Change Order as specified in Section 11.2.1(ii) above.

            17.3.2 Owner Breach of Agreement. Subject to the notice and other informational requirements set forth in Section 17.4, Owner shall not be deemed in breach of this Agreement because of any failure or delay in complying with its obligations under or pursuant to this Agreement (except its obligations to make accrued payment) to the extent such failure or delay is due to one or more events of Force Majeure. and Owner's obligations hereunder shall be suspended to the extent that performance of such obligations affect the performance of any Work that is on the critical path of the CPM Schedule.

            17.3.3 Either Party may cancel this Agreement in accordance with Section 7.4 if Force Majeure delays a Party's performance for a period greater than one hundred and eighty
(180) days.

     17.4 Notice of Force Majeure. Either Party, upon learning that an event of Force Majeure is likely to affect its ability to perform hereunder, shall promptly give notice to the other Party. Such notice shall state the nature of the event, its anticipated effect and the anticipated duration thereof, and any action being taken to avoid or minimize its effect. If Contractor is the affected Party and intends to submit a request for Change Order for the consequences of the Force Majeure event, it shall comply with the notice and other informational requirements of Section 11.2.

                         ARTICLE XVIII.

                            INSURANCE

     18.1  Insurance.  Contractor shall procure, or caused to  be procured, at no expense to Owner and maintain or cause to be maintained in full force and effect at all times from commencement of the Work through the date of Commercial Operation (or such longer period as may be set forth in Exhibit 18.1), with insurance carriers acceptable to Owner and with a rating of at least "A" by Standard & Poor's, the insurance as set forth in
Exhibit 18.1. All policies provided by Contractor and its Subcontractors pursuant to this Section 18.1 shall be written as primary policies, not contributing with, and not in excess of, the coverage that Owner and its permitted assigns and Affiliates may carry against the same hazards.

     18.2 Insurance Carried by Owner. During the term of this Agreement, Owner shall carry general business insurance in amounts reasonable and appropriate consistent with its past practices for its activities during the period prior to Commercial Operation. Such business insurance may include worker's compensation, employer's liability, automobile liability, commercial general liability coverages, as well as property damage coverage for its property (excluding the Work but including any other Owner property located on or adjacent to the Job Site). In addition, on and after the date of Commercial Operation of the Facility, Owner will carry insurance with such coverages and in such amounts as are customarily carried by responsible owners and operators of an electric power generation plant such as the Facility. Owner shall cause its insurers to include Contractor as an additional insured to the extent of Owner's indemnification obligations under this Agreement and to waive rights of subrogation against Contractor and its Subcontractors except that with respect to Owner's property/casualty insurance, any such waiver shall not extend to Contractor's warranty obligations under this Agreement. Owner's obligations under this Section shall continue until such time as Contractor's warranty obligations under ARTICLE XIII expire. Upon request of Contractor, Owner shall furnish to Contractor certificates of insurance or other evidence of compliance with the requirements of this Section.

     18.3 Right of Owner to Procure Contractor Insurance. If Contractor fails to procure and maintain the insurance required under Section 18.1, or any portion thereof, Owner shall have the right, but not the obligation, to procure and maintain insurance, for and in the name of Contractor, and shall be entitled to a Change Order to reduce the Contract Amount in respect of the amount paid by Owner for any such insurance. In addition to the foregoing, in the event that liability for any loss or damage is denied by the underwriter or underwriters in whole or in part due to the breach of said insurance by Contractor, or for any other reason attributable to Contractor, or if Contractor fails to maintain any of the insurance herein required, then Contractor shall defend, indemnify and hold the Owner Indemnified Parties harmless against all losses which would otherwise have been covered by such insurance.

     18.4 Policy Terms and Conditions. Except as specifically set forth in this ARTICLE XVIII or Exhibit 18.1, all policies of insurance maintained by Contractor and Owner respectively shall be written on reasonable and customary terms, conditions and exclusions for projects of similar size and scope. The coverages referred to in this ARTICLE XVIII and Exhibit 18.1 are set forth in full in the respective policy forms, and the descriptions of such policies in this Agreement and Exhibit 18.1 are summaries and not intended to be complete.

     18.5 Subcontractors' Insurance. Contractor shall ensure that each Subcontractor shall either be covered by the insurance provided by Contractor pursuant to this Agreement, or by insurance procured by a Subcontractor. Should a Subcontractor be responsible for procuring its own insurance coverage, Contractor shall ensure that each such Subcontractor shall procure and maintain insurance coverages reasonable and appropriate for the nature and scope of their activities and taking into account the amount of the subcontract and industry practices in the Dominican Republic or other locations where Work may be performed. Any insurance maintained by Subcontractors shall not reduce any obligation of Contractor under this ARTICLE XVIII. All such insurance shall be provided at the sole cost of Contractor or its Subcontractors.

     18.6 Contractor's Waiver. All policies of insurance provided by Contractor or any of its Subcontractors pursuant to this Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against the Owner Indemnified Parties. Contractor further releases, assigns and waives, and shall require all of its Subcontractors to release, assign and waive, any and all rights of recovery against the Owner Indemnified Parties, and against other contractors and Subcontractors which Contractor may otherwise have or acquire in or from or in any way connected with any loss covered by policies of insurance maintained or required to be maintained by Contractor pursuant to the Agreement (other than third party liability insurance policies) or because of deductible clauses in or inadequacy of limits of any such policies of insurance.

     18.7 Obligations Not Relieved. Anything in this Agreement to the contrary notwithstanding, the occurrence of any of the
following  shall  in  no   way relieve Contractor from any of its
obligations under this Agreement: (i) failure by Contractor to secure or maintain the insurance coverage required hereunder;
(ii) failure by Contractor  to  comply  fully  with  any  of  the
insurance  provisions   of   this  Agreement;  (iii) failure   by
Contractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement;
(iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Contractor; (v) failure of any insurance company to pay any claim accruing under its policy; or (vi) losses by Contractor or any of its Subcontractors not covered by insurance policies.

                          ARTICLE XIX.

                         INDEMNIFICATION

     19.1 CONTRACTOR  GENERAL  INDEMNIFICATION.   TO  THE FULLEST
EXTENT PERMITTED BY APPLICABLE LAWS AND SUBJECT TO SECTION 14.2, CONTRACTOR AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD OWNER, THE FINANCING PARTIES, THE UTILITY, EACH OF THEIR SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES (THE "OWNER INDEMNIFIED PARTIES") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, INJURIES, LIABILITIES, PENALTIES, INTEREST, CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS OR OTHER

LITIGATION (INCLUDING ALL COSTS THEREOF AND REASONABLE ATTORNEYS' FEES) OF EVERY KIND AND CHARACTER (COLLECTIVELY, "DAMAGES") ARISING FROM OR RELATED TO PERSONAL INJURY TO, ILLNESS OR DEATH OF ANY PERSON AND DAMAGE TO OR DESTRUCTION OF PROPERTY (INCLUDING THE WORK AND THE FACILITY) IN ANY WAY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE WORK OR CONTRACTOR'S OBLIGATIONS HEREUNDER, TO THE EXTENT THAT SUCH INJURY OR DAMAGE IS CAUSED BY THE NEGLIGENCE (WHETHER CHARACTERIZED AS SOLE, JOINT, CONCURRENT, CONTRIBUTING OR COMPARATIVE NEGLIGENCE) OR WILLFUL MISCONDUCT OF ANY CONTRACTOR INDEMNIFIED PARTIES OR ANY SUBCONTRACTOR OR ANY REPRESENTATIVES, EMPLOYEES, OFFICERS OR DIRECTORS OF ANY SUBCONTRACTOR.

     19.2 ADDITIONAL CONTRACTOR INDEMNIFICATION. WITHOUT LIMITING THE GENERALITY OF SECTION 19.1, CONTRACTOR SHALL FULLY INDEMNIFY, SAVE HARMLESS AND DEFEND THE OWNER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL DAMAGES (INCLUDING DAMAGES IN FAVOR OF ANY THIRD PARTY) WITH RESPECT TO (A) FAILURE OF ANY CONTRACTOR INDEMNIFIED PARTIES OR ANY SUBCONTRACTOR OR ANY REPRESENTATIVES, EMPLOYEES, OFFICERS OR DIRECTORS OF ANY SUBCONTRACTOR TO COMPLY WITH APPLICABLE LAWS OR APPLICABLE CODES AND STANDARDS, (B) PAYMENTS OF TAXES RELATING TO CONTRACTOR'S INCOME OR OTHER TAXES REQUIRED TO BE PAID BY CONTRACTOR WITHOUT REIMBURSEMENT UNDER THE AGREEMENT, (C) NON-PAYMENT OF AMOUNTS DUE AS A RESULT OF FURNISHING MATERIALS OR SERVICES TO CONTRACTOR OR ANY
SUBCONTRACTOR WHICH ARE PAYABLE BY CONTRACTOR OR ANY SUBCONTRACTOR IN CONNECTION WITH THE WORK, OR (D) ANY CLAIMS, LIENS, SECURITY INTERESTS, ENCUMBRANCES OR RIGHTS IN REM OF ANY KIND FILED OR ASSERTED AGAINST OR ATTACHED UPON ALL OR ANY PORTION OF THE BARGE, THE WORK, THE JOB SITE OR THE FACILITY OR ANY INTEREST THEREIN BY ANY SUBCONTRACTOR OR ANY OTHER PERSON OR ENTITY ACTING THROUGH OR UNDER CONTRACTOR OR ANY SUBCONTRACTOR, OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR PERFORMANCE BY CONTRACTOR OR ANY SUBCONTRACTOR OF THE WORK.

     19.3 PATENT    INDEMNIFICATION.   WITHOUT   LIMITING     THE
GENERALITY OF  SECTIONS   19.1   AND  19.2,  CONTRACTOR AGREES TO
INDEMNIFY, DEFEND AND SAVE THE OWNER INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS WHATSOEVER ARISING FROM OR IN ANY MANNER RELATED TO VIOLATION OR INFRINGEMENT OF ANY PATENTS,
COPYRIGHTS  OR   OTHER  INTELLECTUAL  PROPERTY  OR  RIGHT OR  THE
IMPROPER  USE  OF  OTHER   PROPRIETARY  RIGHTS WHICH MAY OCCUR IN
CONNECTION THE WORK PURSUANT TO THIS AGREEMENT AND THE OWNERSHIP OR USE OF ANY PORTION OF THE FACILITY. OWNER'S ACCEPTANCE OF CONTRACTOR'S ENGINEERING DESIGN AND/OR PROPOSED OR SUPPLIED
EQUIPMENT  AND  MATERIALS  SHALL   NOT  BE  CONSTRUED  TO RELIEVE
CONTRACTOR  OF  ANY OBLIGATION

HEREUNDER.    CONTRACTOR   SHALL   HAVE   SOLE   AUTHORITY    FOR
THE CONTROL OF THE DEFENSE OF ANY AND ALL SUCH CLAIMS AND ANY SUITS BROUGHT THEREON, AND OWNER SHALL RENDER SUCH ASSISTANCE AS CONTRACTOR MAY REASONABLY REQUIRE IN CONNECTION THEREWITH; PROVIDED THAT IN ANY SUIT BROUGHT ON ANY SUCH CLAIM, OWNER SHALL HAVE THE RIGHT TO BE REPRESENTED BY COUNSEL OF ITS OWN CHOICE AND AT ITS OWN EXPENSE. SHOULD ANY SUCH CLAIM IMPAIR CONTRACTOR'S PERFORMANCE OF THE WORK OR OPERATIONS OF THE FACILITY BY OWNER THEN CONTRACTOR SHALL, AT ITS OWN EXPENSE, TIMELY PROCURE THE RIGHT TO CONTINUE ITS PERFORMANCE OF THE WORK SO AS NOT TO MATERIALLY IMPAIR THE SCHEDULE FOR COMPLETION OF THE WORK AND/OR PROCURE FOR OWNER THE RIGHT TO CONDUCT OR OPERATION OF THE FACILITY WITHOUT ADDITIONAL EXPENSE TO OWNER. IF CONTRACTOR IS UNABLE TO SECURE SUCH LICENSE WITHIN A REASONABLE TIME, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING.

     19.4 OWNER GENERAL INDEMNIFICATION. SUBJECT TO SECTION 14.2 ABOVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, OWNER AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD CONTRACTOR, EACH OF ITS SUBSIDIARIES AND AFFILIATES AND ITS OFFICERS, DIRECTORS AND EMPLOYEES (THE "CONTRACTOR INDEMNIFIED PARTIES") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL DAMAGES ARISING FROM OR RELATED TO PERSONAL INJURY TO, ILLNESS OR DEATH OF ANY PERSON AND DAMAGE TO OR DESTRUCTION OF PROPERTY IN ANY WAY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR RELATING TO THE WORK OR OWNER'S OBLIGATIONS HEREUNDER, TO THE EXTENT THAT SUCH INJURY OR DAMAGE IS CAUSED BY THE NEGLIGENCE (WHETHER CHARACTERIZED AS SOLE, JOINT, CONCURRENT, CONTRIBUTING OR COMPARATIVE NEGLIGENCE) OR WILLFUL MISCONDUCT OF ANY OWNER INDEMNIFIED PARTY. NOTWITHSTANDING THE FOREGOING, CONTRACTOR SHALL HAVE FULL RESPONSIBILITY, AND OWNER SHALL HAVE NO LIABILITY WITH RESPECT TO, LOSS, DAMAGE OR DESTRUCTION TO CONSTRUCTION EQUIPMENT.

     19.5 Hazardous Materials Indemnification.

            19.5.1    Contractor Indemnified Parties.  Subject to
Section 19.5.2, Owner agrees to indemnify and hold the Contractor Indemnified Parties harmless against and in respect of any and all Damages, which may be imposed upon, incurred by, or asserted against Contractor or any Subcontractor by any party or parties (including a Governmental Unit) arising out of, in connection with, or relating to any contamination or pollution resulting from any Hazardous Materials for which Owner is responsible under
Section 2.2.

            19.5.2    Owner   Indemnified   Parties.   Contractor
agrees to indemnify and hold the Owner Indemnified Parties harmless against and in respect of any and all Damages which may be imposed upon,  incurred by,  or asserted against the Owner
Indemnified   Parties  by  any   party  or  parties  (including a
Governmental Unit)  arising  out  of,  in  connection  with,   or
relating  to   Hazardous  Materials:  (a)  at,  in, on, under, or
migrating and/or emanating to or from the Job Site or any other location to the extent such Hazardous Materials were generated, created or used at or brought onto the Job Site or any other location or disposed of at any location in connection with the Work by Contractor or any Subcontractor or other Person engaged by them or operating under Contractor's supervision pursuant to the performance of the Work, (b) that were improperly handled, treated, stored or transported by Contractor, any Subcontractor, or other Person engaged by them or operating under their supervision or (c) that were the result of any negligent, willful, or unlawful act or omission of Contractor or any Subcontractor or other Person engaged by them or operating under their supervision, provided, however, that in the event any such event results from
the  actions   of   employees  or subcontractors of Owner or pre-
existing Hazardous Materials at in, on under, or migrating and/or emanating from the Job Site, Contractor shall not be responsible.

     19.6 Notice. If any party entitled to indemnification hereunder (the "Indemnified Party") intends to seek indemnification under this Article from any other party (the "Indemnifying Party") with respect to any action or claim, the Indemnified Party shall give the Indemnifying Party notice of such claim or action upon the receipt of actual knowledge or information by the Indemnified Party of any possible claim or of the commencement of such claim or action. In no event shall the notice period afforded to the Indemnifying Party be less than the lesser of (a) fifteen (15) business days prior to the last day for responding to such claim or action or (b) one-half of the period allowed for responding to such claim or action, provided that the failure to give such notice shall not affect the Indemnifying Party's obligations hereunder unless the failure to give such notice materially and adversely affects the rights, remedies or liability of the Indemnifying Party with respect thereto. The Indemnifying Party shall have the right to assume the defense of any such claim or action with counsel designated by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate at the Indemnifying Party's expense.

     19.7 Failure to Defend Action. If any action or claim arises as to which a Party's indemnification obligation arises under this Agreement and the Indemnifying Party, after receipt of notice of such action or claim fails to timely assume the defense of such action or claim, then the Indemnified Party may, at its option, and without relieving the Indemnifying Party of its obligations hereunder, so perform, but all Damages (including all attorneys' fees, consultant fees and litigation expenses, settlement payments and judgments) so incurred by such
Indemnified Party in that event shall be reimbursed by the Indemnifying Party to such Indemnified Party, together with interest at the rate set forth in Section 6.1.5 on same from the date any such cost and expense was paid by such Indemnified Party until reimbursed by the Indemnifying Party.

     19.8 Enforceability.

            19.8.1    Indemnity,   Defense   and   Hold  Harmless
Obligations. The indemnity, defense and hold harmless obligations for personal injury, illness or death or property damage under this Agreement shall apply regardless of whether the Indemnified Party was concurrently negligent (whether actively or passively), it being agreed by the Parties that in this event, the Parties' respective liability or responsibility for such Damages under this Agreement shall be determined in
accordance  with  the  principles   of comparative negligence.

            19.8.2    Applicable Law.   In  the event  that   any
indemnity provisions in this Agreement are contrary to the law governing this Agreement, then the indemnity obligations applicable hereunder shall be applied to the maximum extent allowed by Applicable Law.

                           ARTICLE XX.

                  NON-DISCLOSURE OF INFORMATION

     20.1 Proprietary Information. Any information concerning the Parties which is designated in writing as confidential or proprietary and disclosed to the other Party incident to the performance of Work pursuant to this Agreement is disclosed in confidence and the transferee shall not, without the written approval of the transferor (a) use such information except in performance of the Work or in connection with the ownership or operation, maintenance, construction, repair, completion or expansion of the Facility or the Work, or (b) publish or otherwise disclose it to others, provided, however, that nothing herein shall limit Owner's right to disclose information to anyone for the purpose of financing or insuring the Facility or the Work or to a successor owner or potential successor owner of the Facility or the Work, or Contractor's right to disclose information to Subcontractors or prospective Subcontractors to the extent necessary to obtain subcontract bids or to perform subcontract work to the extent such Persons agree to hold such information confidential to the same extent as set forth herein.

     20.2 Exceptions. The restrictions of this Section shall not apply to information which (i) was furnished to it prior to this Agreement without restriction, other than information furnished pursuant to the Letter Agreement and Side Letter; (ii) becomes generally available to the public otherwise than through a breach of this Agreement; or (iii) is received by either Party from a third party without restriction and not in breach of this Agreement. Furthermore, Owner or Contractor may provide any such information to any Governmental Unit having jurisdiction and asserting a right to obtain such information; provided, if any such Governmental Unit demands from one Party disclosure of proprietary information belonging to the other Party, the Party receiving such demand shall promptly notify the other Party of such demand to enable the other Party to take whatever legal means may be available to limit the scope or consequences of such disclosure. The Parties agree that this Agreement shall be considered and treated as confidential.

     20.3 Press Releases. In the event Contractor intends to issue or publish a press release, advertisement or tombstone relating in any way to the Project or the Work under this Agreement, Contractor shall provide a draft thereof to Owner for review and approval (such approval not to be unreasonably withheld or delayed) prior to such issuance or publication.

     20.4 Equitable Relief. The Parties acknowledge that in the event of a breach of any of the terms contained in this ARTICLE XX, the transferor would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that the transferor shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.

                           ARTICLE XXI.


                      ASSIGNMENT; FINANCING

     21.1 Assignment. Except as provided in this Section 21.1 and in Section 21.2, this Agreement may be assigned to other parties only upon the prior written consent of the other Party hereto. Notwithstanding the foregoing, this Agreement or any right or obligation contained herein may be assigned by either Owner or Contractor, to an Affiliate thereof, provided that the Party making such assignment shall remain obligated for the performance of such Affiliate's obligations under this Agreement, and Owner may assign its rights and obligation before Final Completion with the consent of Contractor which will not be unreasonably withheld  and  after  Final  Completion  without any consent; provided that  as  a  condition  to any assignment after
Final Completion but  before  the  expiration   of   the Extended
Warranty Period, Owner shall notify Contractor in writing of the parties to such assignment, the nature of the rights assigned, the effective date of such assignment and the scope of Warranty
claims (if any)  retained  by  Owner.  When  duly   assigned   in
accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee; any assignment not in accordance with this Section 21.1 or Section
21.2 shall be void and without force or effect.

     21.2 Financing.

            21.2.1    Owner  Assignment  to  Financing   Parties;
Assumption by Financing Parties. Owner may, without further approval of Contractor, assign, pledge and/or grant a security interest  in  this  Agreement  and  its  related  rights  to  any
Financing Parties. The Financing Parties, their agents, successors or assigns may acquire the rights of Owner under this Agreement under the Financing Parties' remedies contained in the Financing Agreements in the event of Owner's default under the Financing Agreements.

            21.2.2 Documents to be Provided by Contractor. In addition to other assurances provided in this Agreement, Contractor acknowledges that Owner intends to obtain project financing associated with the Project, and Contractor agrees to cooperate with Owner and the Financing Parties in connection with such project financing, including entering into direct agreements with the Financing Parties, as required by the Financing Parties. Contractor shall provide assignments and consents, acknowledgements, estoppel certificates, legal opinions and such other closing documents as are customary and as reasonably requested in connection with such project financing. Such documents shall be in a form reasonably acceptable to Contractor and the requesting Financing Party.

            21.2.3    Information    for    Financing    Parties.
Contractor shall provide such documents and other technical assistance as Owner may reasonably request in connection with obtaining financing for the Facility. During the performance of the Work, Contractor shall make available to Owner and the
Financing Parties information relating to the status of the Work including information relating to the design, engineering, construction and testing of the Facility and such other matters as Owner or the Financing Parties may reasonably request. The Parties recognize that the Agreement is subject to review by financial institutions for purposes of the financing of the Facility. Owner shall reimburse Contractor at commercially reasonable rates for its time in providing information not related to the Facility or the Work.

            21.2.4    Right to Inspect.  The  Financing   Parties
and their  engineers  and  consultants  shall  have  the right to
participate  in  all   inspections  conducted by Owner under this
Agreement and to attend all Performance Tests of the Facility and to make such other inspections as they may reasonably request.
Owner  shall  cause  all  such   persons  to observe Contractor's
security  and safety regulations  at  all  applicable  locations.
Any   such  inspections shall be governed by the terms of Section
9.1.

            21.2.5 Notices to Financing Parties. Contractor shall furnish to the Financing Parties copies of notices given to Owner hereunder. Contractor agrees to furnish concurrently to the Financing Parties a copy of any default notice issued by it to Owner under Section 16.5.

            21.2.6 Amendments Required by Financing Parties. Contractor agrees to cooperate with Owner in the negotiation and execution of reasonable amendments or additions to this Agreement required by any Financing Party. Any proposed amendment or addition which would in any material respect increase Contractor's costs or expose it to greater risk without appropriate compensation will not be considered reasonable.

                          ARTICLE XXII.

                     INDEPENDENT CONTRACTOR

     22.1 Independent Contractor. Contractor is an independent contractor and nothing contained herein shall be construed as constituting any relationship with Owner other than that of owner or independent contractor, nor shall it be construed as creating any relationship whatsoever between Owner and Contractor's employees or Subcontractors. None of Contractor, Subcontractors or their respective employees, agents, representatives or servants shall be deemed to be employees, agents, representatives or servants of Owner.

     22.2 Contractor's Responsibilities for its Employees. Subject to the provisions of this Agreement, Contractor shall have sole authority and responsibility to employ, discharge and otherwise control its employees, agents, representatives or servants.

     22.3 Responsibilities of Contractor as Principal for its Employees. Contractor has complete and sole responsibility as a principal for its agents, Subcontractors and all other hires to perform or assist in performing the Work.

                         ARTICLE XXIII.

                        LIENS AND CLAIMS

     Should any Subcontractor or any other Person acting through or under Contractor or any Subcontractor file a claim, lien, encumbrance, security interest or right in rem of any kind is filed or asserted against or attached upon all or any portion of the Barge, the Work, the Job Site or the Facility or any interest therein, Contractor shall, at its sole cost and expense, promptly
(i) remove, pay or discharge, and discharge of record, or post a bond against, any such claim, lien, encumbrance, security interest or right in rem and (ii) indemnify and protect the Owner Indemnified Parties as set forth in Section 19.2(D), which indemnity shall survive the termination of this Agreement. Contractor shall immediately notify Owner of the assertion of any such claim, lien, encumbrance, security interest or right in rem against the Barge, the Work, the Job Site, the Facility, or any part thereof. Upon the failure of Contractor promptly to remove, pay, discharge or post a bond against, any such claim, lien, encumbrance, security interest or right in rem as required hereby within twenty (20) days of notice of the existence thereof from any source, Owner may, in its sole discretion and in addition to any other rights that it has under this Agreement, at law or equity, take any one or more of the following actions:

               (i) remove, pay or discharge such claim, lien encumbrance, security interest or right in rem using whatever means that Owner, in its sole discretion deems appropriate, including the payment of settlement amounts. In such circumstance, Contractor shall be liable to Owner for all Damages (including all attorneys' fees, consultant fees and litigation expenses, and settlement payments) incurred by Owner arising out of or relating to such removal and discharge. All such Damages shall be paid by Contractor no later than thirty (30) days after receipt of each invoice from Owner;

              (ii) seek and obtain an order granting specific performance from a court of competent jurisdiction, requiring that Contractor immediately discharge and remove, by bond, payment or otherwise, such claim, lien, encumbrance, security interest or right in rem. The Parties expressly agree that Owner shall be entitled to such specific performance and that Contractor shall be liable to Owner for all Damages (including all attorneys' fees, consultant fees and litigation expenses) incurred by Owner arising out of or relating to such specific performance action. Contractor agrees that the failure to discharge and remove any such claim, lien, encumbrance, security interest or right in rem will give rise to irreparable injury to Owner and Owner's Affiliates, and further, that Owner and such Owner Affiliates will not be adequately compensated by Damages; or

             (iii) unless Contractor shall furnish a bond or other adequate security for any such lien, withhold any amounts otherwise due and owing to Contractor under this Agreement equal to the amount of the claim, lien, encumbrance or right in rem plus all Damages arising out of such claim, lien, encumbrance, security interest or right in rem, including all attorneys' fees, consultant fees and litigation expenses.

     Nothing  in  this  ARTICLE  XXIII  shall  be  construed   as
limitation  on  or waiver by Contractor of any of its  rights  to
encumber   the  Facility  as  security  for  Work  performed   by

Contractor or for any payments owed to it by Owner hereunder; provided that Contractor may only exercise such right after providing Owner with thirty (30) days prior written notice of its intent to do so and, with respect to payments to Contractor by Owner hereunder, Owner shall not have made such payment or provided a bond or other reasonably acceptable provision to secure such payment within such thirty (30) day period.

                          ARTICLE XXIV.

                   NOTICES AND COMMUNICATIONS

     24.1 Notices. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to the terms and conditions of this Agreement shall be in writing and either (a) delivered personally; (b) sent by certified mail, return receipt requested; (c) sent by a recognized overnight mail or courier service with delivery receipt required; (d) sent by facsimile transfer and acknowledged by recipient; or
(e) electronic message (receipt confirmed):

          If to Contractor:   Wartsila Finland Oy
                              Tarhaajantie 2
                              FIN-65100 Vaasa
                              Finland
                              Tel.+358 10 709 0000
                              Attention:  Kai Kettu
                              Email:  kai.kettu@wartsila.com

          With a copy to:     Wartsila North America, Inc.
                              16330 Air Center Boulevard
                              Houston, TX 77032
                              United States of America
                              Phone:  +1 281-233-6200
                              Fax:  +1 281-233-6233
                              Attention:  Hugo Teste
                              Email:  hugo.teste@wartsila.com

                              and

          If to Owner:        Seaboard Ship Management, Inc.
                              1551 Sawgrass Corporate Parkway,
                              Suite 200
                              Sunrise, Florida   33323
                              Telephone:  (954) 846-1377
                              Facsimile:  (954) 846-9266
                              Attention:  Narinder Wadhwa
                              Email:  nwadhwa@seaboardship.com

          With a copy to:     Seaboard Corporation
                              9000 West 67th Street
                              Shawnee Mission, Kansas 66201
                              Telephone:  (913) 676-8925

                              Facsimile:  (913) 676-8978
                              Attention:  David Becker
                              Email:
                              david_becker@seaboardcorp.com

          Either Party may change its address or the party to notify by a notice delivered in accordance with this section.

     24.2 Effectiveness of Notices. Notices shall be effective when received by the Party to whom addressed.

                          ARTICLE XXV.

                       DISPUTE RESOLUTION

     25.1 Negotiation of Disputes and Disagreements. The Parties shall negotiate in good faith and attempt to resolve any claim, dispute or controversy arising out of or relating to this Agreement or the breach, termination or validity thereof (a "Dispute"). If the Parties have been unable to settle or agree upon within a period of thirty (30) days after the Dispute arises, either Party may give written notice ("Notice") to the other Party requesting that a senior officer of each Party's management meet at a mutually agreed time and place not later than forty-five (45) days after the non-notifying Party's receipt of such Notice to attempt to resolve such matter. To aid the negotiation by the Parties' senior management, the Project Manager and Owner's Representative shall promptly prepare and exchange memoranda stating the issues in dispute and their positions, summarizing the negotiations which have taken place and attaching relevant documents. Should a resolution of such Dispute not be obtained within sixty (60) Days of the non-notifying Party's receipt of such Notice, then either Party may by notice to the other submit the Dispute to arbitration in accordance with the provisions of Section 25.2. Any of the time periods specified in this Section 25.1 may be extended by mutual agreement of the Parties.

     25.2 Arbitration Resolution.

            25.2.1 Arbitration Rules and Arbitrators. Any claim, dispute or controversy arising out of or relating to this Agreement or the breach thereof which has not been resolved by negotiation or subject to a proceeding in accordance with the procedures set forth in Section 25.1 shall be submitted to binding arbitration under the Rules of Arbitration of the International Chamber of Commerce ("Arbitration Rules") then in effect. The arbitration shall be conducted in English and shall be held in New York City, or such other location as the Parties shall mutually agree. If the amount of any asserted claim or counterclaim does not exceed One Million U.S. Dollars (U.S. $1,000,000), the arbitration shall be conducted before a single arbitrator in accordance with the Arbitration Rules. Otherwise, the arbitration shall be conducted in accordance with the procedures of the Arbitration Rules before a panel of three (3) arbitrators, with each Party selecting one arbitrator and the third arbitrator, who shall be the chairman of the panel, being selected by the two Party-appointed arbitrators. The claimant shall name its arbitrator in the demand for arbitration and the responding Party shall name its arbitrator within ten
(10) days after receipt of the demand for arbitration. The third arbitrator shall be named within ten (10) days after the appointment of the second arbitrator, failing which the third arbitrator shall be appointed in accordance with the Arbitration Rules. Each arbitrator will be qualified by at least ten (10) years experience in construction, engineering, and/or the electric utility industry, and the chairman of the arbitration panel shall have had legal training.

            25.2.2    Award.  The   award   rendered    by    the
arbitration shall be final and judgment thereon may be entered by any court having jurisdiction thereof. The prevailing Party (as determined by the arbitrator(s)) shall be entitled to reimbursement of its expenses, including reasonable attorney's fees, incurred in connection with the arbitration and any judicial enforcement of this arbitration agreement, unless the arbitrator(s) determines that it would be manifestly unfair to honor this agreement of the Parties and determines a different allocation of costs.

            25.2.3    Discovery. The Parties shall be entitled to
engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s).

            25.2.4 Joinder. This agreement to arbitrate is binding upon the Parties, the Guarantor and the successors and permitted assigns of any of them. At either Party's option, any other Person may be joined as an additional party to any arbitration conducted under this Section 25.2; provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. Where such joinder results in more than one claimant or more than one respondent, the arbitrator(s) shall be appointed in accordance with the Arbitration Rules; provided that for the selection of arbitrators under Section 25.2.1, the Contractor
and   the Guarantor shall be considered one party.

     25.3 CONSENT TO JURISDICTION. EACH OF THE PARTIES HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITUATED IN THE COUNTY AND STATE OF NEW YORK FOR PURPOSES OF ANY PROCEEDING DESCRIBED IN SECTION 25.1 OR TO AID IN SUPPORT OF ARBITRATION AND THE ENFORCEMENT OF ANY ARBITRAL AWARD MADE UNDER THE PROVISIONS OF SECTION 25.2. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY DELIVERY OF COPIES OF SUCH PROCESS BY COMMERCIAL COURIER TO IT AT ITS ADDRESS SPECIFIED IN SECTION 24.1 HEREOF OR IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN SUCH ACTION OR PROCEEDING BY DELIVERY OF COPIES OF SUCH PROCESS BY

COMMERCIAL COURIER TO SUCH PARTY  AT  ITS  ADDRESS  SPECIFIED  IN
SECTION 24.1 HEREOF OR IN ANY OTHER MANNER PERMITTED BY LAW.

     25.4 Continuation of Work. Pending final resolution of any Dispute, Owner and Contractor shall continue to fulfill their respective obligations hereunder, but without prejudice to the rights of the Parties under ARTICLE XVI.

                          ARTICLE XXVI.

                     LIMITATION OF LIABILITY

     26.1 Maximum Liability. Contractor's maximum aggregate liability to Owner pursuant to this Agreement whether arising from tort (including negligence or strict liability), breach of contract, breach of warranty, indemnification, or any other cause of action shall be one hundred percent (100%) of the Contract Amount; provided, however, that Contractor's maximum aggregate liability for Liquidated Damages shall be further limited to ten percent (10%) of the Contract Amount. Notwithstanding the foregoing, this Section 26.1 shall not apply to Contractor's warranty and guarantee in Section 14.1 (good title free and clear of liens), or Contractor's indemnification obligations pursuant to Section 19.2 (C) or (D) (indemnification for contractor liens and consensual liens), and Section 19.3 (patent infringement claims).

     26.2 Consequential Damages. Except for Liquidated Damages (if any) [and the proceeds of Builders' Risk insurance], in no event, whether as a result of breach of contract, breach of warranty, tort liability (including negligence or strict liability), or otherwise, and whether arising before or after completion of the Facility, shall Contractor be liable to Owner for special, indirect, or consequential damages of any nature whatsoever, including losses or damages caused by reason of unavailability of the Facility, shutdowns or service interruptions, loss of use, loss of profits or revenue, inventory or use charges, cost of purchased or replacement power, interest charges or cost of capital or claims of Owner's customers. Except to the extent such damages are included in the amounts payable under Section 16.6.2, in no event, whether as a result of breach of contract, breach of warranty, tort liability (including negligence or strict liability), or otherwise, shall Owner be liable to Contractor for special, indirect, or consequential damages of any nature whatsoever, including loss of use, loss of anticipated profits or revenue, or inventory or use charges. Notwithstanding the foregoing, the limitation of liability in this Section 26.2 shall not apply to Contractor's indemnification obligations under this Agreement with respect to claims brought by any third party. For purposes of this Section 26.2, "third party" means any Person other than Contractor or Owner.

     26.3 Releases Valid in All Events. Releases, disclaimers and limitations on liability expressed herein shall apply even in the event of the negligence, strict liability, fault or breach of contract (including other legal bases of responsibility such as fundamental breach) of the Party whose liability is released, disclaimed or limited to the extent provided in such release, disclaimer and limitation.

     26.4 Scope  of  Releases.   All   releases,    waivers,   or
limitations of liability given by Owner in favor of Contractor and expressed in this ARTICLE XXVI shall apply equally to

Contractor, its Affiliates, and the employees, officers, directors and shareholders of each. All releases, waivers, or limitations of liability given by Contractor in favor of Owner and expressed in this ARTICLE XXVI shall apply equally to Owner, the Financing Parties, each of their respective Affiliates and the employees, officers, directors and shareholders of each.

                         ARTICLE XXVII.

                 DRUG AND ALCOHOL-FREE WORKPLACE

     The Parties desire to provide a safe and productive work environment. The Parties believe that the use, possession and/or distribution of illegal/unauthorized drugs and alcohol presents a serious threat to the safety of employees, visitors and others at the Shipyard, Job Site, or other premises owned, leased, or occupied by Owner or its Affiliates. All employees of Contractor or any Subcontractor associated with the Work under this Agreement must agree to:

               (i) While on or entering the Shipyard, Job Site or other premises owned, leased, or occupied by Owner or its Affiliates, search of personal and professional possessions, including: automobiles, trucks, briefcases, lunchboxes, and person for illegal/unauthorized drugs.

              (ii) Drug testing at any time while on the Shipyard, Job Site or other premises owned, leased or occupied by Owner or its Affiliates. Failure to do so or failing any such test shall be grounds for immediate removal from the Shipyard, Job Site or other premises owned, leased, or occupied by Owner or its Affiliates.

             (iii) Failure of any employee to agree and abide by these requirements will be grounds for immediate removal (and Contractor shall promptly remove or to require any Subcontractor to remove such employee) from the Shipyard, Job Site or other premises owned, leased, or occupied by Owner or its Affiliates and from any Work under this Agreement. Notwithstanding the foregoing, Owner shall have no liability and Contractor agrees to release, indemnify, defend and hold harmless the Owner Indemnified Parties from and against any and all Damages (including all attorneys' fees and litigation expenses), which may directly or indirectly arise or result from Contractor or any Subcontractor terminating the employment of or removing from the Work any such employee who fails to meet the foregoing requirements following a request by Owner to have such employee removed from the Work.

                         ARTICLE XXVIII.

                  PROJECT PLANNING AND CONTROL

     28.1 Project Schedule and CPM Schedule.

            28.1.1 Project Schedule. Exhibit 28.1 sets forth the schedule of dates in which Contractor is required to achieve certain stages of completion of the Work, including the Guaranteed Commercial Operation Date, Guaranteed Substantial Completion Date and

Guaranteed   Final Completion  Date   ("Project Schedule").   The
Project Schedule shall  only  be  modified  by Change Order.

            28.1.2 CPM Schedule Submission. On or prior to the Start Date, Contractor shall prepare and submit to Owner for its review and written approval a detailed critical path method schedule for the Project using Microsoft Project ("CPM Schedule"). Owner may issue written comments, proposed changes and/or written approval or disapproval of such CPM Schedule. The CPM Schedule shall, at a minimum, (i) include separate activities for each portion of the Project (including engineering, procurement and construction, along with non-physical activities related to the
Work), (ii) be fully integrated and shall be consistent with the Project Schedule, and (iii) show an uninterrupted critical path from the notice to proceed through Commercial Operation, Substantial Completion and Final Completion. With respect to each activity in the CPM Schedule, the CPM Schedule shall show the activity number, activity description, early start and early finish dates, late start and late finish dates, duration, total float value, and responsible Contractor, Subcontractor or other
parties  (including  Owner).   The  CPM  Schedule shall represent
Contractor's best judgment as to how it shall complete the Work in compliance with the Project Schedule, including the Guaranteed Commercial Operation Date, Guaranteed Substantial Completion
Date   and Guaranteed  Final  Completion Date.  The CPM  Schedule
shall be submitted in hard copy and also in its native electronic format, provided on a computer diskette. Once the CPM Schedule and the required submittals have been reviewed and approved by Owner, this version of the CPM Schedule shall be the baseline CPM Schedule for the Work.

            28.1.3 Progress Updates to CPM Schedule. After approval by Owner of the baseline CPM Schedule, such CPM Schedule shall be managed and updated monthly by Contractor. Each updated CPM Schedule shall meet the requirements of Section 28.1.2, and in addition shall (i) at a minimum, be prepared with the same level of detail as the baseline CPM Schedule, (ii) reflect the Work as actually performed or as forecasted, and (iii) show any other information requested by Owner. Contractor shall submit to Owner current updates to the CPM Schedule on a monthly basis, which shall be submitted with each invoice. Contractor shall promptly correct any errors or inconsistencies in the updates to the CPM Schedule identified to Contractor by Owner and resubmit a corrected update for Owner's review.

            28.1.4 Approval of Baseline CPM Schedule and Updates to CPM Schedule. Owner's approval, or lack of approval, of the baseline CPM Schedule and any review, or lack of review, of the updated CPM Schedule shall not relieve Contractor of any obligations for the performance of the Work, change the Project Schedule, nor shall it be construed to establish the reasonableness of the CPM Schedule. Notwithstanding any approval by Owner of the baseline CPM Schedule or any review of the updated CPM Schedule, Owner shall be entitled to reasonably rely upon the baseline CPM Schedule and any updates to the CPM
Schedule, including reliance that Contractor has developed a comprehensive, reasonable and accurate schedule to complete the Work within the times set forth in the Project Schedule.

     28.2 Progress Reports and Meetings. Contractor and Owner shall conduct meetings at the Job Site or Shipyard (or at another location designated by Owner and reasonably acceptable to Contractor) on a periodic basis (no less frequently than [monthly]) according to a mutually agreed schedule throughout construction of the Facility to thoroughly discuss the progress and status of construction and other matters arising during the prior period. Such meetings shall be attended by Contractor's Project Manager (or his duly authorized representative) and Owner's Representative (or his duly authorized representative), and by such additional representatives of each Party as such Party may desire. Also, on a monthly basis and together with each invoice, Contractor shall provide Owner with a progress report containing the following information with respect to the Work:

          (i) a description of Contractor's and all Subcontractors' activities in performance of the Work and engineering, procurement and construction progress as compared with the baseline CPM Schedule (and, at the request of Owner, an updated CPM Schedule);

         (ii) an identification and evaluation of problems and deficiencies in the Work (including to an evaluation of any factors which are anticipated to have a material effect on the Project Schedule);

        (iii) a description of the Work which has been completed;

         (iv) the status of material, supplies and equipment deliveries;

          (v)  an updated CPM Schedule;

         (vi)  certification  that  all  amounts   due   to   all
               Subcontractors prior to the last of such month have been paid;

        (vii) a detailed description of the Milestones achieved and the Work performed prior to the period covered by such report and the extent to which scheduled payments therefor have been received;

       (viii)  safety  statistics required under Applicable
               Laws  and  Applicable  Codes  and  Standards   and
               quality assurance reports (A) from the manufacturing and fabrication facilities of all Subcontractors and (B) with respect to all construction activity at the Facility Site;

         (ix) such other information as may be requested by Owner and agreed to by Contractor, which agreement shall not be unreasonably withheld;

          (x) a description of anticipated activities in the coming month.

Contractor shall be responsible for ensuring that performance of the Work proceeds in accordance with the CPM Schedule (as updated from time to time) and for coordinating the schedules of all Subcontractors.

     28.3 Project Implementation Plan. Contractor shall, within twenty-one (21) days after receipt of the notice to proceed, deliver to Owner for Owner's review and approval a project implementation plan that provides the guidelines by which the normal working relationships will be conducted between Owner, Owner's Representative and Contractor (the "Project Implementation Plan"). The Project Implementation Plan will contain, among other materials, an organizational chart, correspondence procedures, procedures for the review of drawings (except to the extent already set forth in Section 8.1) and Work progress, and verification procedures to be implemented for Owner with respect to any Work provided on a cost reimbursable basis.

     28.4 Recovery Schedule. If, at any time during the prosection of the work, (i) should any updated CPM Schedule or progress report show that any activity on the critical path of the CPM Schedule is delayed such that any stage of completion under the Project Schedule, including Commercial Operation, will occur thirty (30) or more days after the applicable completion date set forth in the Project Schedule, including the Guaranteed Commercial Operation Date, or should Contractor fail to provide a current updated CPM Schedule in compliance with the requirements of this Agreement and owner reasonably determines that any activity on the critical path is delayed such that any stage of completion under the Project Schedule will occur thirty (30) or more days after the applicable completion date set forth in the Project Schedule and (ii) Contractor or any of its Subcontractors or Sub-subcontractors are responsible for such delay, Owner may, in addition to any other remedies that it may have under this Agreement, require that contractor prepare, at Contractor's cost, a schedule to explain and display how it intends to regain compliance with the Project Schedule ("Recovery Schedule"). within seven (7) days of receipt of a written request from Owner, Contractor shall prepare the Recovery Schedule and submit it to Owner for its review. The Recovery Schedule shall represent Contractor's best judgment as to how it shall regain compliance with the Project Schedule. Contractor shall participate in a conference with Owner, and with any other person whom Owner designates to participate, to review and evaluate the Recovery Schedule. Any revisions necessary as a result of this review shall be resubmitted for review by Owner. In preparing and executing the Recovery Schedule, Contractor shall take all reasonably necessary steps to regain compliance with the Project Schedule, including establishing additional shifts, hiring additional manpower, paying or authorizing overtime, providing additional Construction Equipment, and resequencing activities. The costs incurred by Contractor in executing the Recovery Schedule shall be to Contractor's account. Owner's requirement, review and approval of the Recovery Schedule shall not relieve Contractor of any obligations for performance of the Work, change any dates in the Project Schedule or be construed to establish the reasonableness of the Recovery Schedule. In the event of a Dispute between the parties regarding any entitlement to execution of a Recovery Schedule, either Party shall have the right to refer the Dispute for resolution in accordance with
ARTICLE XXV. Pending resolution of any such Dispute, Contractor shall continue its performance of the work in accordance with this Agreement.

                          ARTICLE XXIX.


                          MISCELLANEOUS

     29.1 Validity and Enforceability. The invalidity or unenforceability of any portion or provision of this Agreement shall not affect the validity or enforceability of any other portion or provision. Any invalid or unenforceable portion or provision shall be deemed severed from this

Agreement, and the balance of the Agreement shall be construed and enforced as if the Agreement did not contain such invalid or unenforceable portion or provision. Notwithstanding the provisions of the preceding sentence, should any term or provision of this Agreement be found invalid by any Governmental Unit having jurisdiction thereof, the Parties shall immediately renegotiate in good faith such term or provision of the Agreement to eliminate such invalidity.

     29.2 Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without reference to its conflict of laws principles (other than New York General Obligations Law Section 5-1401). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the Agreement and shall be disclaimed in and excluded from any Subcontracts entered into by Contractor in connection with the Work or the Project.

     29.3 Waiver.  The waiver of any breach or failure to enforce any of the terms, covenants or conditions of this Agreement shall
not  in   any  way  affect,  limit,  modify  or  waive the future
enforcement of such terms, covenants or conditions.

     29.4 Third-Party   Beneficiaries.  The  provisions  of  this
Agreement  are   intended   for  the  sole  benefit  of Owner and
Contractor, and there are no third-party beneficiaries other than assignees contemplated by the terms herein;

     29.5 Contractor's Employees. Each Party agrees that it shall not, for a period of at least one year from Commercial Operation, employ or attempt to employ any employee on the payroll of the other Party or such Party's Affiliates, without the prior written permission of such Party.

     29.6 Foreign Corrupt Practices Act. Each Party shall, and shall cause each of its Subcontractors and the agents and employees of each of them to, comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. sections 78dd-1 and 2) and all applicable export and re-export control laws and regulations and shall not take any action that could result in either Party or any of its Affiliates becoming subject to any action, penalty or loss of benefits under such Act.

     29.7 Counterparts. This Agreement may be executed in any number of counterparts and by each of the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and the year first above written.

                              SEABOARD CORPORATION,
                              as Owner


                              By:  /s/ Robert L. Steer
                                   Robert L. Steer
                                   Senior Vice President


                              WARTSILA FINLAND OY,
                              as Contractor


                              By:  /s/ Sampo Suvisaari
                                   Sampo Suvisaari
                                   General Manager

                        ADDENDA/EXHIBITS
                               TO
                THE ENGINEERING, PROCUREMENT AND
                      CONSTRUCTION CONTRACT
                  DATED AS OF AUGUST 17, 2010,
               BY AND BETWEEN SEABOARD CORPORATION
                     AND WARTSILA FINLAND OY


Following is a list of the Addenda and Exhibits to the Engineering, Procurement and Construction Contract dated as of August 17, 2010, by and between Seaboard Corporation and Wartsila Finland OY, which is filed with the Securities and Exchange Commission ("SEC"). Seaboard Corporation ("Seaboard") undertakes to provide to the SEC the Addenda and Exhibits, as requested, subject to Seaboard's right to request confidential treatment under the Freedom of Information Act.

          Annex A -          Technical Specification
          Annex A.1 -        Spare Parts List W 18V50DF
          Annex A.2 -        W 50 Hand Tools
          Annex A.3 -        Turbo-charger TPL 76C List of Tools
          Annex A.4 -        ME Service Tools V50DF
          Annex A.5 -        Steam Turbine Spare Parts
          Annex A.6 -        HFO Separator Tools
          Annex A.7 -        Lube Oil Separator Tools
          Annex A.8 -        Emissions Data Sheet
          Annex B -          Scope of Supply List
          Annex C -          List of Preliminary Design Drawings
          Exhibit 2.1.1 -    Facility and Job Site Map
          Exhibit 2.1.5 -    List of Governmental Approvals to be
                             Obtained
          Exhibit 2.7 -      Term  Sheet  of Irrevocable Import  Letter
                             of Credit
          Exhibit 3.11 -     Form   of   Contractor  Performance
                             Guaranty
          Exhibit 3.2.4 -    List of Key Personnel
          Exhibit 6.1.1 -    Milestone Payment Schedule
          Exhibit 6.1.2(A) - Form of Invoice
          Exhibit 6.1.2(B) - Form   of   Milestone   Completion
                             Certificate
          Exhibit 6.1.2(C) - Form  of  Contractor's  Intermediate
                             "Lien and Claim Waiver" Certificate
          Exhibit 6.1.2(D) - Form of Subcontractor's Intermediate
                             "Lien and Claim Waiver" Certificate
          Exhibit 6.1.4(A) - Form of Contractor's Final "Lien and
                             Claim Waiver" Certificate
          Exhibit 6.1.4(B) - Form of Subcontractor's Final  "Lien
                             and Claim Waiver" Certificate
          Exhibit 10.2 -     Performance Test Guidelines
          Exhibit 10.4.2 -   Form   of  Mechanical  Completion
                             Certificate

          Exhibit 10.5.4 -   Form of Performance Test Completion
                             Certificate
          Exhibit 10.6.2 -   Form   of  Commercial   Operation
                             Certificate
          Exhibit 10.8.2 -   Form  of  Substantial  Completion
                             Certificate
          Exhibit 10.10.2 -  Form of Final Completion Certificate
          Exhibit 11.1(A)    Form of Unilateral Change Order
          Exhibit 11.1(B)    Form of Mutual Change Order
          Exhibit 12.1       Approved Subcontractors
          Exhibit 13 -       Form of Warranty Bond
          Exhibit 14.1 -     Form of Bill of Sale
          Exhibit 16.6.2 -   Termination Payment Schedule
          Exhibit 18.1 -     Contractor Furnished Insurance
          Exhibit 28.1 -     Project Schedule